EXECUTION

RECONSTITUTION AGREEMENT

This is a Reconstitution Agreement (this “Reconstitution Agreement”) made as of September 1, 2007, among Greenwich Capital Financial Products, Inc. (the “Assignor”), Greenwich Capital Acceptance, Inc. (“GCA” or the “Depositor”), Deutsche Bank National Trust Company, not individually but solely as trustee for the holders of the HarborView Mortgage Loan Trust, Mortgage Loan Pass-Through Certificates, Series 2007-7 (the “Trust Fund”) created pursuant to the Pooling and Servicing Agreement (defined below) (the “Assignee”) and Residential Funding Company, LLC (the “Company”) and acknowledged by Wells Fargo Bank, N.A., as master servicer (in such capacity, the “Master Servicer”) and as securities administrator (in such capacity, the “Securities Administrator”).

In consideration of the mutual promises contained herein the parties hereto agree that the residential mortgage loans (the “Assigned Loans”) listed on Exhibit A annexed hereto (the “Assigned Loan Schedule”) conveyed by Luminent Mortgage Capital, Inc. (“Luminent”), Maia Mortgage Finance Statutory Trust (“Maia”) and Mercury Mortgage Finance Statutory Trust (“Mercury” and together with Luminent and Maia, the “Luminent Parties”) to the Assignor pursuant to pursuant to an assignment and assumption agreement dated as of August 8, 2007 (the “Assignment and Assumption Agreement”) and now serviced by the Company for Assignor and its successors and assigns pursuant to the Standard Terms and Provisions of Sale and Servicing Agreement, dated as of March 30, 2006, by and among Residential Funding Corporation, successor to the Company and the Luminent Parties (the “Sale and Servicing Agreement”) shall be subject to the terms of this Reconstitution Agreement. Capitalized terms used herein but not defined shall have the meanings ascribed to them in the Sale and Servicing Agreement.

ASSIGNMENT AND ASSUMPTION

Except as expressly provided for herein, the Assignor hereby grants, transfers and assigns to the Depositor pursuant to the Mortgage Loan Purchase Agreement (as defined herein) and the Depositor hereby grants, transfers and assigns to the Assignee pursuant to the Pooling and Servicing Agreement (as defined herein) all of its right, title and interest as in, to and under (a) the Assigned Loans and (b) the Sale and Servicing Agreement with respect to the Assigned Loans including, without limitation, Article VIII thereof; provided, however, that the Assignor is not assigning to the Depositor or the Assignee any of its right, title or interest, in, to and under the Sale and Servicing Agreement with respect to any mortgage loan other than the Assigned Loans listed on Exhibit A. The Company hereby acknowledges that each such assignment will constitute a valid assignment of the rights of the Assignor under the Sale and Servicing Agreement to the Depositor and from the Depositor to the Assignee. Notwithstanding anything to the contrary contained herein, the Assignor specifically reserves and does not assign to the Depositor or the Assignee any right, title and interest in, to or under the representations and warranties contained in Section 2.04 of the Sale and Servicing Agreement and the Assignor is retaining the right to enforce the representations and warranties set forth in those sections against the Company. Except as is otherwise expressly provided herein, the Assignor makes no representations, warranties or covenants to the Assignee and the Assignee acknowledges that the Assignor has no obligations to the Assignee under the terms of the Sale and Servicing Agreement or otherwise relating to the transaction contemplated herein (including, but not limited to, any obligation to indemnify the Assignee).

REPRESENTATIONS, WARRANTIES AND COVENANTS

(1)  Assignor warrants and represents to the Depositor, Assignee and Company as of the date hereof:

(a)  Attached hereto as Exhibit B are true and accurate copies of the Sale and Servicing Agreement which agreement are in full force and effect as of the date hereof and the provisions of which have not been waived, amended or modified in any respect, nor has any notice of termination been given thereunder;

(b)  Assignor is the lawful owner of the Assigned Loans with full right to transfer the Assigned Loans and any and all of its interests, rights and obligations under the Sale and Servicing Agreement as they relate to the Assigned Loans, free and clear from any and all claims and encumbrances; and upon the transfer of the Assigned Loans to (i) the Depositor as contemplated herein and in the mortgage loan purchase agreement dated as of September 1, 2007 (the “Mortgage Loan Purchase Agreement”) between the Assignor and the Depositor and (ii) the Assignee as contemplated herein and in the pooling and servicing agreement dated as of September 1, 2007 (the “Pooling and Servicing Agreement”), among the Assignor, as seller, the Depositor, the Master Servicer, in its capacity as such and as Securities Administrator, the Assignee, in its capacity as trustee and as custodian and Clayton Fixed Income Services Inc., as credit risk manager, Assignee shall have good title to each and every Assigned Loan, as well as any and all of Assignee’s interests, rights and obligations under the Sale and Servicing Agreement as they relate to the Assigned Loans, free and clear of any and all liens, claims and encumbrances;

(c)  Assignor has no knowledge of, and has not received notice of, any waivers under, or any modification of, any Assigned Loan;

(d)  Assignor is duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, and has all requisite power and authority to acquire, own and sell the Assigned Loans;

(e)  Assignor has full corporate power and authority to execute, deliver and perform its obligations under this Reconstitution Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Reconstitution Agreement is in the ordinary course of Assignor’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignor’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignor is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignor or its property is subject. The execution, delivery and performance by Assignor of this Reconstitution Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on the part of Assignor. This Reconstitution Agreement has been duly executed and delivered by Assignor and, upon the due authorization, execution and delivery by Assignee and Company, will constitute the valid and legally binding obligation of Assignor enforceable against Assignor in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(f)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignor in connection with the execution, delivery or performance by Assignor of this Reconstitution Agreement, or the consummation by it of the transactions contemplated hereby;

(g)  Neither Assignor nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Assigned Loans or any interest in the Assigned Loans, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Assigned Loans, or any interest in the Assigned Loans or otherwise approached or negotiated with respect to the Assigned Loans, or any interest in the Assigned Loans with any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Assigned Loans under the Securities Act of 1933, as amended (the “1933 Act”) or which would render the disposition of the Assigned Loans a violation of Section 5 of the 1933 Act or require registration pursuant thereto; and

(h)  There is no action, suit, proceeding, investigation or litigation pending or, to Assignor’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignor, would adversely affect Assignor’s execution or delivery of, or the enforceability of, this Reconstitution Agreement, or the Assignor’s ability to perform its obligations under this Reconstitution Agreement.

(2)  Assignee warrants and represents to, and covenants with, Assignor, the Depositor and Company as of the date hereof:

(a)  Assignee is duly organized, validly existing and in good standing under the laws of the jurisdiction of its organization and has all requisite power and authority to hold the Assigned Loans as trustee on behalf of the holders of the HarborView Mortgage Loan Trust, Mortgage Loan Pass-Through Certificates, Series 2007-7;

(b)  Assignee has full corporate power and authority to execute, deliver and perform its obligations under this Reconstitution Agreement, and to consummate the transactions set forth herein. The consummation of the transactions contemplated by this Reconstitution Agreement is in the ordinary course of Assignee’s business and will not conflict with, or result in a breach of, any of the terms, conditions or provisions of Assignee’s charter or by-laws or any legal restriction, or any material agreement or instrument to which Assignee is now a party or by which it is bound, or result in the violation of any law, rule, regulation, order, judgment or decree to which Assignee or its property is subject. The execution, delivery and performance by Assignee of this Reconstitution Agreement and the consummation by it of the transactions contemplated hereby, have been duly authorized by all necessary corporate action on part of Assignee. This Reconstitution Agreement has been duly executed and delivered by Assignee and, upon the due authorization, execution and delivery by Assignor and Company, will constitute the valid and legally binding obligation of Assignee enforceable against Assignee in accordance with its terms except as enforceability may be limited by bankruptcy, reorganization, insolvency, moratorium or other similar laws now or hereafter in effect relating to creditors’ rights generally, and by general principles of equity regardless of whether enforceability is considered in a proceeding in equity or at law;

(c)  No consent, approval, order or authorization of, or declaration, filing or registration with, any governmental entity is required to be obtained or made by Assignee in connection with the execution, delivery or performance by Assignee of this Reconstitution Agreement, or the consummation by it of the transactions contemplated hereby;

(d)  There is no action, suit, proceeding, investigation or litigation pending or, to Assignee’s knowledge, threatened, which either in any instance or in the aggregate, if determined adversely to Assignee, would adversely affect Assignee’s execution or delivery of, or the enforceability of, this Reconstitution Agreement, or the Assignee’s ability to perform its obligations under this Reconstitution Agreement; and

(e)  Assignee assumes for the benefit of each of the Assignor and the Company all of the rights of the Owner under the Sale and Servicing Agreement with respect to the Assigned Loans.

(3)  The Company warrants and represents to, and covenant with, Assignor, the Depositor and Assignee as of the date hereof:

(a)  The Company is a limited liability company duly organized, validly existing and in good standing under the laws governing its creation and existence , and has all requisite power and authority to service the Assigned Loans and otherwise to perform its obligations under the Sale and Servicing Agreement;

(b)  This Reconstitution Agreement, assuming due authorization, execution and delivery by the Assignor and Assignee, constitutes a valid, legal and binding obligation of the Company, enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors’ rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

(c)  The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition (financial or other) or operations of the Company or its properties or might have consequences that would materially adversely affect its performance hereunder; and

(d)  No litigation is pending or, to the best of the Company’s knowledge, threatened against the Company which would prohibit its entering into this Agreement or performing its obligations under this Agreement.

(e)  The representations and warranties of the Company set forth in Section 2.04 of the Sale and Servicing Agreement with respect to the Assigned Loans as of the date that such representations and warranties were given by the Company to the Initial Owner were true and correct in all material respects.

(f)  The representations and warranties of the Company set forth in Section 2.07 of the Sale and Servicing Agreement are true and correct in all material respects as of the date hereof.

(4)  Assignor hereby agrees to indemnify and hold the Assignee (and its successors and assigns) harmless against any and all claims, losses, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that Assignee (and its successors and assigns) may sustain in any way related to any breach of the representations or warranties of Assignor set forth in this Reconstitution Agreement or the breach of any covenant or condition contained herein.

RECOGNITION OF ASSIGNEE

(5)  From and after the date hereof, Company shall recognize Assignee as owner of the Assigned Loans, and acknowledges that the Assigned Loans are intended to be part of a REMIC or multiple REMICs, and will service the Assigned Loans in accordance with the Sale and Servicing Agreement (as modified by this Reconstitution Agreement) but in no event in a manner that would (i) cause any such intended REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any such intended REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of Assignor, Depositor, Company and Assignee that this Reconstitution Agreement shall be binding upon and for the benefit of the respective successors and assigns of the parties hereto. Neither Company nor Assignor shall amend or agree to amend, modify, waive, or otherwise alter any of the terms or provisions of the Sale and Servicing Agreement which amendment, modification, waiver or other alteration would in any way affect the Assigned Loans without the prior written consent of Assignee.

(6)  Notwithstanding any term hereof to the contrary, it is expressly understood and agreed by the parties hereto that (a) the execution and delivery of this Reconstitution Agreement by the Assignee is solely in its capacity as trustee (the “Trustee”) for HarborView Mortgage Loan Trust 2007-7 pursuant to the Pooling and Servicing Agreement, (b) each of the representations, undertakings and agreement herein made on behalf of HarborView Mortgage Loan Trust 2007-7 (the “Trust”) is made and intended not as personal representations, undertakings and agreement of the Trustee but is made and intended for the purpose of binding only the Trust and (c) under no circumstances shall the Trustee be personally liable for the payment of any indebtedness or expenses of the Assignee or the Trust or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Assignee, the Assignor or the Trust under this Reconstitution Agreement or made or undertaken by the Assignee, the Assignor or the Trust under the Sale and Servicing Agreement or the Pooling and Servicing Agreement. Any recourse against the Assignee in respect of any obligations it may have under or pursuant to the terms of this Reconstitution Agreement shall be limited solely to the assets it may hold as trustee for the Trust.

MODIFICATION OF SALE AND SERVICING AGREEMENT

(7)  The Sale and Servicing Agreement will be amended with respect to the Assigned Loans as follows:

(a)  The definition of “Business Day” in Section 1.01 is hereby amended in its entirety to read as follows:

Business Day: Any day other than a Saturday or Sunday, or a day on which banks and savings and loan institutions in the State of California, the State of Maryland, the State of Minnesota or the State of New York are authorized or obligated by law or executive order to be closed.

(b)  A new definition of “Eligible Account” is hereby added to Section 1.01 immediately following the definition of “Due Period” to be as defined in the Pooling and Servicing Agreement.

(c)  The definition of “Mortgage Interest Rate” in Section 1.01 is hereby amended by adding the phrase “in each case, net of any Relief Act Reduction” to the end of such definition.

(d)  The definition of “Opinion of Counsel” in Section 1.01 is hereby amended in its entirety to read as follows:

Opinion of Counsel: A written opinion of counsel, who may be an employee of the Company, that is reasonably acceptable to the Trustee and the Master Servicer provided that any Opinion of Counsel relating to (a) qualification of the Mortgage Loans in a REMIC or (b) compliance with the REMIC Provisions, must be an opinion of counsel reasonably acceptable to the Trustee, the Master Servicer and the Depositor who (i) is in fact independent of the Company, (ii) does not have any material direct or indirect financial interest in the Company or in any affiliate of any such entity and (iii) is not connected with RFC as an officer, employee, director or person performing similar functions.

(e)  The definition of “Permitted Instrument” in Section 1.01 is hereby amended in its entirety to read as follows:

Permitted Instrument: Any one or more of the following obligations or securities acquired at a purchase price of not greater than par, regardless of whether issued or managed by the Depositor, the Master Servicer, the Trustee or any of their respective Affiliates or for which an Affiliate of the Trustee or the Master Servicer serves as an advisor:

(i) direct obligations of, or obligations fully guaranteed as to timely payment of principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

(ii) such depository institution or trust company or its ultimate parent has a short-term uninsured debt rating in one of the two highest available rating categories of each Rating Agency;

(iii) repurchase obligations with respect to any security described in clause (i) above and entered into with a depository institution or trust company (acting as principal) rated A or higher by each Rating Agency;

(iv) securities bearing interest or sold at a discount that are issued by any corporation incorporated under the laws of the United States of America, the District of Columbia or any State thereof and that are rated by each Rating Agency in its highest long term unsecured rating categories at the time of such investment or contractual commitment providing for such investment;

(v) commercial paper (including both non interest bearing discount obligations and interest bearing obligations) that is rated by each Rating Agency in its highest short term unsecured debt rating available at the time of such investment;

(vi) units of money market funds (which may be 12b-1 funds, as contemplated by the Commission under the Investment Company Act of 1940) registered under the Investment Company Act of 1940 including funds managed or advised by the Trustee, the Master Servicer or an Affiliate thereof having the highest applicable rating from each Rating Agency; and

(vii) if previously confirmed in writing to the Trustee, any other demand, money market or time deposit, or any other obligation, security or investment, as may be acceptable to each Rating Agency in writing as a permitted investment of funds backing securities having ratings equivalent to its highest initial ratings of the Senior Certificates;

provided, however, that no instrument described hereunder shall evidence either the right to receive (a) only interest with respect to the obligations underlying such instrument or (b) both principal and interest payments derived from obligations underlying such instrument and the interest and principal payments with respect to such instrument provide a yield to maturity at par greater than 120% of the yield to maturity at par of the underlying obligations.

(f)  The definition of “Rating Agency” in Section 1.01 is hereby amended in its entirety to read as follows:

Rating Agency: Any nationally recognized statistical rating agency rating the securities issued in a mortgage securitization as a result of a Securitization Transaction.

(g)  Section 2.01 (Conveyance of Mortgage Loans; Possession of Mortgage Files.) is hereby amended by inserting a new clause (e) as follows:

(e)
The Company hereby agrees that within 15 Business Days after request by the Trustee or the Depositor therefor, it shall provide copies of the Mortgage File and the Servicing File to the Trustee or Depositor, as applicable, or shall permit inspection thereof at the Company's offices or such other location as shall otherwise be agreed upon by the Trustee or the Depositor, as applicable. Either the Mortgage File or the Servicing File shall be required to include, without limitation, the related borrower payment history, collection screens and payoff amounts. The party requesting such files or examination shall pay any costs and expenses of the Company incurred in connection with the provision or examination of any such Mortgage File and Servicing File requested pursuant to this Section 2.01(d). In addition, the Company and the requesting party shall enter into a confidentiality agreement with respect to such Mortgage Files and Servicing Files with mutually acceptable terms and conditions.

(h)  Section 3.01 (Company to Act as Servicer) is hereby amended by adding the following to the end of the first sentence:

provided, however, that the Seller shall not knowingly or intentionally take any action, or fail to take (or fail to cause to be taken) any action reasonably within its control and the scope of duties more specifically set forth herein, that, under the REMIC Provisions, if taken or not taken, as the case may be, would cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon the Trust Fund (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code) unless the Trustee and the Master Servicer have received an Opinion of Counsel (at the expense of the Seller reimbursable from funds in the Custodial Account) to the effect that the contemplated action will not cause any REMIC created under the Pooling and Servicing Agreement to fail to qualify as a REMIC or result in the imposition of a tax upon any such REMIC created thereunder.

(i)  Section 3.01 (Company to Act as Servicer) is hereby further amended by adding the following new paragraph at the end thereof:

Consistent with the terms of this Agreement, the Company may also waive, modify or vary any term of any Mortgage Loan or consent to the postponement of strict compliance with any such term or in any manner grant indulgence to any Mortgagor if in the Company’s good faith determination such waiver, modification, postponement or indulgence is not materially adverse to the interests of the Owner (taking into account any estimated loss that might result absent such action), provided, however, that the Company may not modify materially or permit any Subservicer to modify any Mortgage Loan, including without limitation any modification that would change the Mortgage Rate, forgive the payment of any principal or interest (unless in connection with the liquidation of the related Mortgage Loan or except in connection with prepayments to the extent that such reamortization is not inconsistent with the terms of the Mortgage Loan), capitalize any amounts owing on the Mortgage Loan by adding such amount to the outstanding principal balance of the Mortgage Loan or extend the final maturity date of such Mortgage Loan, unless such Mortgage Loan is in default or, in the judgment of the Company, such default is reasonably foreseeable; and provided, further, that (1) no such modification shall reduce the interest rate on a Mortgage Loan below one-half of the Mortgage Rate as in effect on the Cut-off Date, and in no event less than the sum of the rates at which the Servicing Fee and the Subservicing Fee with respect to such Mortgage Loan accrues plus the rate at which the premium paid to the Certificate Insurer, if any, accrues and (2) the final maturity date for any Mortgage Loan shall not be extended later than the scheduled maturity date of the latest-maturing mortgage loan in the Trust Fund.

(j)  Section 3.04 (Principal and Interest Accounts) is hereby amended by adding the following to the end of the second sentence:

The principal and interest accounts shall be Eligible Accounts.

(k)  Section 3.05 (Escrow Accounts) is hereby amended by adding the following to the end of the first sentence:

The Escrow Accounts shall be Eligible Accounts.

(l)  Section 3.04 (Custodial Account) is hereby amended by adding the following to the end of the second sentence:

The Custodial Account shall be an Eligible Account.

(m)  Section 3.08 (Permitted Instruments) is hereby amended by deleting the last sentence thereof, including clauses (i) through (vi).

(n)  Section 4.02 (Statements to the Owner) is hereby amended in its entirety to read as follows:

Statements to the Master Servicer. Not later than the fifteenth calendar day of each month (or, if such 15th day is not a Business Day, the immediately following Business Day) the Company shall furnish to the Master Servicer in electronic format a statement providing loan level accounting data, defaulted loan data and realized loss and gain data for the period ending on the last Business Day of the preceding month in the format attached as Exhibit J. With respect to realized loss and gain reporting, to the extent that all backup material and calculations are provided to the Master Servicer in accordance with the requirements of Exhibit J, the Master Servicer shall pass any such reported losses to the Trust.  The Servicer shall cooperate with the Master Servicer to resolve any discrepancies, issues or incomplete reporting items within 60 days of the initial reporting of such gain or loss.

(o)  Section 5.03 (Company Resignation; Assignment of Agreement) is hereby amended as follows:

(i)	by replacing each reference to “the Owner” in the first sentence thereof with “the Depositor, the Trustee, the Master Servicer and each Rating Agency” and

(ii)	by replacing each other reference to “the Owner” in such section with “the Master Servicer.”

(p)  Section 6.01 (Events of Default of the Company) is hereby amended as follows:

(i)	by replacing each reference to “the Owner” with “the Master Servicer;” and

(ii)by amending subclause (ii) to add the phrase “(other than in Exhibit H)” after the words “contained in this Agreement.”

(q)  Subsection 6.02 (Waiver of Defaults) is hereby amended by replacing the reference to “Owner” with “Master Servicer.”

(r)  Section 7.01 (Termination) is hereby amended in its entirety to read as follows:

Section 7.01. Termination

The respective obligations and responsibilities of the Company shall terminate upon the: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan or the disposition of all REO Property and the remittance of all funds due hereunder; (ii) in accordance with Section 6.01 or (iii) in accordance with Section 5.04.

(s)  Section 8.01 (Successor to the Company) is hereby amended by adding the following new sentence immediately after the first sentence of the first paragraph to read as follows:

Any Successor Servicer shall be a FHLMC- or FNMA-approved servicer and shall be subject to the approval of each Rating Agency, as evidenced by a letter from each such Rating Agency delivered to the Trustee and the Master Servicer that the transfer of servicing will not result in a qualification, withdrawal or downgrade of the then-current rating of any of the Certificates. In connection with the appointment of a Successor Servicer, the Owner may make such arrangements for the compensation of such successor out of payments on the Mortgage Loans as it and such successor shall agree; provided, however, that no such compensation shall be in excess of that permitted the Company under this Agreement.

(t)  Section 8.02 (Entire Agreement; Amendment) is hereby amended to read as follows:

SECTION 8.02. Entire Agreement; Amendment. This Agreement may be amended only by written agreement signed by the Company, the Depositor, the Master Servicer and the Trustee.

(u)  A new Section 8.09 (Intended Third Party Beneficiary) is hereby added to the Servicing Agreement to read as follows:

SECTION 8.09. Intended Third Party Beneficiaries. Notwithstanding any provision herein to the contrary, the parties to this Agreement agree that it is appropriate, in furtherance of the intent of such parties as set forth herein, that the Trustee, the Master Servicer and the Depositor each receive the benefit of the provisions of this Agreement as they relate to Regulation AB as an intended third party beneficiary of this Agreement to the extent of such provisions. The Company shall have the same obligations in respect of Regulation AB to the Trustee, the Master Servicer and the Depositor as if the Trustee, the Master Servicer and the Depositor were each a party to this Agreement, and the Trustee, the Master Servicer and the Depositor each shall have the same rights and remedies to enforce the provisions of this Agreement with respect to Regulation AB as if it were a party to this Agreement. The Company shall only take directions from the Master Servicer (if direction by the Master Servicer is required under this Agreement) unless otherwise directed by this Agreement. Notwithstanding the foregoing, all rights and obligations of the Trustee, the Master Servicer and the Depositor hereunder (other than the right to indemnification and the indemnification obligations, as applicable) shall terminate upon termination of the Trust Fund pursuant to the Pooling and Servicing Agreement.

(u)  Exhibit (H) (“Regulation AB Compliance Addendum) Section 2.03(c) (“Information to Be Provided by the Company”) is hereby amended as follows:

(i) by deleting “and” in subsection (G);

(ii) by deleting “.” in subsection (H) and adding “;” following “experience”;

(iii) by adding new subsections (I) and (J), to read as follows:

(I) a description of any material legal or governmental proceedings pending (or known to be contemplated) against the Servicer; and

(J) a description of any affiliation or relationship between the Servicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Servicer by the Purchaser or any Depositor in writing in advance of such Securitization Transaction:

(1) the sponsor;
(2) the depositor;
(3) the issuing entity;

(4) any servicer;
(5) any trustee;
(6) any originator;
(7) any significant obligor;
(8) any enhancement or support provider; and
(9) any other material transaction party.

(v) A new Exhibit J is hereby added to this Agreement in the form of Exhibit C hereto.

MISCELLANEOUS

(8)  All demands, notices and communications related to the Assigned Loans, the Sale and Servicing Agreement and this Reconstitution Agreement shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, as follows:

In the case of Company:

Residential Funding Company, LLC
8400 Normandale Lake Boulevard, Suite 250
Minneapolis, Minnesota 55437
Attention: Office of the President

With a copy to:

Residential Funding Company, LLC
2255 N. Ontario Street, Suite 400
Burbank, California 91504
Attention: Bond Administration Manager

In the case of Assignor:

Greenwich Capital Financial Products, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Legal Department (HarborView 2007-7)
Telephone: (203) 625-6072
Facsimile: (203) 618-2163

In the case of Depositor:

Greenwich Capital Acceptance, Inc.
600 Steamboat Road
Greenwich, Connecticut 06830
Attention: Legal Department (HarborView 2007-7)
Telephone: (203) 625-6072
Facsimile: (203) 618-2163

In the case of Assignee:

Deutsche Bank National Trust Company
1761 East St. Andrew Place
Santa Ana, California 92705
Attention: HarborView 2007-7
Telephone: (714) 247-6000
Facsimile: (714) 247-6478

In the case of Master Servicer and Securities Administrator:

Wells Fargo Bank, N.A.
P.O. Box 98
Columbia, Maryland 21046
Attention: Client Service Manager, HarborView 2007-7

(or, in the case of overnight deliveries,
9062 Old Annapolis Road
Columbia, Maryland 21045)
Attention: Client Service Manager, HarborView 2007-7
Telephone: (410) 884-2000
Facsimile: (410) 715-2380

(9)  The Company hereby acknowledges that Wells Fargo Bank, N.A. has been appointed as the master servicer of the Assigned Loans pursuant to the Pooling and Servicing Agreement and therefor has the right to enforce all obligations of the Company, as they relate to the Assigned Loans, under the Sale and Servicing Agreement. Such right will include, without limitation, the right to terminate the Company under the Sale and Servicing Agreement upon the occurrence of an event of default thereunder, the right to receive all remittances required to be made by the Company under the Sale and Servicing Agreement, the right to receive all monthly reports and other data required to be delivered by the Company under the Sale and Servicing Agreement, the right to examine the books and records of the Company and the right to exercise certain rights of consent and approval relating to actions taken by the Company. The Company shall make all distributions under the Sale and Servicing Agreement, as they relate to the Assigned Loans, to the Master Servicer by wire transfer of immediately available funds to:

Wells Fargo Bank, N.A.
ABA# 121-000-248
Account Name: SAS CLEARING
Account # 3970771416
FFC to: HarborView 2007-7, Account # 53181500

and the Company shall deliver all reports required to be delivered under the Sale and Servicing Agreement, as they relate to the Assigned Loans, to the Assignee and the Master Servicer at the respective addresses set forth in Section 8 herein.

(10)  The Assignor will pay the reasonable fees and expenses of the Company in connection with the negotiations for, documenting of and closing of the transactions contemplated by this Reconstitution Agreement.

(11)  THIS RECONSTITUTION AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

(12)  No term or provision of this Reconstitution Agreement may be waived or modified unless such waiver or modification is in writing and signed by the party against whom such waiver or modification is sought to be enforced.

(13)  This Reconstitution Agreement shall inure to the benefit of the successors and permitted assigns of the parties hereto. The Assignee may only transfer its rights under this Reconstitution Agreement to subsequent purchasers of the Assigned Loans. Any entity into which Assignor, Assignee or Company may be merged or consolidated shall, without the requirement for any further writing, be deemed Assignor, Assignee or Company, respectively, hereunder.

(14)  This Reconstitution Agreement shall survive the conveyance of the Assigned Loans, the assignment of the Sale and Servicing Agreement to the extent of the Assigned Loans by Assignor to Assignee and the termination of the Sale and Servicing Agreement.

(15)  This Reconstitution Agreement may be executed simultaneously in any number of counterparts. Each counterpart shall be deemed to be an original and all such counterparts shall constitute one and the same instrument.

(16)  In the event that any provision of this Reconstitution Agreement conflicts with any provision of the Sale and Servicing Agreement with respect to the Assigned Loans, the terms of this Reconstitution Agreement shall control.

(17)  EACH PARTY TO THIS RECONSTITUTION AGREEMENT KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY OF ANY DISPUTE ARISING UNDER OR RELATING TO THIS RECONSTITUTION AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY. THIS PROVISION IS A MATERIAL INDUCEMENT FOR EACH PARTY TO ENTER INTO THIS AGREEMENT.

(18)  The Trustee Shall have no obligations or duties under this Agreement except as expressly set forth herein. No implied duties on the part of the Trustee shall be read into this Agreement. Nothing herein shall be construed to be an assumption by the Trustee of any duties or obligations of any party to this Agreement or each Servicing Agreement, the duties of the Trustee being solely those set forth in the Pooling and Servicing Agreement. The Trustee is entering into this Agreement solely in its capacity as Trustee under the Pooling and Servicing Agreement and not individually, and there shall be no recourse against the Trustee in its individual capacity hereunder or for the payment of any obligations of the Trust or the Trust Fund.

IN WITNESS WHEREOF, the parties hereto have executed this Reconstitution Agreement as of the day and year first above written.

GREENWICH CAPITAL FINANCIAL PRODUCTS, INC., Assignor

By:	/s/ Ara Balabanian
Name: Ara Balabanian
Title: Vice President

GREENWICH CAPITAL ACCEPTANCE, INC., Depositor

By:	/s/ Ara Balabanian
Name: Ara Balabanian
Title: Vice President

RESIDENTIAL FUNDING COMPANY, LLC, Company

By:	/s/ Heather Anderson
Name: Heather Anderson
Title: Associate

Acknowledged and Agreed:

WELLS FARGO BANK, N.A., as Master

Servicer and Securities Administrator

By:  /s/ Graham M. Oglesby

Name: Graham M. Oglesby
Title: Vice President

DEUTSCHE BANK NATIONAL TRUST
COMPANY, not in its individual capacity,
but solely as Trustee,

By: /s/ Hang Luu

 Name: Hang Luu
Title: Authorized Signer

EXHIBIT A

ASSIGNED LOAN SCHEDULE

A-1

EXHIBIT B

SALE AND SERVICING AGREEMENT

B-1

                                                               EXECUTION VERSION

================================================================================

                        RESIDENTIAL FUNDING CORPORATION,
                                  THE COMPANY,

                                       AND

                        LUMINENT MORTGAGE CAPITAL, INC.,
                  MERCURY MORTGAGE FINANCE STATUTORY TRUST AND
                      MAIA MORTGAGE FINANCE STATUTORY TRUST
                               THE INITIAL OWNERS

                        STANDARD TERMS AND PROVISIONS OF
                          SALE AND SERVICING AGREEMENT

                           DATED AS OF MARCH 30, 2006

                         ADJUSTABLE RATE MORTGAGE LOANS

================================================================================

                                TABLE OF CONTENTS

                                                                            PAGE
                                                                            ----

   Section 2.01.   Conveyance of Mortgage Loans; Possession of Mortgage

   Section 2.05.   Representations, Warranties and Covenants of the
                   Initial Owners........................................    26
   Section 2.06.   Protection of Confidential Information and Consumer

   Section 3.03.   Collection of Certain Mortgage Loan Payments and

   Section 3.10.   Maintenance of Hazard Insurance and Errors and

                                        i

                                TABLE OF CONTENTS
                                   (continued)

                                                                            PAGE
                                                                            ----
ARTICLE IV    PAYMENTS TO THE OWNERS.....................................    43

   Section 4.01.   Distributions.........................................    43
   Section 4.02.   Statements to the Owners..............................    43
   Section 4.03.   Distribution Reports; Monthly Advances by the

                                       ii

                                       iii

STANDARD TERMS AND PROVISIONS OF SALE AND SERVICING AGREEMENT

          This is a STANDARD TERMS AND PROVISIONS OF SALE AND SERVICING
AGREEMENT for adjustable rate mortgage loans, dated and effective as of March
30, 2006, by and between RESIDENTIAL FUNDING CORPORATION, as seller and master servicer (the "Company") and Luminent Mortgage Capital, Inc., Mercury Mortgage
Finance Statutory Trust and Maia Mortgage Finance Statutory Trust, as the
initial owner (the "Initial Owners"), together with all amendments hereof and supplements hereto (as it pertains to the Mortgage Pool and as incorporated by reference in and made a part of a Reference Agreement (as defined below), this
"Agreement").

                              PRELIMINARY STATEMENT

          The Initial Owners have agreed to purchase from time to time from the
Company and the Company has agreed to sell to the Initial Owners, on a servicing retained basis and without recourse, pools of adjustable rate Mortgage Loans.
Each pool of Mortgage Loans will have the characteristics set forth herein and in a reference agreement, which shall be in the form attached hereto as Exhibit
A (each, a "Reference Agreement"). The sale of the Mortgage Loans in each
Mortgage Pool will be governed by the applicable Reference Agreement together with this Agreement, which will be incorporated by reference into and made a part of such Reference Agreement.

          In consideration of the premises and the mutual agreements hereinafter set forth, and intending to be legally bound, each Initial Owner and the Company agree hereby as follows:

                                    ARTICLE I

                                   DEFINITIONS

          SECTION 1.01. DEFINITIONS. Whenever used in this Agreement, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          Accrued Interest: With respect to each Remittance Date, one month's interest accrued at the then applicable Pass-Through Rate on the aggregate
Principal Balance of the Mortgage Loans in the Mortgage Pool as of the close of business on the immediately preceding Remittance Date (or in the case of the first Remittance Date, the applicable Cut-off Date). Accrued Interest will be calculated on the basis of a 360-day year consisting of twelve 30-day months. In each case Accrued Interest will be adjusted in accordance with Section 1.02.

          Acquisition Date: As defined in Section 3.15.

          Adjustment Date: As to each Mortgage Loan, each date set forth in the related Mortgage Note on which an adjustment to the interest rate on such
Mortgage Loan becomes effective.

          Agency: Fannie Mae and/or Freddie Mac.

          Appraised Value: With respect to any Mortgaged Property, generally, the lesser of (a) the appraised value of such Mortgaged Property based on an appraisal made at the time of the origination or modification of the related
Mortgage Loan by an appraiser who met the minimum requirements of Fannie Mae and
Freddie Mac and (b) the sales price of the Mortgaged Property at such time of origination; except in the case of a Mortgaged Property securing a refinanced or modified Mortgage Loan as to which it is either the appraised value determined above or the appraised value determined in an appraisal at the time of refinancing or modification, as the case may be by an appraiser who met the minimum requirements of Fannie Mae and Freddie Mac.

          Assignment: An assignment of the Mortgage, notice of transfer or equivalent instrument in recordable form sufficient under the laws of the jurisdiction wherein the related Mortgaged Property is located to reflect of record the sale of the Mortgage.

          Bankruptcy Code: The Bankruptcy Code of 1978, as amended.

          Business Day: Any day other than (i) a Saturday or a Sunday or (ii) a day on which banking institutions in the State of Minnesota, the State of
California or the State of Illinois (or such other state or states in which the
Custodial Account is at the time located) are required or authorized by law or executive order to be closed.

          Cash Receipts: As defined in Section 3.15.

          Closing Date: With respect to each Mortgage Pool, as defined in the
Reference Agreement for such Mortgage Pool.

          Code: The Internal Revenue Code of 1986, as amended.

          Commission: The United States Securities and Exchange Commission.

          Company: Residential Funding Corporation, a Delaware corporation, or its successor in interest, or any successor as herein provided.

          Compensating Interest: With respect to any Remittance Date, an amount equal to Prepayment Interest Shortfalls resulting from Full Prepayments during the related Prepayment Period and Partial Prepayments during the prior calendar month, but, except as otherwise agreed by the Company and the relevant Initial
Owner in the commitment letter with respect to any Mortgage Loan, not more than the sum of the Servicing Fee and all income and gain on amounts held in the
Custodial Account with respect to the Mortgage Loans and such Remittance Date.

          Confidential Information: As defined in Section 2.06.

          Consumer Information: Information, including, but not limited to, all personal information about the Mortgagors that is supplied to any Initial Owner by or on behalf of the Company.

                                        2

          Converted Mortgage Loan: Any Convertible Mortgage Loan with respect to which the interest rate borne by such Mortgage Loan has been converted from an adjustable interest rate to a fixed interest rate.

          Convertible Mortgage Loan: Any Mortgage Loan which by its terms grants to the related Mortgagor the option to convert the interest rate borne by such
Mortgage Loan from an adjustable interest rate to a fixed interest rate.

          Converting Mortgage Loan: Any Convertible Mortgage Loan with respect to which the related Mortgagor has given notice of his intent to convert from an adjustable interest rate to a fixed interest rate and prior to the conversion of such Mortgage Loan.

          Custodial Account: The custodial account created and maintained pursuant to Section 3.06.

          Custodial Agreement: A Custodial Agreement among the Initial Owners and the Custodian.

          Custodian: A custodian, which shall not be an Owner, appointed by the
Owner pursuant to a Custodial Agreement.

          Cut-off Date: With respect to each Mortgage Pool, as defined in the
Reference Agreement for such Mortgage Pool.

          Debt Service Reduction: With respect to any Mortgage Loan, a reduction in the scheduled Monthly Payment for such Mortgage Loan by a court of competent jurisdiction in a proceeding under the Bankruptcy Code, except such a reduction constituting a Deficient Valuation or any reduction that results in a permanent forgiveness of principal.

          Deficient Valuation: With respect to any Mortgage Loan, a valuation by a court of competent jurisdiction of the Mortgaged Property in an amount less than the then outstanding indebtedness under the Mortgage Loan, or any reduction in the amount of principal to be paid in connection with any scheduled Monthly
Payment that constitutes a permanent forgiveness of principal, which valuation or reduction results from a proceeding under the Bankruptcy Code.

          Determination Date: With respect to any Remittance Date, the 16th day
(or if such 16th day is not a Business Day, the Business Day immediately succeeding such 16th day) of the month in which such Remittance Date occurs.

          Due Date: With respect to any Remittance Date, the first day of the month in which such Remittance Date occurs.

          Due Period: With respect to any Remittance Date, the period commencing on the second day of the month preceding the month of such Remittance Date and ending on the related Due Date.

          ERISA: The Employee Retirement Income Security Act of 1974, as
amended.

                                        3

          Event of Default: As defined in Section 6.01.

          Fannie Mae: Federal National Mortgage Association, a federally chartered and privately owned corporation organized and existing under the
Federal National Mortgage Association Charter Act, or any successor thereto.

          Fitch: Fitch, Inc. or its successor in interest.

          Freddie Mac: Federal Home Loan Mortgage Corporation, a corporate instrumentality of the United States created and existing under Title III of the
Emergency Home Finance Act of 1970, as amended, or any successor thereto.

          Full Prepayment: Any payment of the entire principal balance of a
Mortgage Loan which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Gross Margin: As to each Mortgage Loan, the fixed percentage set forth in the related Mortgage Note and indicated on the Mortgage Loan Schedule as the
"NOTE MARGIN", which percentage is added to the Index on each Adjustment Date to determine (subject to rounding in accordance with the related Mortgage Note, the applicable Periodic Cap, Maximum Interest Rate and Minimum Interest Rate) the
interest rate to be borne by such Mortgage Loan until the next Adjustment Date thereof.

          Index: With respect to each Mortgage Pool, as defined in the Reference
Agreement for such Mortgage Pool.

          Insurance Proceeds: Proceeds paid in respect of any Mortgage Loan pursuant to any insurance policy covering such Mortgage Loan to the extent such proceeds are payable to the mortgagee under the Mortgage, any Subservicer or the
Company and are not applied to the restoration of the related Mortgaged Property or released to the Mortgagor in accordance with the procedures set forth in the
Program Guide.

          Insured Expenses: Expenses that are covered or will be paid by any mortgage insurance policy, any replacement insurance policy or policies or any other insurance policy.

          Interim Certification: As defined in Section 2.02.

          Lender-Paid Mortgage Insurance Policy: A policy of primary mortgage guaranty insurance pursuant to which the related premium is to be paid by the servicer of the related Mortgage Loan from payments of interest made by the
Mortgagor in an amount as is set forth in the related Mortgage Loan Schedule.

          Liquidated Mortgage Loan: A Mortgage Loan as to which payment has been made to the Company of all Liquidation Proceeds and other payments or recoveries which the Company deems to be finally recoverable.

                                        4

          Liquidation Expenses: Expenses which are incurred by the Company in connection with the liquidation of any defaulted Mortgage Loan (to the extent such amount is reimbursable under the terms of this Agreement or the Program
Guide) and not recovered by the Company under any insurance policy for reasons other than the Company's failure to comply with Section 3.09 or 3.10.

          Liquidation Proceeds: Cash (including Insurance Proceeds and condemnation proceeds) received in connection with the liquidation of defaulted
Mortgage Loans, whether through trustee's sale, condemnation, foreclosure sale or otherwise, net of Liquidation Expenses and Insured Expenses.

          Loan-to-Value Ratio: As of any date, the fraction, expressed as a percentage, the numerator of which is the principal balance of the related
Mortgage Loan at the date of determination and the denominator of which is the
Appraised Value of the related Mortgaged Property.

          Maximum Interest Rate: As to any Mortgage Loan, the maximum interest rate that may be borne by such Mortgage Loan as set forth in the related
Mortgage Note and indicated in the related Mortgage Loan Schedule as the "NOTE
CEILING," which rate may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

          MERS: Mortgage Electronic Registration Systems, Inc., a corporation organized and existing under the laws of the State of Delaware, or any successor thereto.

          MERS(R) System: The system of recording transfers of Mortgages electronically maintained by MERS.

          MIN: The Mortgage Identification Number of Mortgage Loans registered with MERS on the MERS(R) System.

          Minimum Interest Rate: As to any Mortgage Loan, the greater of (i) the
Gross Margin and (ii) the rate indicated in the related Mortgage Loan Schedule as the "NOTE FLOOR," which rate may be applicable to such Mortgage Loan at any time during the life of such Mortgage Loan.

          Minimum Monthly Payment: With respect to a Pay Option ARM Mortgage
Loan, the minimum Monthly Payment calculated in accordance with the terms of the related Mortgage Note.

          MOM Loan: Any Mortgage Loan where MERS acts as the mortgagee of record of such Mortgage Loan, solely as nominee for the originator of such Mortgage
Loan and its successors and assigns, at the origination thereof.

          Monthly Advance: The aggregate of the advances made by the Company with respect to any Remittance Date pursuant to Section 4.03, the amount of any such Monthly Advance being equal to the aggregate of the principal portion of such Monthly Payments on the Mortgage Loans which were due on the related Due
Date but extended pursuant to Section 3.03 or delinquent (in whole or in part)
as of the close of business on the Business Day next preceding

                                        5

the related Remittance Date, plus the interest portion of such Monthly Payments adjusted to the related Mortgage Loan Remittance Rates, and less the amount of any advances which the Company has determined would constitute Nonrecoverable
Monthly Advances, if made.

          Monthly Payment: With respect to any Mortgage Loan and any month, the scheduled monthly payment of principal and interest on such Mortgage Loan which is payable by a Mortgagor in such month under the related Mortgage Note.

          Moody's: Moody's Investors Service, Inc. or its successor in interest.

          Mortgage: The mortgage, deed of trust or other instrument creating a first lien on a fee simple interest or leasehold interest in real property securing a Mortgage Note.

          Mortgage File: The mortgage documents listed in Section 2.01 pertaining to a particular Mortgage Loan which shall be delivered to the
Custodian, as the duly appointed agent of the Owners, or as otherwise agreed by the parties to this Agreement and the Custodian, if any, in writing and any additional documents required to be added to the Mortgage File pursuant to this
Agreement.

          Mortgage Interest Rate: The annual rate at which interest accrues on any Mortgage Loan. The Mortgage Interest Rate for each Mortgage Loan as of the applicable Cut-off Date will be the rate indicated as the "CURR RATE" on the
Mortgage Loan Schedule and, with respect to any adjustable rate Mortgage Loan, will be adjusted on each Adjustment Date to a rate equal to the sum of the Index applicable to such Adjustment Date and the Gross Margin, rounded to the nearest multiple of 0.125%, subject to the application of the applicable Periodic Cap,
Maximum Interest Rate and Minimum Interest Rate.

          Mortgage Loan: An individual mortgage loan which is the subject of this Agreement and identified on the Mortgage Loan Schedule including, without limitation, each related Mortgage Note, Mortgage and Mortgage File and all rights appertaining hereto, but excluding the servicing rights with respect thereto as provided herein.

          Mortgage Loan Remittance Rate: With respect to each Mortgage Loan and
Due Date occurring prior to the first Adjustment Date for such Mortgage Loan occurring after the applicable Cut-off Date, the rate designated as the "NET MTG
RT" for such Mortgage Loan on the related Mortgage Loan Schedule. With respect to each Mortgage Loan and each Due Date occurring on or after each Adjustment
Date, a rate equal to the then-applicable Mortgage Interest Rate minus the sum of the then-applicable Servicing Fee Rate and Subservicing Fee Rate.

          Mortgage Loan Schedule: Each schedule of Mortgage Loans attached to a
Reference Agreement.

          Mortgage Note: The originally executed note evidencing the indebtedness of a Mortgagor under a Mortgage Loan and any modification thereto.

          Mortgage Pool: Each pool of Mortgage Loans conveyed by the Company to the an Initial Owner from time to time pursuant to a Reference Agreement referencing this Agreement.

                                        6

          Mortgaged Property: The underlying property securing a Mortgage Loan.

          Mortgagor: The obligor on a Mortgage Note.

          Nonrecoverable Monthly Advance: Any Monthly Advance previously made or proposed to be made by the Company which, in the judgment of the Company, is not or, in the case of a proposed Monthly Advance, would not be ultimately recoverable by the Company from Liquidation Proceeds or otherwise.

          Negative Amortization: With respect to a Pay Option ARM Mortgage Loan, any portion of interest accrued at the Mortgage Interest Rate in any month which exceeds the Monthly Payment on the related Mortgage Loan for such month and which, pursuant to the terms of the Mortgage Note, is added to the principal balance of the Mortgage Loan.

          Opinion of Counsel: A written opinion of counsel, who may, unless otherwise provided herein, be counsel for the Company.

          Outside Conversion Date: The latest date on which a Mortgagor may elect, in accordance with the terms of the related Mortgage Note, to convert the interest rate borne by the related Convertible Mortgage Loan from an adjustable interest rate to a fixed interest rate.

          Owner: Any Person from time to time having an Ownership Interest in the Mortgage Loans.

          Ownership Interest: The undivided ownership interest in the Mortgage
Pool.

          Partial Prepayment: Any payment of principal on a Mortgage Loan, other than a Full Prepayment, which is received in advance of its scheduled Due Date and is not accompanied by an amount of interest representing scheduled interest due on any date or dates in any month or months subsequent to the month of prepayment.

          Pass-Through Rate: As to any Remittance Date, a rate equal to the weighted average, expressed as a percentage, of the Mortgage Loan Remittance
Rates of all Mortgage Loans in the Mortgage Pool as of the close of business on the Due Date in the month preceding the month in which such Remittance Date occurs, weighted on the basis of the respective Principal Balances of such
Mortgage Loans, which Principal Balances shall be the Principal Balances of such
Mortgage Loans immediately prior to such Remittance Date.

          Pay Option ARM Mortgage Loan: Any Mortgage Loan that lets Mortgagors choose one of various different payments each month which may include, but not be limited to, a Minimum Monthly Payment, an interest-only payment, full principal and interest amortized over thirty (30) years, or full principal and interest amortized over fifteen (15) years.

          Periodic Cap: With respect to each Mortgage Loan, the maximum increase or decrease in the Mortgage Interest Rate on any Adjustment Date, which shall be an increase or decrease of not more than 2.00% per annum.

          Permitted Instrument: As defined in Section 3.08.

                                        7

          Person: Any individual, corporation, partnership, joint venture, limited liability company, association, joint stock company, trust, unincorporated organization or government or any agency or political subdivision thereof.

          Plan: As defined in Section 2.03.

          Prepayment Interest Shortfall: As to any Remittance Date and any
Mortgage Loan (other than a Mortgage Loan relating to an REO Property) that was the subject of (a) a Full Prepayment during the portion of the related
Prepayment Period that falls during the prior calendar month, an amount equal to the excess of one month's interest at the Mortgage Loan Remittance Rate on the
Principal Balance of such Mortgage Loan over the amount of interest (adjusted to the Mortgage Loan Remittance Rate) paid by the Mortgagor for such month to the date of such Full Prepayment or (b) a Partial Prepayment during the prior calendar month, an amount equal to one month's interest at the Mortgage Loan
Remittance Rate on the amount of such Partial Prepayment.

          Prepayment Penalty: Any prepayment charge or penalty interest required to be paid by a Mortgagor in connection with a prepayment of the related
Mortgage Loan, as provided in the related Mortgage Note or Mortgage, to which the Company is entitled and which is sold by the Company hereunder, and as specified on the related Mortgage Loan Schedule.

          Prepayment Period: As to any Remittance Date and a Full Prepayment,
the prior calendar month.

          Primary Insurance Policy: Each primary policy of mortgage guaranty insurance or any replacement policy thereof.

          Principal Balance: As to each Mortgage Loan, as of the time of any determination, (i) the principal balance remaining to be paid by the Mortgagor at the close of business on the applicable Cut-off Date, after deduction of all payments due on or before the applicable Cut-off Date whether or not paid, minus
(ii) all amounts distributed to the Owner with respect to such Mortgage Loan and reported to the Owner as allocable to principal, including the principal component of any Monthly Advances and any losses incurred with respect to such
Mortgage Loan, plus (iii) without duplication of amounts described in clause (i)
above, the cumulative amount of any Negative Amortization.

          Principal Remittance Amount: With respect to any Remittance Date, the sum of (a) the principal component of any Monthly Advance for such Remittance
Date; (b) any amount required to be deposited in the Custodial Account pursuant to Section 3.10(a); and (c) the amount on deposit in the Custodial Account as of the close of business on the Determination Date immediately preceding such
Remittance Date which is allocable to payments on account of principal of the
Mortgage Loans, which amount shall not include (i) Full Prepayments and Partial
Prepayments and the principal portion of any Liquidation Proceeds, Insurance
Proceeds or proceeds of the purchase of any Mortgage Loan pursuant to Sections
2.02 and 2.04 received in the month in which such Remittance Date occurs (other than such Liquidation Proceeds, Insurance Proceeds or proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02 and 2.04 that the Company has deemed to have been received in the preceding month), (ii)

                                        8

payments which represent receipt of scheduled payments of principal due on a date or dates subsequent to the related Due Date and (iii) late payments of principal which have been the subject of a previous Monthly Advance and which are eligible for withdrawal pursuant to clauses (ii) or (vii) of Section 3.07.

          Program Guide: Collectively, the Client Guide and the Servicer Guide
for Residential Funding Corporation's mortgage loan purchase and conduit servicing program and all supplements and amendments thereto published by
Residential Funding Corporation from time to time.

          Rating Agencies: Fitch, Moody's and S&P.

          Reconstitution: As defined in Exhibit H.

          Record Date: With respect to each Remittance Date, the close of business on the last Business Day of the month next preceding the month in which the related Remittance Date occurs.

          Reference Agreement: As defined in the preliminary statement hereto.

          Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. Sections 229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities
Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

          REMIC: A "real estate mortgage investment conduit" within the meaning of Section 860D of the Code.

          REMIC Provisions: Provisions of the federal income tax law relating to a REMIC, which appear at Section 860A through 860G of Subchapter M of Chapter 1,
Subtitle A of the Code, and related provisions, and regulations, rulings or pronouncements promulgated thereunder, as the foregoing may be in effect from time to time.

          Remittance Amount: With respect to any Remittance Date, an amount equal to, subject to Section 1.02, (i) the Principal Remittance Amount (if any)
for such Remittance Date, plus (ii) the Accrued Interest for such Remittance
Date, minus (iii) any amounts payable to the Company pursuant to Section 3.07 that are not taken into account in the adjustment of Accrued Interest pursuant to Section 1.02, plus (iv) the amount of any Compensating Interest with respect to that Remittance Date, plus (v) any Prepayment Penalties collected during the related Prepayment Period.

          Remittance Date: The 18th day of any month, beginning in the month following the month in which the applicable Cut-off Date occurs, or if such 18th day is not a Business Day, the first Business Day immediately following.

                                        9

          REO Acquisition: The acquisition by the Company on behalf of an
Initial Owner of any REO Property pursuant to Section 3.12.

          REO Property: A Mortgaged Property acquired by an Owner or the Company on behalf of an Owner through foreclosure or deed in lieu of foreclosure.

          Repurchase Price: With respect to any Mortgage Loan, a price equal to
(i) the principal balance of the Mortgage Loan (including any Negative
Amortization), plus (ii) interest on such principal balance at the Mortgage
Interest Rate from the date on which interest has last been paid and distributed to the relevant Initial Owner to the date of repurchase, less amounts received, if any, plus amounts advanced, if any, by any servicer, in respect of such repurchased Mortgage Loan, plus (iii) any costs and damages incurred with respect to the Mortgage Loan in connection with any violation by such Mortgage
Loan of any predatory or abusive-lending law and plus (iv) if the repurchase occurs within 12 months of the Closing Date, any premium paid by the relevant
Initial Owner for the Mortgage Loan or minus any discount paid by the relevant
Initial Owner for the Mortgage Loan as set forth in the related Mortgage Loan
Schedule or commitment letter; provided, that, if, on the date of repurchase, the Principal Balance of the relevant Mortgage Loan is greater than the
Principal Balance of such Mortgage Loan on the applicable Closing Date, then the premium shall be calculated on the Principal Balance of such Mortgage Loan as of such Closing Date.

          Request for Release: A request for release, the form of which is attached as Exhibit F hereto, or an electronic request in a form acceptable to the Custodian.

          Retention Period: As defined in Section 4.05.

          Securities Act: The Securities Act of 1933, as amended.

          Securitization Transaction: As defined in Exhibit H.

          Seller: As to any Mortgage Loan, a Person that executed a Seller's
Agreement applicable to such Mortgage Loan.

          Seller's Agreement: An agreement for the origination and sale of
Mortgage Loans in the form referred to in the Program Guide.

          Servicing Fee: As to each Mortgage Loan, the annual fee, payable monthly to the Company out of the interest portion of the Monthly Payment received on each Mortgage Loan.

          Servicing Fee Rate: With respect to each Mortgage Loan, as defined in the Reference Agreement for such Mortgage Loan and the related Mortgage Loan
Schedule.

          Standard & Poor's: Standard & Poor's, a division of the McGraw-Hill
Companies, Inc., or its successor in interest.

          Subservicer: Any Person, including any successor, with whom the
Company has entered into a Subservicing Agreement pursuant to the Program Guide.

                                       10

          Subservicing Agreement: The written contract between the Company and a
Subservicer as may be amended from time to time, a representative form of which is attached hereto as Exhibit C.

          Subservicing Fee: The annual fee, payable monthly to the Subservicer out of the interest portion of the Monthly Payment received on each Mortgage
Loan.

          Subservicing Fee Rate: As to each Mortgage Loan, the rate per annum set forth in the Mortgage Loan Schedule as the "SUBSERV FEE."

          Successor Servicer: Any successor servicer appointed pursuant to
Section 8.01.

          Whole Loan Transfer: As defined in Exhibit H.

          SECTION 1.02. CALCULATIONS RESPECTING ACCRUED INTEREST.

          (a) The Accrued Interest on any Remittance Date shall be reduced by the amount of any Prepayment Interest Shortfalls with respect to that Remittance
Date (to the extent not offset by the Company with a payment of Compensating
Interest).

          (b) In the event that the Liquidation Proceeds with respect to any
Mortgage Loan (net of amounts payable or reimbursable therefrom pursuant to
Sections 3.07(iii) and 3.07(iv)) are less than the Principal Balance of such
Mortgage Loan, together with one month's interest thereon at the applicable
Mortgage Loan Remittance Rate, the Accrued Interest on the Remittance Date in
the next succeeding month shall be reduced by the amount of such insufficiency.
In the event that such Liquidation Proceeds exceed the sum of the Principal
Balance of such Mortgage Loan plus one month's interest thereon at the applicable Mortgage Interest Rate, such excess shall be payable to the relevant
Owner.

          (c) In the event that any amount or amounts shall be withdrawn from amounts attributable to the Mortgage Loans on deposit in the Custodial Account pursuant to clauses (ii), (iii) (other than for servicing compensation), (iv),
(v), (vi), (vii), (viii) or (ix) of Section 3.07 and the related withdrawal or withdrawals shall not be reflected in any adjustment required pursuant to subsections (a) and (b) above, the Accrued Interest on the immediately succeeding Remittance Date shall be reduced by the total of such amounts so withdrawn to the extent such amounts would result in a shortfall of Accrued
Interest.

          (d) In the event that as of the end of any Due Period, for any reason
(including, without limitation, acquisition of title to the underlying Mortgaged
Property through foreclosure or acceptance of a deed in lieu of foreclosure, application of the Servicemembers' Civil Relief Act or similar legislation or regulations as in effect from time to time, or a Debt Service Reduction or a
Deficient Valuation), less than the full amount of the interest portion of the
Monthly Payment at the Mortgage Loan Remittance Rate due on the Due Date in such
Due Period on any Mortgage Loan is deposited in the Custodial Account and no
Monthly Advance is made or required to be made in respect thereof, the Accrued
Interest on the immediately succeeding Remittance Date shall be reduced by the amount of such insufficiency.

                                       11

          (e) In the event that on or in the month of any Due Date (after adjustment for the Subservicing Fee and the Servicing Fee) more than one month's interest at the applicable Mortgage Loan Remittance Rate on the Principal
Balance of any Mortgage Loan is deposited in the Custodial Account as a result of late recoveries of interest in respect of which no Monthly Advance was made in respect of such amount, the Accrued Interest on the immediately succeeding
Remittance Date shall be increased by the amount of such excess.

          (f) All references to the Principal Balance of any Mortgage Loan in this Section 1.02 are to the Principal Balance of such Mortgage Loan as of the close of business on the Remittance Date immediately preceding the Remittance
Date in respect of which the Accrued Interest thereon is being adjusted pursuant to the applicable subsection of this Section 1.02 or, in the case of the first
Remittance Date, as of the applicable Cut-off Date.

                                   ARTICLE II

                          CONVEYANCE OF MORTGAGE LOANS

          SECTION 2.01. CONVEYANCE OF MORTGAGE LOANS; POSSESSION OF MORTGAGE
FILES.

          (a) The Company, simultaneously with the execution and delivery of a
Reference Agreement, shall sell, transfer and assign, without recourse, to the relevant Initial Owner, the Ownership Interest comprising all right, title and interest of the Company in and to the Mortgage Loans, including all interest at the applicable Mortgage Loan Remittance Rate and principal received on or with respect to the Mortgage Loans after the applicable Cut-off Date set forth in the applicable Reference Agreement (other than payments of principal and interest due on the Mortgage Loans on or before the applicable Cut-off Date) on a servicing retained basis.

          (b) In connection with the Company's sale of the Mortgage Loans to the relevant Initial Owner pursuant to a Reference Agreement, the Company shall deliver to, and deposit with, the Custodian, as the duly appointed agent of the
Owners for such purpose, the following original documents or instruments (or copies thereof as permitted by this Section) with respect to each Mortgage Loan so assigned:

               (i) The original Mortgage Note, endorsed in blank by the Company without recourse, and showing an unbroken chain of endorsements from the originator thereof to the Company or, for no more than 1.0% of the related
     Mortgage Pool (measured by the Cut-Off Date Principal Balance), an original lost note affidavit from the related Seller or the Company stating that the original Mortgage Note was lost, misplaced or destroyed, together with a copy of the related Mortgage Note;

               (ii) Unless the Mortgage Loan is registered on the MERS(R)
     System, an unrecorded original Assignment of the Mortgage from the Company in blank;

               (iii) The original Mortgage, noting the presence of the MIN of the Mortgage Loan and language indicating that the Mortgage Loan is a MOM
     Loan if the Mortgage Loan is a MOM Loan, with evidence of recording indicated thereon or a copy of the Mortgage with evidence of recording indicated thereon;

                                       12

               (iv) The original recorded assignment or assignments of the
     Mortgage showing an unbroken chain of title from the originator thereof to the Company (or to MERS, if the Mortgage Loan is registered on the MERS(R)
     System and noting the presence of a MIN) with evidence of recordation noted
     thereon or attached thereto, or a copy of such assignment or assignments of the Mortgage with evidence of recording indicated thereon;

               (v) The original of each modification, assumption agreement or preferred loan agreement, if any, relating to such Mortgage Loan with evidence of recording thereon or a certified copy of each modification, assumption agreement or preferred loan agreement;

               (vi) The original of any guarantee executed in connection with such Mortgage Loan, if any;

               (vii) Relating to a Mortgage Note or Mortgage that is executed by an attorney-in-fact, an original or certified copy of the fully executed power of attorney; and

               (viii) The original policy of title insurance, including riders and endorsements thereto, or if the policy has not yet been issued, a written commitment or interim binder or preliminary report of title issued by the title insurance or escrow company.

          The Company may, in lieu of delivery of the original of the documents set forth in Section 2.01(b)(iii) through (viii) (or copies thereof as permitted by Section 2.01(b)) to the Custodian, retain such documents and hold such documents in trust for the use and benefit of all present and future Owners until 10 Business Days following the receipt of the original of all of the documents or instruments set forth in Section 2.01(b)(iii) through (viii) (or copies thereof as permitted by such Section) for any Mortgage Loan. At such time, the Company shall deliver a complete set of such documents to the
Custodian as the duly appointed agent of the Owners.

          In the event that the Company has been notified by the Custodian that it has delivered to the Custodian any Mortgage Note endorsed in blank or
Assignment of Mortgage in blank by a party other than the Company, the Company shall complete the endorsement of the Mortgage Note and Assignment of Mortgage into the name of the Company and deliver an endorsement in blank by the Company and an Assignment of the Mortgage from the Company in blank in conjunction with the Interim Certification issued by the Custodian as contemplated by Section
2.02.

          (c) Notwithstanding the provisions of Section 2.01(b), in the event that in connection with any Mortgage Loan the Company cannot deliver the original of the Mortgage, any assignment, modification, assumption agreement or preferred loan agreement (or a copy thereof as permitted by Section 2.01(b))
with evidence of recording thereon concurrently with the execution and delivery of this Agreement because of a delay caused by a public recording office where such Mortgage, assignment, modification, assumption agreement or preferred loan agreement as the case may be, has been delivered for recordation, the Company shall deliver to the Custodian a copy of such Mortgage, assignment, modification, assumption agreement or

                                       13

preferred loan agreement. The Company shall promptly deliver to the Custodian such Mortgage, assignment, modification, assumption agreement or preferred loan agreement with evidence of recording indicated thereon in accordance with
Section 2.01(b).

          In connection with the assignment of any Mortgage Loan registered on the MERS(R) System, the Company further agrees that it will, at the relevant
Initial Owners' request, cause the MERS(R) System to indicate that such Mortgage
Loans have been assigned by the Company to such Initial Owner by including (or, if applicable, deleting, in the case of Mortgage Loans which are repurchased in accordance with this Agreement) in such computer files the code in the field
"Pool Field" which identifies the series in which such loans were sold. The
Company further agrees that it will not alter the code referenced in this paragraph with respect to any Mortgage Loan during the term of this Agreement unless and until such Mortgage Loan is repurchased in accordance with the terms of this Agreement.

          (d) Any documents required to be delivered to the Custodian by the
Company pursuant to this Section 2.01 which are in the possession or control of the Company or a Subservicer and which are not delivered to the Custodian or are requested from the Custodian in connection with the servicing of the Mortgage
Loans are and shall be held by the Company, either directly or through the related Subservicer, in trust for the benefit of the Owners.

          The sale of each Mortgage Loan shall be reflected on the Company's balance sheet and other financial statements as a sale of assets by the Company.
The Company shall be responsible for maintaining, and shall maintain records for each Mortgage Loan which shall be clearly marked to reflect the ownership of each Mortgage Loan by the Owners.

          SECTION 2.02. ACCEPTANCE BY THE INITIAL OWNERS. The relevant Initial
Owner, upon its receipt of the Initial Certification (as found on Exhibit One of the applicable Custodial Agreement) from the Custodian, shall acknowledge receipt by the Custodian as the duly appointed agent of the Owners of the documents referred to in Section 2.01 above and declares that the Custodian as its agent, holds and will hold such documents and the other documents constituting a part of the Mortgage Files delivered to the Custodian as its agent, in trust for the use and benefit of such Initial Owner and any other future Owner. The Custodian, being so obligated under the applicable Custodial
Agreement, shall, for the benefit of the Owners, review each Mortgage File delivered to it within 45 days after the applicable Closing Date to ascertain that all required documents have been executed and received, and that such documents relate to the Mortgage Loans identified on an exhibit to the applicable Reference Agreement, and deliver to the Owners a certificate (the
"Interim Certification") to the effect that all documents required to be delivered pursuant to Section 2.01(b) have been executed and received and that such documents relate to the Mortgage Loans identified on the Mortgage Loan
Schedule, except for any exceptions listed on Schedule A attached to such
Interim Certification. Pursuant to the applicable Custodial Agreement, the
Custodian shall notify the relevant Initial Owner and the Company if any document or documents constituting a part of the Mortgage File are missing or defective in respect of the items reviewed by it pursuant to the applicable
Custodial Agreement. The relevant Initial Owner shall notify the Company and the
Custodian of any such omission or defect which it finds in respect of any
Mortgage Loan. If such omission or defect materially and adversely affects the interests of an Owner, the Company shall promptly notify the related Subservicer or Seller of such omission or defect and shall request that such Subservicer or
Seller

                                       14

correct or cure such omission or defect within 60 days from the date the Company was notified of such omission or defect. If such Subservicer or Seller does not correct or cure such omission or defect within such period, the Company shall use reasonable efforts to cause such Subservicer or Seller to purchase such
Mortgage Loan from the Owners within 75 days from the date the Company was notified of such omission or defect by depositing in the Custodial Account or otherwise delivering the Repurchase Price for such Mortgage Loan to the Company;
provided, however, if such Subservicer or Seller fails to purchase such Mortgage
Loan from the Owners within such 75 day period, the Company shall purchase, from its own funds, such Mortgage Loan at the Repurchase Price within 15 Business
Days of the expiration of such 75 day period. The Company shall exercise reasonable efforts to enforce the related Subservicer's or Seller's obligation to purchase such Mortgage Loan from the Owners. The Repurchase Price for such
Mortgage Loan shall be deposited by the Company in the Custodial Account. Upon receipt by the relevant Initial Owner of written notification of such deposit signed by an officer of the Company, the Custodian shall release to the Company the related Mortgage File and the Owners shall execute and deliver such instruments of transfer or assignment, in each case without recourse, as shall be necessary to vest in the Company, Seller or its designee or the Subservicer or its designee, as the case may be, any Mortgage Loan released pursuant hereto.
In furtherance of the foregoing, if the Subservicer or the Seller that is obligated to purchase a Mortgage Loan under this Section 2.02 is not a member of
MERS, and the Mortgage is registered on the MERS(R) System, the Company shall cause MERS to execute and deliver an Assignment in recordable form to transfer the Mortgage from MERS to such Subservicer or Seller and shall cause such
Mortgage to be removed from registration on the MERS(R) System in accordance with MERS' rules and regulations. The obligation of the Seller, the Subservicer or the Company, as the case may be, under this Section 2.02 to cure any material and adverse omissions or defects with respect to any Mortgage Loan or to purchase any Mortgage Loan as to which a material and adverse defect in or omission of a constituent document exists shall constitute the sole remedy respecting such defect or omission available to the Owners.

          SECTION 2.03. ASSIGNMENT OF MORTGAGE LOANS. The Initial Owners shall have the right to assign its interest under this Agreement with respect to a
Mortgage Pool in whole or in part and designate any person to exercise any rights of an Owner hereunder with respect to such Mortgage Pool, and the assignee or designee shall accede to the rights and obligations hereunder of an
Owner with respect to such Mortgage Pool; provided, however, that (i) such
Mortgage Pool shall at all times be subject to the terms of this Agreement; and
(ii) with respect to any Mortgage Pool, there will be no more than three Owners at one time, and provided further that the Company shall be given 20 days' prior written notice before any such assignment shall be effective. Prior to assigning its interests under this Agreement, the relevant Initial Owner shall deliver a copy of this Agreement to such assignee or designee. Each assignee or designee may assign its interest in a Mortgage Pool owned by it in whole or in part to no more than three Persons; provided, however, that at no time will there be more than three Owners with respect to any Mortgage Pool. No sale or transfer of a
Mortgage Loan or assignment of this Agreement shall be binding upon the Company for any purpose under this Agreement unless the Owner proposing to make such sale, transfer or assignment and its prospective assignee have executed and delivered to the Company (with a copy to the Custodian) an assignment and assumption agreement substantially in the form of Exhibit D annexed hereto and the Company has acknowledged such agreement. No sale of the Mortgage Loans shall be made to any employee benefit plan or other plan that is subject to ERISA or
Section 4975 of the Code (each, a "Plan")

                                       15

or to any person or entity that is investing on behalf of or with "plan assets"
of any Plan or to any insurance company, other than an insurance company investing with funds held in its general account (if such funds do not include
"plan assets" of any Plan), unless an Owner's prospective assignee provides the
Company with a certification or Opinion of Counsel or both, which establishes to the Company's satisfaction that such disposition will not constitute or result in a non-exempt prohibited transaction under Section 406 of ERISA and Section
4975 of the Code. The Company shall not be required to pay any costs or expenses incurred in connection with obtaining such Opinion of Counsel. The Company may require that such prospective assignee certify to the Company in writing the facts establishing that such disposition will not violate the prohibited transaction provisions of Section 406 of ERISA and Section 4975 of the Code.

          The sale of the Mortgage Loans has not been registered or qualified under the Securities Act or any state securities law. No sale, transfer, pledge or other disposition of the Mortgage Loans or any interest therein shall be made unless such disposition is made pursuant to an effective registration statement under the Securities Act and effective registration or qualification under applicable state securities laws, or is made in a transaction which does not require such registration or qualification. If an Owner proposes to make a disposition (by sale, hypothecation, pledge or otherwise) without registration or qualification, the Company shall require, in order to assure compliance with such laws, that the Owner desiring to effect the disposition, and an Owner's prospective transferee, certify to the Company in writing the facts surrounding the disposition. Unless the Company requests otherwise, such certification of facts shall be in the form of an assignment and assumption agreement annexed hereto as Exhibit D. In the event that such certification of facts does not on its face establish that registration or qualification is not required, the
Company may require an Opinion of Counsel satisfactory to it that the transfer may be made without such registration or qualification. Any such Opinion of
Counsel shall not be an expense of the Company. The Company is not obligated to register or qualify the Mortgage Loans under the Securities Act or any other securities law or to take any action not otherwise required under this Agreement to permit the transfer of the Mortgage Loans without registration or qualification.

          Upon compliance with the foregoing conditions and receipt of an assignment and assumption agreement executed by an Owner and its prospective assignee and acknowledged by the Company, the Company shall make the appropriate notations in its books to reflect the sale of the affected Mortgage Loans to such assignee, such assignee shall accede to the rights and the obligations of such Owner hereunder with respect to such Mortgage Loans, and such Owner shall be released from its obligations hereunder with respect to such Mortgage Loans that have been sold in accordance with this Agreement. For the purposes of this
Agreement, the Company shall be under no obligation to deal with any Person with respect to this Agreement or the Mortgage Loans unless the books and records of the Company show such Person as an Owner of such Mortgage Loans. The Company shall not be responsible for expenses incurred by an Owner or any transferee in connection with any sale or transfer pursuant to this Section 2.03.

          SECTION 2.04. REPRESENTATIONS AND WARRANTIES OF THE COMPANY.

          (a) With respect to each Mortgage Loan, Company hereby represents and warrants to the relevant Initial Owner that as of each Closing Date or such other date specifically provided for herein, unless otherwise specified in a
Reference Agreement:

                                       16

               (i) Each Primary Insurance Policy insures the named insured and its successors and assigns, and the issuer of the Primary Insurance Policy is an insurance company whose claims-paying ability is currently acceptable to any nationally recognized rating agency;

               (ii) There is no default, breach, violation or event of
     acceleration existing under any Mortgage Note or Mortgage and no event which, with notice and expiration of any grace or cure period, would constitute a default, breach, violation or event of acceleration, and no such default, breach, violation or event of acceleration has been waived by any Seller or Subservicer or by any other entity involved in originating or servicing a Mortgage Loan.

               (iii) No Mortgagor has any right of offset, defense or
     counterclaim as to the related Mortgage Note or Mortgage except as may be provided under the Servicemembers Civil Relief Act;

               (iv) The improvements upon the Mortgaged Properties are insured against loss by fire and other hazards as required by the Program Guide including flood insurance if required under the National Flood Insurance
     Act of 1968, as amended. The Mortgage requires the Mortgagor to maintain such casualty insurance at the Mortgagor's expense, and on the Mortgagor's failure to do so, authorize the holder of the Mortgage to obtain and maintain such insurance at the Mortgagor's expense and to seek reimbursement therefore from the Mortgagor;

               (v) No Mortgage Loan is secured by a leasehold estate;

               (vi) The Mortgage Loans are secured by one- to four-family dwelling units. No Mortgage Loan is secured by a mobile or manufactured home. No portion of the Mortgaged Property has been used for commercial or mixed-use purposes;

               (vii) All parties to the Mortgage Note and the Mortgage had legal capacity to enter into the Mortgage Loan and to execute and deliver the
     Mortgage Note and the Mortgage, and the Mortgage Note and the Mortgage have been duly and properly executed by such parties. The Mortgagor is a natural person, the identity of such natural person was fully verified by the originator and such Mortgagor is not in violation of any laws regarding identity theft;

               (viii) (A) The terms of the Mortgage and the Mortgage Note have not been impaired, waived, altered or modified and (B) no instrument of release or waiver has been executed in connection with the Mortgage Loans, and no Mortgagor has been released, in whole or in part from its obligations in connection with a Mortgage Loan, except in either case of
     (A) or (B) above by a written instrument which has been recorded, if necessary, to protect the interest of the Owners and which has been delivered in accordance with this Agreement. The substance of any such alteration or modification is reflected on the Mortgage Loan Schedule and, to the extent necessary, has been approved by the primary mortgage insurer, if any, and the insurer under the applicable mortgage title insurance policy;

                                       17

               (ix) With respect to each Mortgage Loan, either (i) the Mortgage
     Loan is assumable pursuant to the terms of the Mortgage Note, or (ii) the
     Mortgage Loan contains a customary provision for the acceleration of the payment of the unpaid principal balance of the Mortgage Loan in the event the related Mortgaged Property is sold without the prior consent of the mortgagee thereunder;

               (x) Any escrow arrangements established with respect to any
     Mortgage Loan are in compliance with all applicable local, state and federal laws and are in compliance with the terms of the related Mortgage
     Note;

               (xi) Each Mortgage Loan constitutes a qualified mortgage under
     Section 860G(a)(3)(A) of the Code and Treasury Regulations Section
     1.860G-2(a)(1);

               (xii) There are no toxic materials or other environmental hazards on, in or that could affect any Mortgaged Property in any material respect;

               (xiii) No Mortgage Loan secured by a property located in the
     State of Georgia was originated on or after October 1, 2002 and before
     March 7, 2003;

               (xiv) None of the Mortgage Loans are loans that, under applicable state or local law in effect at the time of origination of the loan, are referred to as (1) "high cost," "covered," "high risk home," or "predatory"
     loans or (2) any other similar designation if the law imposes greater restrictions or additional legal liability for residential mortgage loans with high interest rates, points and/or fees;

               (xv) No Mortgage Loan originated on or after October 1, 2002 provides for the payment of a Prepayment Premium beyond the three year term following the origination of the Mortgage Loan. No Mortgage Loan originated prior to such date provides for the payment of a Prepayment Premium beyond the five-year term following the origination of the Mortgage Loan;

               (xvi) The Company has fully furnished, in accordance with the
     Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax, Experian, and Trans Union Credit Information
     Company (three of the credit repositories), on a monthly basis;

               (xvii) Article XVI, Section 50(a)(6) of the Texas Constitution is
     not applicable to the Mortgage Loan or the origination thereof. If the
     Mortgage Loan was originated in Texas, it is not a cash-out refinancing;

               (xviii) The Debt-to-Income Ratio of the Mortgage Loan is
     accurately reflected in the Mortgage Loan Schedule;

               (xix) With respect to any Mortgage Loan originated on or after
     August 1, 2004, neither the related Mortgage nor the related Mortgage Note requires the Mortgagor to submit to arbitration to resolve any dispute arising thereunder or in connection with the origination of such Mortgage
     Loan;

                                       18

               (xx) The Loan-to-Value Ratio of the Mortgage Loan is accurately reflected in the Mortgage Loan Schedule;

               (xxi) No Mortgage Loan is a High Cost Loan or Covered Loan, as
     applicable (as such terms are defined in S&P's current edition of its
     LEVELS Glossary, Appendix E);

               (xxii) All fees and charges (including finance charges) and whether or not financed, assessed, collected or to be collected with the origination and servicing of each Mortgage Loan has been disclosed in writing to the Mortgagor in accordance with applicable state and federal law and regulation;

               (xxiii) No Mortgage Loans have been prepaid in full prior to the related Closing Date;

               (xxiv) Neither the origination of the Mortgage Loan nor the purchase thereof by the Initial Owner will cause the Mortgage Loan or the
     Initial Owner to fail to comply with the OCC Guidelines Establishing
     Standards for Residential Mortgage Lending Practices;

               (xxv) The credit score of such Mortgage Loan is accurately reflected in the Mortgage Loan Schedule and each credit score was obtained from Experian, Transunion or Credit Repository;

               (xxvi) None of the Mortgage Loans are buy-down loans, graduated payment loans or have a shared appreciation or other contingent interest feature;

               (xxvii) Reserved;

               (xxviii) The interest only period with respect to any Interest
     Only Mortgage Loan shall be for a fixed period not to exceed ten years; and

               (xxix) Interest on each Mortgage Loan is calculated on the basis of a 360-day year consisting of twelve 30-day months, with Monthly Payments due on the first of the month and interest payable in arrears;

               (xxx) No Mortgage Loan is one month or more delinquent in payment of principal and interest and, unless otherwise agreed by the Company and the relevant Initial Owner in the commitment letter with respect to such
     Mortgage Loan, has not been so delinquent more than once in the 12-month period immediately prior to the applicable Closing Date;

               (xxxi) There is no delinquent tax or assessment lien against any
     Mortgaged Property;

               (xxxii) There are no delinquent insurance premiums affecting any
     Mortgaged Property;

                                       19

               (xxxiii) The information set forth in the Mortgage Loan Schedule
     (including, without limitation, any information with respect to any
     Lender-Paid Mortgage Insurance Policy) with respect to each Mortgage Loan or the Mortgage Loans, as the case may be, is true and correct in all material respects at the date or dates respecting which such information is furnished;

               (xxxiv) As of the applicable Closing Date, the Mortgage Loans were originated and have been serviced in all material respects in accordance with the Program Guide;

               (xxxv) Each Mortgage Loan has been closed and fully disbursed, and immediately prior to the sale of the Mortgage Loans to such Initial
     Owner, the Company had good title to, and was the sole owner of, each
     Mortgage Loan and the sale of each Mortgage Loan by the Company validly transfers such Mortgage Loan to such Initial Owner free and clear of any pledge, lien, encumbrance or security interest (other than rights to servicing and related compensation) and no action has been taken or failed to be taken by the Company that would materially adversely affect the enforceability of any Mortgage Loan or the interests therein of such
     Initial Owner;

               (xxxvi) No misrepresentation, fraud or similar occurrence in respect of a Mortgage Loan has taken place on the part of any person, including without limitation, the Mortgagor, any appraiser or any party involved in the origination of the Mortgage Loan or in the application for any insurance in relation to such Mortgage Loan that might result in a denial, contesting, failure or impairment of full and timely coverage under any insurance policies required to be obtained with respect to the Mortgage
     Loans;

               (xxxvii) Each Mortgage constitutes a valid first lien on the related Mortgaged Property subject only to (1) the lien of current real property taxes and assessments, (2) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of the Mortgage, and such other permissible title exceptions as are listed in the Program Guide, and (3) other matters to which like properties are commonly subject which do not materially adversely affect the value, use, enjoyment and marketability of the Mortgaged Property;

               (xxxviii) The Mortgaged Property is free of damage and is in good repair, and no notice of condemnation has been given with respect thereto and the Company knows of nothing involving any Mortgaged Property that could reasonably be expected to adversely affect the value or marketability of any Mortgaged Property;

               (xxxix) There are no mechanics' liens or claims for work, labor or material affecting any Mortgaged Property which are or may be a lien prior to, or equal with, the lien of the related Mortgage, except such liens that are insured or indemnified against by a title insurance policy described under clause (xlviii) below;

               (xl) Each Mortgage Loan was originated by the Company in
     accordance with the Program Guide except for such variances as were justified by

                                       20

     compensating factors identified in writing at the time of origination of such Mortgage Loan;

               (xli) Each Mortgage Loan as of the time of its origination complied with all applicable local, state and federal laws, including, but not limited to, all applicable predatory lending laws;

               (xlii) None of the Mortgage Loans are "high cost loans", subject to the Home Ownership and Equity Protection Act of 1994, as amended or
     "high cost", covered or predatory loans under other applicable state federal or local law;

               (xliii) Each Mortgage Loan was originated (1) by a savings and loan association, savings bank, commercial bank, credit union, insurance company or similar institution that is supervised and examined by a federal or state authority, (2) by a mortgagee approved by the Secretary of HUD pursuant to Sections 203 and 211 of the National Housing Act, as amended, or (3) by a mortgage broker in a manner such that any mortgage backed securities representing interests in the Mortgage Loans would not fail to qualify as "mortgage related securities" within the meaning of Section
     3(a)(41) of the Securities Exchange Act of 1934, as amended;

               (xliv) Each Mortgage contains customary and enforceable
     provisions which render the rights and remedies of the holder adequate to realize the benefits of the security against the Mortgaged Property, including (1) in the case of a Mortgage that is a deed of trust, by trustee's sale, (2) by summary foreclosure, if available under applicable law, and (3) otherwise by foreclosure, and there is no homestead or other exemption or dower, courtesy or other rights or interests available to the
     Mortgagor or the Mortgagor's spouse that would interfere with such right to sell at a trustee's sale or right to foreclosure, subject in each case to applicable federal and state laws and judicial precedents with respect to bankruptcy and rights of redemption;

               (xlv) No Mortgage Loan was made in connection with (1) the construction or rehabilitation of a Mortgaged Property or (2) facilitating the trade-in or exchange of a Mortgaged Property or an REO Property;

               (xlvi) With respect to each Mortgage that is a deed of trust, a trustee duly qualified under applicable law to serve as such is properly named, designated and serving;

               (xlvii) Except in connection with a trustee's sale after default by a Mortgagor, no fees or expenses are payable by the Company or the
     Subservicer to the trustee under any Mortgage that is a deed of trust;

               (xlviii) A policy of title insurance in the form and amount required by the Program Guide was effective as of the closing of each
     Mortgage Loan, is valid and binding and remains in full force and effect, unless the Mortgaged Property is located in the State of Iowa and an attorney's certificate has been provided as described in the Program Guide;
     with respect to any Pay Option ARM Mortgage Loan, such policy of title insurance includes a negative amortization endorsement and insures the
     Company against

                                       21

     any loss by reason of the invalidity or the unenforceability of the lien resulting from the provisions of the Mortgage providing for the adjustment of the mortgage interest rate and/or the monthly payment including any
     Negative Amortization thereunder;

               (xlix) There is no requirement for future advances under the
     Mortgage Loan and any and all requirements as to completion of any on-site or off-site improvements and as to disbursements of any escrow funds therefor (including any escrow funds held to make Monthly Payments pending completion of such improvements) have been complied with. All costs, fees and expenses incurred in making, closing or recording the Mortgage Loans were paid.

               (l) Each Mortgage Note constitutes a legal, valid and binding obligation of the Mortgagor enforceable in accordance with its terms except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditors' rights;

               (li) The Mortgage Note is not and has not been secured by any collateral, pledged account, or other security except the lien of the
     Mortgage;

               (lii) The Mortgagor has not notified the Company or a
     Subservicer, and no relief has been requested or allowed to the Mortgagor, under the Servicemembers' Civil Relief Act.

               (liii) No Mortgagor is the subject to any pending bankruptcy, insolvency, reorganization or moratorium proceeding;

               (liv) All improvements which were considered in determining the
     Appraised Value of the Mortgaged Property lie wholly within the boundaries and the building restriction lines of the Mortgaged Property, or the policy of title insurance affirmatively insures against loss or damage by reason of any violation, variation, encroachment or adverse circumstance that either is disclosed or would have been disclosed by an accurate survey;

               (lv) The Company is a member of MERS, in good standing, and current in payment of all fees and assessments imposed by MERS, and has complied with all rules and procedures of MERS in connection with its assignment on the MERS(R) System to such Initial Owner;

               (lvi) To the extent an appraisal of the Mortgaged Property was made, the appraisal was made by an appraiser who meets the minimum qualifications for appraisers as specified in the Program Guide;

               (lvii) Each Mortgage Loan was underwritten and approved in accordance with the Company's general procedures and standards in all material respects;

               (lviii) The servicing of each Mortgage Loan has been legal, proper, prudent and customary and in accordance with the Program Guide;

                                       22

               (lix) The Mortgaged Property is in material compliance with all applicable environmental laws pertaining to environmental hazards
     (including without limitation, asbestos) and neither the Company, nor to the Company's knowledge, the related Mortgagor, has received any notice of any violation or potential violation of such environmental laws;

               (lx) No misrepresentation or fraud in respect of such Mortgage
     Loan has taken place on the part of any Person in connection with the origination and servicing of such Mortgage Loan;

               (lxi) There is no mortgage loan in the trust that was originated on or after March 7, 2003, which is a "high cost home loan" as defined under the Georgia Fair Lending Act;

               (lxii) No mortgage loan in the trust is a "high cost home,"
     "covered" (excluding home loans defined as "covered home loans" in the New
     Jersey Home Ownership Security Act of 2002 that were originated between
     November 26, 2003 and July 7, 2004), "high risk home" or "predatory" loan under any applicable state, federal or local law (or a similarly classified loan using different terminology under a law imposing heightened regulatory scrutiny or additional legal liability for residential mortgage loans having high interest rates, points and/or fees);

               (lxiii) With respect to each mortgage loan underlying the
     Security, no borrower obtained a prepaid single-premium credit-life, credit disability, credit unemployment or credit property insurance policy In connection with the origination of the mortgage loan;

               (lxiv) No subprime mortgage loan originated on or after October
     1, 2002 underlying the Security will impose a prepayment premium for a term in excess of three years. Any loans originated prior to such date, and any non-subprime loans, will not impose prepayment penalties in excess of five years;

               (lxv) The servicer for each mortgage loan underlying the Security will fully furnish, in accordance with the Fair Credit Reporting Act and its implementing regulations, accurate and complete information (i.e., favorable and unfavorable) on its borrower credit files to Equifax,
     Experian, and Trans Union Credit Information Company (three of the credit repositories), on a monthly basis;

               (lxvi) With respect to Pay Option ARM Mortgage Loans, the related
     Mortgage Note requires a Monthly Payment which is a Minimum Monthly
     Payment, an interest-only payment, full principal and interest amortized over thirty (30) years, or full principal and interest amortized over fifteen (15) years, and in each case, such Monthly Payment is in accordance with the related Mortgage Note;

               (lxvii) With respect to any Pay Option ARM Mortgage Loan, as of any Adjustment Date, the Mortgagor is and was provided with any and all disclosures and amortization schedules required by applicable law; and

                                       23

               (lxviii) No Pay Option ARM Mortgage Loan has a Loan-to-Value
     Ratio as of the Closing Date equal to or greater than 115%, and no Mortgage
     Loan or Mortgage Note allows for a Loan-to-Value Ratio equal to or greater than 115%.

          (b) It is understood and agreed that the representations and warranties set forth in Section 2.04(a) herein and any additional representations and warranties set forth in a Reference Agreement shall survive the sale of the Mortgage Loans and shall inure to the benefit of any Owners, notwithstanding any restrictive or qualified endorsement or assignment. Upon discovery by either the Company or an Owner of a breach of any of the representations and warranties in Section 2.04(a) or any additional representations and warranties set forth in a Reference Agreement, which materially and adversely affects the interest of the Owners, including, but not limited to, value and enforceability, in the related Mortgage Loan, the party discovering such breach shall give prompt written notice to the other. Within 90 days of its discovery or its receipt of notice of any such breach, the Company shall (i) cure such breach in all material respects or (ii) repurchase such
Mortgage Loan at the Repurchase Price provided that if the breach would cause the Mortgage Loan to be other than a "qualified mortgage" as defined in Section
860G(a)(3) of the Code, any such cure or repurchase must occur within 90 days from the date such breach was discovered. The Repurchase Price for the repurchased Mortgage Loan shall be deposited by the Company in the Custodial
Account and, upon receipt by the Owners of such Repurchase Price, the Owners shall cause the Custodian to promptly deliver the related Mortgage File to the
Company. If any breach of representation or warranty set forth in clauses (xxi),
(xli) and (xlii) of Section 2.04(a) gives rise to an obligation to repurchase a
Mortgage Loan pursuant to this Section 2.04(b), then the Company shall pay to the Owner an amount equal to any liability, penalty or expense that is actually incurred and paid by the Owner and that directly resulted from such breach. The
Company shall prepare the Assignment of the related Mortgage for execution by or at the direction of the Owners, as applicable, and shall pay all costs and expenses reasonably incurred by the Owners in effecting the reconveyance of a repurchased Mortgage Loan including, without limitation, the cost of recording the Assignment of the related Mortgage for any Mortgage Loan that is not registered with MERS. Notwithstanding the foregoing, the Company shall indemnify the Owner for any reasonable expense, cost, loss or liability (including but not limited to reasonable attorney's fees) incurred by the Owner arising from any breach of warranty or representation or covenant of the Company made herein that materially and adversely affects the interests of the Owner in such Mortgage
Loan. It is understood and agreed that the obligation of the Company to cure such breach or to so purchase such Mortgage Loan as to which such a breach has occurred and is continuing and the obligation of the Company to indemnify the
Owner pursuant to the preceding sentence shall constitute the sole remedy respecting such breach available to the Owners.

          (c) The Company hereby represents and warrants to each Initial Owner that as of each Closing Date:

               (i) The Company is a corporation duly organized, validly existing and in good standing under the laws governing its creation and existence and is or will be in compliance with the laws of each state in which any
     Mortgaged Property is located to the extent necessary to ensure the enforceability of each Mortgage Loan in accordance with the terms of this
     Agreement;

                                       24

               (ii) The execution, delivery and performance of this Agreement by the Company have been duly authorized and its execution, delivery, performance and compliance with the terms of this Agreement will not violate the Company's Certificate of Incorporation or Bylaws or constitute a default (or an event which, with notice or lapse of time, or both, would constitute a material default) under, or result in the material breach of, any material contract, agreement or other instrument to which the Company is a party or which may be applicable to the Company or any of its assets;

               (iii) This Agreement, assuming due authorization, execution and delivery by each Initial Owner, constitutes a valid, legal and binding obligation of the Company enforceable against it in accordance with the terms hereof subject to applicable bankruptcy, insolvency, reorganization, moratorium and other laws affecting the enforcement of creditors' rights generally and to general principles of equity, regardless of whether such enforcement is considered in a proceeding in equity or at law;

               (iv) The Company is not in default with respect to any order or decree of any court or any order, regulation or demand of any federal, state, municipal or governmental agency, which default might have consequences that would materially and adversely affect the condition
     (financial or other) or operations of the Company or its properties or might have consequences that would materially adversely affect its performance hereunder;

               (v) The Company believes that it can perform the covenants contained in this Agreement in all material respects. The Company is solvent and will not be rendered insolvent by the consummation of the transactions contemplated by this Agreement;

               (vi) The performance of the Company's obligations under this
     Agreement and the consummation of the transactions contemplated hereby do not require any consent, approval, authorization or order of, filing with or notice to any State of Minnesota agency or other governmental body in any other applicable jurisdiction, except such as have been obtained, effected or given;

               (vii) No litigation is pending or, to the best of the Company's knowledge, threatened against the Company which would prohibit the Company from entering into this Agreement or which would have a material adverse effect on the Company's ability to perform its obligations under this
     Agreement;

               (viii) The consummation of the transactions contemplated by this
     Agreement are in the ordinary course of business of the Company, and the transfer, assignment and conveyance of the Mortgage Notes and the Mortgages by the Company pursuant to this Agreement are not subject to the bulk transfer or any similar statutory provisions in effect in any applicable jurisdiction;

               (ix) The Company has not dealt with any broker, investment banker, agent or other person that may be entitled to any commission or compensation in

                                       25

     connection with the sale of the Mortgage Loans that will be borne by the relevant Initial Owner;

               (x) Except as previously disclosed to the Initial Owners in writing (a) the financial statements of the Company delivered to the
     Initial Owners for the fiscal year ended December 31, 2004 fairly present the results of operations and changes in financial position of the Company for such period and the financial position of the Company as of the end of such period, and (b) such financial statements are true, correct and complete as of their respective dates and have been prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as set forth in the notes to such financial statements.

               (xi) No information, certificate of an officer, statement
     furnished in writing or report delivered by the Company to the Initial
     Owners will contain any untrue statement of a material fact;

               (xii) Each Mortgage Loan was originated by a Seller that was in good standing with the Company as a seller under the Program Guide at the time of purchase of the Mortgage Loan by the Company;

               (xiii) The electronic data file listing the Mortgage Loans and characteristics thereof provided to the relevant Initial Owner by the
     Company prior to the Closing Date is true and correct in all material respects; and

               (xiv) The Company has complied with all anti-money laundering laws and regulations currently in effect and applicable to it.

          SECTION 2.05. REPRESENTATIONS, WARRANTIES AND COVENANTS OF THE INITIAL
OWNERS. Each Initial Owner hereby represents and warrants to and covenants with, the Company that as of the applicable Closing Date:

               (i) Such Initial Owner understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state. Such Initial Owner is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the Securities Act or any applicable state securities law. Such Initial Owner considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans. Such Initial Owner has been furnished with all information regarding the Mortgage Loans that it has requested from the Company. Neither such Initial Owner nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage
     Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner or

                                       26

     taken any other action, which would constitute a distribution of the
     Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of Section 5 of the
     Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

               (ii) Such Initial Owner is either (a) not a Plan that is subject to ERISA or Section 4975 of the Code and not a Person acting, directly or indirectly, on behalf of or investing with "plan assets" of any such Plan or (b) an employee benefit plan that is subject to ERISA or Section 4975 of the Code and the transaction contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under Section 406 of
     ERISA or Section 4975 of the Code;

               (iii) Such Initial Owner has executed this Agreement, the
     applicable Reference Agreement and the applicable Custodial Agreement contemporaneously with the sale of the Mortgage Loans by the Company to such Initial Owner and the transfer of the purchase price by such Initial
     Owner to the Company. The appropriate credit and investment committees of such Initial Owner has approved this Agreement, such Reference Agreement and such Custodial Agreement and such committees have the corporate authority to approve this Agreement, such Reference Agreement and such
     Custodial Agreement;

               (iv) Such Initial Owner shall maintain this Agreement, each
     Reference Agreement and each Custodial Agreement continuously, from the time of their execution, as an official record of such Initial Owner; and

               (v) Such Initial Owner has the full corporate power and authority to purchase the Mortgage Loans and to execute, deliver and perform and to enter into and consummate all transactions contemplated by this Agreement, the applicable Reference Agreement and applicable Custodial Agreement, has duly authorized the execution and delivery of this Agreement, such
     Reference Agreement and such Custodial Agreement, and this Agreement, such
     Reference Agreement and such Custodial Agreement each constitute the legal, valid and binding obligation of such Initial Owner, enforceable against it in accordance with their respective terms, except as limited by bankruptcy, insolvency or other similar laws affecting generally the enforcement of creditors' rights and by general principles of equity regardless of whether such enforcement is considered in a proceeding in equity or at law.

          The relevant Initial Owner shall indemnify the Company and hold it harmless against any loss, liability or expense incurred in connection with any claim, demand, defense or assertion based on or grounded upon, or resulting from, a breach of such Initial Owner's representations, warranties and covenants contained in this Section 2.05.

                                       27

          SECTION 2.06. PROTECTION OF CONFIDENTIAL INFORMATION AND CONSUMER
INFORMATION.

          (a) Each Owner agrees that the Sellers are customers of the Company and that the relationships between the Company and such Sellers are confidential
(the "Confidential Information"). Each Owner agrees that it shall not directly solicit the Sellers of Mortgage Loans for the purpose of purchasing loans similar to the Mortgage Loans from any such Seller unless (i) such a relationship already exists between such Owner or its affiliates and such
Seller, (ii) such a purchase of a mortgage loan is established by a broker or agent of such Owner, which agent or broker is acting independently, and neither such Owner nor its affiliates have provided such broker or agent with any
Confidential Information, or (iii) such a purchase of a mortgage loan is in such
Owner's ordinary course of business and is not based on the use of Confidential
Information. Each Owner shall keep confidential and shall not, without the
Company's prior written consent, divulge to any party the price paid by such
Owner for the Mortgage Loans, except to the extent that it is appropriate for such Owner to do so in working with legal counsel, auditors, examiners, taxing authorities or other governmental or regulatory agencies.

          (b) Each Owner agrees that it (i) shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information,
(ii) shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer
Information, (iii) shall not disclose Consumer Information to third parties except as permitted or required by applicable law and regulations or at the specific written direction of the Company, (iv) shall maintain adequate physical, technical and administrative safeguards to protect Consumer
Information from unauthorized access, and (v) shall immediately notify the
Company of any actual or suspected breach of the confidentiality of Consumer
Information.

          Each Owner agrees that it shall indemnify, defend and hold the Company harmless from and against any loss, claim or liability the Company may suffer by reason of such Owner's failure to perform the obligations set forth in this
Section 2.06(b).

          (c) The Company agrees that (i) it shall not solicit any Mortgagors
(in writing or otherwise) to refinance any of the Mortgage Loans; provided that mass advertising or mailings (such as placing advertisements on television, on radio, in magazines or in newspapers or including messages in billing statements) that are not exclusively directed towards the Mortgagors shall not constitute solicitation and shall not violate this covenant and (ii) it shall comply with any applicable laws and regulations regarding the privacy and security of Consumer Information, it shall not use Consumer Information in any manner inconsistent with any applicable laws and regulations regarding the privacy and security of Consumer Information, it shall not disclose Consumer
Information to third parties except as permitted or required by applicable law and regulations, it shall maintain adequate physical, technical and administrative safeguards to protect Consumer Information from unauthorized access and it shall immediately notify the Owner of any actual or suspected breach of the confidentiality of Consumer Information.

                                       28

          The Company shall indemnify, defend and hold the Owner harmless from and against any loss, claim or liability the Owner may suffer by reason of the
Company's failure to perform the obligations set forth in this Section 2.06(c).

          (d) The Company agrees and acknowledges that as to all nonpublic personal information received or obtained by it with respect to any Mortgagor:
(a) such information is and shall be held by the Company in accordance with all applicable law, including but not limited to the privacy provisions of the
Gramm-Leach Bliley Act; (b) such information is in connection with a proposed or actual secondary market sale related to a transaction of the Mortgagor for purposes of 16 C.F.R. section 313.14(a)(3); and (c) Company is hereby prohibited from disclosing or using any such information other than to carry out the express provisions of this Agreement, or as otherwise permitted by applicable law.

          (e) The agreements under this Section 2.06 shall survive any termination of this Agreement.

          SECTION 2.07. EARLY PAYMENT DEFAULT. If the related Mortgagor is thirty (30) days or more delinquent with respect to the first Monthly Payment
(or, if the Company and the relevant Initial Owner expressly agree in any commitment letter with respect to any Mortgage Loan, the second Monthly Payment)
under a Mortgage Loan due following the related Closing Date, the Company shall, at the Initial Owner's option, repurchase such Mortgage Loan from the Initial
Owner at the Repurchase Price within forty-five (45) days of the Due Date relating to such Monthly Payment; provided that the Company shall not be required to repurchase such Mortgage Loan if it can demonstrate to the Initial
Owner's reasonable satisfaction within thirty (30) days of such reported delinquency that the related Mortgagor timely made all payments required of the
Mortgagor but such payment was otherwise misapplied.

          SECTION 2.08. PREPAYMENT PROTECTION. If any Mortgage Loan prepays in full within the first two (2) months following the related Closing Date, then the Company will pay to the Initial Owner an amount equal to the greater of
(without duplication of any prepayment penalty fees otherwise paid with respect to such Mortgage Loan hereunder) (y) (1) the excess of the "purchase price percentage" paid by the Initial Owner to the Company for such Mortgage Loan over
100% as set forth in the related Mortgage Loan Schedule and/or commitment letter, times (2) the outstanding principal balance of the Mortgage Loan as of the date of such prepayment in full and (z) the amount of any prepayment penalty fees paid with respect to such Mortgage Loan. Such amount shall be deposited in the Custodial Account maintained by the Company. In the event any Mortgage Loan is paid in full after the related Cut-off Date and on or prior to the related
Closing Date, the Company shall also pay, in addition to the premium, the accrued interest paid by the Initial Owner for such Mortgage Loan. Nothing contained in this Section 2.08 shall in any way limit the rights of the Initial
Owner to all collections and recoveries of principal and interest received or applied to any Mortgagor's account and the Company's obligation to remit such recoveries of principal and interest to the Initial Owner.

          SECTION 2.09. DELIVERY OF COLLATERAL DOCUMENTS. Upon request from the
Owner, the Company shall deliver no later than fifteen (15) days after such request copies of any documents related to a Mortgage Loan that required to be delivered pursuant to Section 2.01(b) but are held by the Company, to the Owner at the direction of the Owner. If the Company fails

                                       29

to furnish copies within the time period specified in this Section after the
Owner has requested such copies, the Company shall repurchase such Mortgage Loan from the Owner in accordance with Section 2.04 hereof.

          In connection with any Mortgage Loan that is a "Streamline Refi"
Mortgage Loan, upon request from the Owner, the Company shall deliver, no later than fifteen (15) days after such request, copies of any documents related to the original mortgage loan that was the subject of the refinancing; provided, however, that any such document was required to be included in the related mortgage loan file pursuant to the related underwriting guidelines which have been provided to the Owner. If the Company fails to furnish such copies within the time period specified in this Section after the Owner has requested such copies, the Company shall repurchase such Mortgage Loan from the Owner in accordance with Section 2.04 hereof.

                                  ARTICLE III

                 ADMINISTRATION AND SERVICING OF MORTGAGE LOANS

          SECTION 3.01. COMPANY TO ACT AS SERVICER. The Company shall act as master servicer, and in such capacity shall service and administer the Mortgage
Loans in accordance with this Agreement and the Program Guide, and in connection therewith shall follow such procedures as it would employ in its good faith business judgment and which are normal and usual in its general mortgage servicing activities for mortgage loans similar to the Mortgage Loans, and as if the Mortgage Loans were owned by the Company and that are in accordance with accepted mortgage servicing practices of prudent mortgage lending institutions which service mortgage loans of the same type as the Mortgage Loans. The Company shall have full power and authority to the extent provided herein, acting alone and/or through the Subservicer as provided in Section 3.02, to do or cause to be done any and all things which it may deem necessary or prudent in connection with such servicing and administration. The Company will perform its duties and obligations as master servicer hereunder in accordance with all applicable laws in all material respects. The Owner shall furnish the Company and any
Subservicer with any powers of attorney and other documents necessary or appropriate to enable the Company to service and administer the Mortgage Loans.

          SECTION 3.02. AGREEMENTS BETWEEN COMPANY AND SUBSERVICER. The Company
may enter into one or more Subservicing Agreements with one or more Subservicers for the servicing and administration of the Mortgage Loans. Each Subservicer shall be approved by the Company as a servicer in accordance with the terms and conditions of the Program Guide and shall be entitled to receive and retain the
Subservicing Fee in respect of the related Mortgage Loans. References in this
Agreement to actions taken or to be taken by the Company in servicing the
Mortgage Loans include actions taken or to be taken by a Subservicer on behalf of the Company. Each Subservicing Agreement will be upon such terms and conditions as are required or permitted by the Program Guide and are not inconsistent with this Agreement. Any Subservicing Agreement shall be deemed to be between the Subservicer and the Company alone and the Owners shall not be deemed a party thereto and shall have no claims, rights, obligations, duties or liabilities with respect to the Subservicer in its capacity as such except as hereinafter set forth in this Section 3.02.

                                       30

          The Company further is authorized and empowered by the Owners, with the Owners' knowledge and consent, in its own name or in the name of the
Subservicer, when the Company believes it appropriate in its best judgment to register any Mortgage Loan on the MERS(R) System, or cause the removal from the registration of any Mortgage Loan on the MERS(R) System, to execute and deliver, on behalf of the Owners any and all instruments of assignment and other comparable instruments with respect to such assignment or re-recording of a
Mortgage in the name of MERS, solely as nominee for the Owners and its successors and assigns. The cost of any such registration, removal, assignment or re-recording shall be paid by the Owners.

          The Company shall be entitled to terminate any Subservicing Agreement that may exist and the rights and obligations of any Subservicer pursuant to any
Subservicing Agreement in accordance with the terms and conditions of such
Subservicing Agreement and without any limitation by virtue of this Agreement;
provided, however, that in the event of termination of any Subservicing
Agreement by the Company or the Subservicer, all servicing obligations of such
Subservicer shall be assumed simultaneously by the Company, and the Company shall either act as servicer of the related Mortgage Loan or enter into a
Subservicing Agreement with a successor Subservicer which will be bound by the terms of the related Subservicing Agreement.

          The Company shall remain obligated and primarily liable to the Owners for the servicing and administering of the Mortgage Loans in accordance with the provisions of Section 3.01 without diminution of such obligation or liability by virtue of such Subservicing Agreements or arrangements or by virtue of indemnification from the Subservicer and to the same extent and under the same terms and conditions as if the Company alone were servicing and administering the Mortgage Loans.

          In the event the Company shall for any reason no longer be the master servicer of the Mortgage Loans hereunder, the Successor Servicer appointed pursuant to Section 8.01, if any, or the Owners, as the case may be, shall thereupon assume all of the rights and obligations of the Company under each
Subservicing Agreement that may have been entered into, unless the Subservicer or Owner is then permitted and elects to terminate any Subservicing Agreement in accordance with its terms.

          SECTION 3.03. COLLECTION OF CERTAIN MORTGAGE LOAN PAYMENTS AND
LIQUIDATION OF MORTGAGE LOANS. The Company shall cause all payments called for under the terms and provisions of the Mortgage Loans to be collected. Consistent with the foregoing, the Company may in its discretion (i) waive any late payment charge or penalty interest in connection with the prepayment of a Mortgage Loan and (ii) only upon determining that the coverage of such Mortgage Loan by the related mortgage insurance policy if any, will not be affected, extend the Due
Dates for the Monthly Payments due on a Mortgage Note in accordance with the
Program Guide. The Company may (or shall, in the case of clauses (ii) or (iii)
below) waive (or permit a Subservicer to waive) a Prepayment Penalty only under the following circumstances: (i) such waiver relates to a default or a reasonably foreseeable default and would, in the reasonable judgment of the
Company, maximize recovery of total proceeds taking into account the value of such Prepayment Penalty and the related Mortgage Loan, (ii) such waiver is required under state or federal law or (iii) the mortgage debt has been accelerated as a result of the Mortgagor's default in making its Monthly
Payments. The Company shall not waive (and

                                       31

shall not permit any Subservicer to waive) any Prepayment Penalty unless it is waived in accordance with the immediately preceding sentence.

          SECTION 3.04. PRINCIPAL AND INTEREST ACCOUNTS. In those cases where a
Subservicer is servicing a Mortgage Loan pursuant to a Subservicing Agreement, the Subservicer will be required to establish and maintain one or more principal and interest accounts in accordance with the Program Guide. The Subservicer will generally be required to deposit into such accounts all proceeds of Mortgage
Loans received by the Subservicer, less its servicing compensation, and remit such amounts to the Company as described in the Subservicing Agreement.

          SECTION 3.05. ESCROW ACCOUNTS. In addition to the principal and interest account described in Section 3.04, the Company shall cause each
Subservicer pursuant to the related Subservicing Agreement to establish and maintain one or more escrow accounts for the benefit of the Company and deposit and retain therein all collections from the Mortgagors for the payment of taxes, assessments, hazard insurance premiums, mortgage insurance policy premiums, if applicable, and comparable items for the account of the Mortgagors.

          SECTION 3.06. CUSTODIAL ACCOUNT. The Company shall establish and maintain one or more Custodial Accounts, which may be interest bearing accounts.
A Custodial Account may contain funds which do not belong to the Owners. Except as otherwise set forth below, the following payments and collections shall be deposited therein (other than in respect of principal and interest on the
Mortgage Loans due on or before the applicable Cut-off Date): (i) all payments on account of principal on the Mortgage Loans; (ii) all payments on account of interest on the Mortgage Loans, net of the Subservicing Fee or any portion of the Servicing Fee payable to the Subservicer, including Compensating Interest;
(iii) all Insurance Proceeds and Liquidation Proceeds; (iv) any Monthly
Advances; (v) all proceeds of any Mortgage Loan repurchased pursuant to Sections
2.02 and 2.04 and clause (iii) of Section 7.01, (vi) any amounts required to be deposited pursuant to Section 2.07, 2.08, the first paragraph of Section 3.08 and Section 3.19 and (vii) any Prepayment Penalties.

          With respect to Liquidation Proceeds, Insurance Proceeds and the proceeds of the purchase of any Mortgage Loan pursuant to Sections 2.02 and 2.04 received in any calendar month, the Company may elect to treat such amounts as included in the Principal Remittance Amount for the Remittance Date in the month of receipt, but is not obligated to do so. If the Company so elects, such amounts will be deemed to have been received on the last day of the month prior to the receipt thereof.

          SECTION 3.07. PERMITTED WITHDRAWALS FROM THE CUSTODIAL ACCOUNT. The
Company may, from time to time as provided herein, make withdrawals from the
Custodial Account for the following purposes:

               (i) to make payments to the Owners in the amounts and in the manner provided for in Section 4.01;

               (ii) to reimburse itself for Monthly Advances, the Company's right to reimburse itself pursuant to this subclause (ii) being limited to amounts received on the

                                       32

     related Mortgage Loan which represent late payments of principal and/or interest respecting which any such advance was made;

               (iii) to reimburse itself as to any Liquidated Mortgage Loan from related Liquidation Proceeds for related Monthly Advances, Insured Expenses and Liquidation Expenses, and to reimburse itself for any unpaid servicing compensation on such Liquidated Mortgage Loan;

               (iv) to reimburse itself as to any Mortgage Loan which became an
     REO Property, from related Liquidation Proceeds for related Insured
     Expenses and Liquidation Expenses;

               (v) (a) to pay to itself as servicing compensation any interest earned on or investment income with respect to funds in the Custodial
     Account to the extent interest earnings are in excess of the amount of
     Compensating Interest owed and (b) to pay to itself as to each Mortgage
     Loan the Servicing Fee, and to the related Subservicer the Subservicing
     Fee;

               (vi) to pay to itself with respect to each Mortgage Loan that has been repurchased pursuant to Sections 2.02, 2.04 and 3.19 all amounts received thereon and not required to be distributed to the Owners;

               (vii) to reimburse itself for any Nonrecoverable Monthly Advance or to reimburse itself for any Liquidation Expenses not previously recovered pursuant to subclauses (iii) and (iv) above;

               (viii) to reimburse itself for expenses incurred by and
     reimbursable to it pursuant to Section 5.01;

               (ix) to reimburse itself for any other expenses incurred and reimbursable to it pursuant to Section 3.12 or otherwise; and

               (x) to clear the Custodial Account of all amounts on deposit therein attributable to the Mortgage Loans upon the termination of this
     Agreement.

          SECTION 3.08. PERMITTED INSTRUMENTS. The depository institution at which the Custodial Account has been established may at the direction of the
Company, invest the funds in the Custodial Account in Permitted Instruments, which shall mature not later than the Remittance Date next following the date of such investment. All income and gain realized from any such investment shall be for the benefit of the Company and shall be subject to its withdrawal or order from time to time. The amount of any losses incurred in respect of any such investments shall be deposited in the Custodial Account by the Company out of its own funds immediately as such losses are realized. As used herein, Permitted
Instruments shall include the following:

               (i) obligations of, or obligations fully guaranteed as to
     principal and interest by, the United States or any agency or instrumentality thereof, provided such obligations are backed by the full faith and credit of the United States;

                                       33

               (ii) repurchase obligations with respect to any security
     described in clause (i) above maturing not more than one month from the date of acquisition thereof provided that the unsecured obligations of the party agreeing to repurchase such obligations are at the time rated by any nationally recognized rating agency as investment grade;

               (iii) federal funds, certificates of deposit, demand deposits, time deposits and bankers' acceptances (which shall each have an original maturity of not more than 90 days and, in the case of bankers' acceptances, shall in no event have an original maturity of more than 365 days or a remaining maturity of more than 30 days) denominated in United States dollars of any U.S. depository institution or trust company incorporated under the laws of the United States or any state thereof or of any domestic branch of a foreign depository institution or trust company incorporated under the laws of the United States or any state, provided that the debt obligations of such depository institution or trust company (or, in the case of the principal depository institution in a depository institution holding company system, debt obligations of the depository institution holding company) at the date of acquisition thereof have been rated by any nationally recognized rating agency as investment grade; and provided further that, if the depository or trust company is a principal subsidiary of a depository institution holding company and the debt obligations of such subsidiary are not separately rated, the applicable rating shall be that of the depository institution holding company; and, provided further that, if the original maturity of such short-term obligations of a domestic branch of a foreign depository institution or trust company shall exceed 30 days, the short-term rating of such institution shall be rated by any nationally recognized rating agency as investment grade;

               (iv) commercial paper and demand notes (having original
     maturities of not more than 365 days) of any corporation incorporated under the laws of the United States or any state thereof which on the date of acquisition has a remaining maturity of not more than 30 days and has been rated by any nationally recognized rating agency as investment grade;

               (v) a money market fund or a qualified investment fund rated by any nationally recognized rating agency as investment grade; and

               (vi) other obligations or securities that are acceptable to any nationally recognized rating agency as a Permitted Instrument for a security rated as investment grade.

          SECTION 3.09. PRIMARY INSURANCE POLICIES. The Company shall not take any action which would result in non-coverage under any applicable mortgage insurance policy or any loss which, but for the actions of the Company, would have been covered thereunder. To the extent coverage is in full force and effect on the Mortgage Loans as of the applicable Cut-off Date, the Company shall use reasonable efforts to keep or cause to be kept in full force and effect each such mortgage insurance policy until the principal balance of the related
Mortgage Loan is reduced to 80% or less of the Appraised Value in the case of such a Mortgage Loan having a

                                       34

Loan-to-Value Ratio at origination in excess of 80%. The Company shall pay or use reasonable efforts to cause the premium for each mortgage insurance policy to be paid on a timely basis.

          SECTION 3.10. MAINTENANCE OF HAZARD INSURANCE AND ERRORS AND OMISSIONS
AND FIDELITY COVERAGE.

          (a) The Company shall use reasonable efforts to cause to be maintained for each Mortgage Loan and on property acquired upon foreclosure, or deed in lieu of foreclosure, of any Mortgage Loan, fire insurance with extended coverage and flood insurance in accordance with the Program Guide. Any amounts applied to the Company under any such policies (other than amounts applied to the restoration or repair of the related Mortgaged Property or property thus acquired or amounts released to the Mortgagor in accordance with the Company's normal servicing procedures) shall be deposited in the Custodial Account, subject to withdrawal pursuant to Section 3.07. In the event that the Company shall obtain and maintain a blanket policy insuring against hazard losses on all of the Mortgage Loans, it shall conclusively be deemed to have satisfied its obligations as set forth in the first sentence of this Section 3.10(a), it being understood and agreed that such policy may contain a deductible clause, in which case the Company shall, in the event that there shall not have been maintained on the related Mortgaged Property a policy complying with the first sentence of this Section 3.10(a) and there shall have been a loss which would have been covered by such policy, deposit in the Custodial Account the amount not otherwise payable under the blanket policy because of such deductible clause. In connection with its activities as administrator and servicer of the Mortgage
Loans, the Company agrees to present, on behalf of itself and the Owners, claims under any such blanket policy in a timely fashion in accordance with the terms of such policy.

          (b) The Company shall obtain and maintain at its own expense and keep in full force and effect throughout the term of this Agreement a blanket fidelity bond and an errors and omissions insurance policy covering the
Company's officers and employees and other persons acting on behalf of the
Company in connection with its activities under this Agreement. The amount of coverage shall be at least equal to the coverage that would be required by
Fannie Mae or Freddie Mac with respect to the Company if the Company were servicing and administrating the Mortgage Loans for Fannie Mae or Freddie Mac in
addition to other mortgage loans being serviced and administered by the Company.

          SECTION 3.11. ENFORCEMENT OF DUE-ON-SALE CLAUSES.

          (a) When any Mortgaged Property is conveyed, the Company shall declare such Mortgage Loan due and payable and shall enforce any due-on-sale clause contained in any Mortgage Note or Mortgage in accordance with the Program Guide, to the extent permitted under applicable law and governmental regulations, but only to the extent that such enforcement will not adversely affect or jeopardize coverage under any insurance policy. Notwithstanding the foregoing:

               (i) the Company shall not be deemed to be in default under this
     Section 3.11(a) by reason of any transfer or assumption which the Company is restricted by law from preventing; and

                                       35

               (ii) if the Company determines that it is reasonably likely that any Mortgagor will bring, or if any Mortgagor does bring, legal action to declare invalid or otherwise avoid enforcement of a due-on-sale clause contained in any Mortgage Note or Mortgage, the Company shall not be required to enforce the due-on-sale clause or to contest such action.

          (b) Subject to the Company's duty to enforce any due-on-sale clause to the extent set forth in Section 3.11(a), in any case in which a Mortgaged
Property is to be conveyed to a Person by a Mortgagor, and such Person is to enter into an assumption or modification agreement or supplement to the Mortgage
Note or Mortgage which requires the signature of the Owners, or if an instrument of release signed by the Owners is required releasing the Mortgagor from liability on the Mortgage Loan, the Company is authorized, subject to the requirements of the sentence next following, to execute and deliver, on behalf of the Owners, the assumption agreement with the Person to whom the Mortgaged
Property is to be conveyed and such modification agreement or supplement to the
Mortgage Note or Mortgage or other instruments as are reasonable or necessary to carry out the terms of the Mortgage Note or Mortgage or otherwise to comply with any applicable laws regarding assumptions or the transfer of the Mortgaged
Property to such Person. The Company shall execute and deliver such documents only if it reasonably determines that (i) its execution and delivery thereof will not conflict with or violate any terms of this Agreement or cause the unpaid balance and interest on the Mortgage Loan to be uncollectible in whole or in part, (ii) any required consents of insurers under any related insurance policies have been obtained and (iii) subsequent to the closing of the transaction involving the assumption or transfer (A) the Mortgage Loan will continue to be secured by a first mortgage lien pursuant to the terms of the
Mortgage, (B) such transaction will not adversely affect the coverage under any related Insurance Policies, (C) the Mortgage Loan will fully amortize over the remaining term thereof, (D) no material term of the Mortgage Loan (including the interest rate on the Mortgage Loan) will be altered nor will the term of the
Mortgage Loan be changed and (E) if the seller/transferor of the Mortgaged
Property is to be released from liability on the Mortgage Loan, such release will not (based on the Company's or the Subservicer's good faith determination)
adversely affect the collectability of the Mortgage Loan. Upon receipt of appropriate instructions from the Company in accordance with the foregoing, the
Custodian shall execute any necessary instruments for such assumption or substitution of liability as directed by the Company. Upon the closing of the transactions contemplated by such documents, the Company shall cause the originals or true and correct copies of the assumption agreement, the release
(if any), or the modification or supplement to the Mortgage Note or Mortgage to be delivered to the Custodian and deposited with the Mortgage File for such
Mortgage Loan. Any fees collected by the Company or the related Subservicer for entering into an assumption or substitution of liability agreement will be retained by the Company or such Subservicer as additional servicing compensation. The Company shall notify the Owner, in writing, of any such assumption, modification, supplement or substitution of liability with respect to any Mortgage Loan and the date thereof.

          (c) The Company or the related Subservicer, as the case may be, shall be entitled to approve a request from a Mortgagor for a partial release of the related Mortgaged Property, the granting of an easement thereon in favor of another Person, any alteration or demolition of the related Mortgaged Property or other similar matters if it has determined, exercising its good faith business judgment in the same manner as it would if it were the owner

                                       36

of the related Mortgage Loan, that the security for, and the timely and full collectability of, such Mortgage Loan would not be adversely affected thereby.
Any fee collected by the Company or the related Subservicer for processing such a request will be retained by the Company or such Subservicer as additional servicing compensation.

          (d) Subject to any other applicable terms and conditions of this
Agreement, the Custodian and Company shall be entitled to approve an assignment in lieu of satisfaction with respect to any Mortgage Loan, provided the obligee with respect to such Mortgage Loan following such proposed assignment provides the Custodian and Company with a "Certification" in the form attached hereto as
Exhibit E, in form and substance satisfactory to the Custodian and Company, providing the following: (i) that the Mortgage Loan is secured by Mortgaged
Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction; (ii) that the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and that the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws; (iii) that the Mortgage Loan following the proposed assignment will have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment and (iv) that such assignment is at the request of the borrower under the related Mortgage
Loan, upon approval of such assignment in lieu of satisfaction with respect to any Mortgage Loan, the Company shall receive cash in an amount equal to the unpaid principal balance of and accrued interest on such Mortgage Loan and the
Company shall treat such amount as a Full Prepayment with respect to such
Mortgage Loan for all purposes hereof.

          SECTION 3.12. REALIZATION UPON DEFAULTED MORTGAGE LOANS.

          (a) Subject to Section 3.18(f), the Company shall foreclose upon or otherwise comparably convert the ownership of properties securing such of the
Mortgage Loans as come into and continue in default and as to which no satisfactory arrangements can be made for collection of delinquent payments pursuant to Section 3.03; provided, however, that the Company shall notify the
Owners of the Company's intent to foreclose on any such properties at least 5
Business Days prior to the commencement of foreclosure on such properties. In connection with such foreclosure or other conversion, the Company shall, consistent with this Agreement, follow such practices and procedures as it shall deem necessary or advisable and as shall be normal and usual in its general mortgage servicing activities; provided that the Company shall not be liable in any respect hereunder if the Company is acting in a manner that is consistent with the provisions of this Agreement and the applicable Custodial Agreement.
The foregoing is subject to the proviso that the Company shall not be required to expend its own funds in connection with any foreclosure or towards the restoration of any property unless it shall determine (i) that such restoration and/or foreclosure will increase the proceeds of liquidation of the Mortgage
Loan to the Owners after reimbursement to itself for such expenses and (ii) that such expenses will be recoverable to it through Liquidation Proceeds from the related Mortgaged Property, as contemplated in Section 3.07. In the event of a determination by the Company pursuant to this Section 3.12(a), the Company shall be entitled to reimbursement of its funds so expended pursuant to Section 3.07.
The Company shall be responsible for all other costs and expenses incurred by it in any such proceeding; provided, however, that it shall be entitled to reimbursement thereof from the related Mortgaged Property, as contemplated in
Section 3.07.

                                       37

          (b) Any proceeds collected by the Subservicer and received by the
Company with respect to any Mortgage Loan, including without limitation,
Insurance Proceeds, Liquidation Proceeds or any other proceeds realized with respect to the sale of the Mortgage Loan (other than any such amounts relating to REO Property) shall be applied as follows: first, to reimburse the
Subservicer and the Company for all unreimbursed Monthly Advances with respect to such Mortgage Loan and servicing advances and expenses incurred by the
Subservicer and the Company with respect to such Mortgage Loan in accordance with the Program Guide and this Agreement, including without limitation, taxes, assessments and hazard insurance premiums; second, to pay to the Company any unpaid Servicing Fees and Subservicing Fees owed with respect to the related
Mortgage Loan; third, to pay to the Owners an amount equal to accrued and unpaid interest on the Principal Balance of such Mortgage Loan at the Mortgage Loan
Remittance Rate to the Due Date prior to the Remittance Date on which such amounts are to be distributed; fourth, to pay to the Owners an amount equal to the Principal Balance of such Mortgage Loan; and fifth, to pay to the Owners any amounts remaining.

          SECTION 3.13. OWNER TO COOPERATE: RELEASE OF MORTGAGE FILES.

          (a) Upon becoming aware of the payment in full of any Mortgage Loan or upon the receipt by the Company of a notification that payment in full will be escrowed in a manner customary for such purposes, the Company will immediately notify the relevant Initial Owner and the Custodian by delivering to such
Initial Owner and the Custodian a Request for Release. Upon receipt of such
Request for Release, such Initial Owner shall, within five Business Days, release or cause the Custodian to release the related Mortgage File to the
Company. No expenses incurred in connection with any instrument of satisfaction or deed of reconveyance shall be chargeable to funds attributable to the
Mortgage Loans on deposit in the Custodial Account.

          (b) From time to time as is appropriate for the servicing or foreclosure of any Mortgage Loan, the Company will deliver to the Owners and the
Custodian a Request for Release. Upon receipt of such Request for Release, the
Owners shall promptly cause the Custodian to deliver the related Mortgage File, as requested, to the Company. The Company shall cause each Mortgage File so released to be returned to the Custodian when the need therefor by the Company no longer exists, unless (i) the Mortgage Loan has been liquidated and the
Liquidation Proceeds relating to the Mortgage Loan have been deposited in the
Custodial Account or (ii) the Mortgage File or such document has been delivered directly or through a Subservicer to an attorney, or to a public trustee or other public official as required by law, for purposes of initiating or pursuing legal action or other proceedings for the foreclosure of the Mortgaged Property either judicially or non-judicially.

          SECTION 3.14. REPORTS TO THE OWNERS.

          (a) The Company will deliver to the Owners on or before March 15 of each year, beginning with the first March 15 that occurs at least three (3)
months after the initial Cut-off Date, a certificate of an officer of the
Company stating, as to each signer thereof, that (i) a review of the activities of the Company during the preceding calendar year and of performance under agreements similar to this Agreement has been made under such officer's supervision, (ii) to the best of such officer's knowledge, based on such review, the Company has fulfilled its

                                       38

obligations in all material respects throughout such year, or, if there has been a default in the fulfillment in all material respects of any such obligation relating to this Agreement, specifying each such default known to such officer and the nature and status thereof and (iii) to the best of such officer's knowledge, each Subservicer has fulfilled its material obligations under its
Subservicing Agreement in all material respects, or if there has been a material default in the fulfillment of such obligations as it relates to the Mortgage
Loans, specifying such default known to such officer and the nature and status thereof.

          (b) On or before March 15 of each year, beginning with the first March
15 that occurs at least three (3) months after the initial Cut-off Date, the
Company shall cause a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants to furnish a statement to the Owners to the effect that such firm has examined certain documents and records relating to the servicing of the mortgage loans under various agreements
(including this Agreement) similar one to another and that, on the basis of such examination conducted substantially in compliance with the Uniform Single Audit
Program for Mortgage Bankers or the Audit Program for Mortgages serviced for
Freddie Mac, such servicing has been conducted in compliance with such agreements except for such significant exceptions or errors in records that, in the opinion of such firm, the Uniform Single Audit Program for Mortgage Bankers or the Audit Program for Mortgages serviced for Freddie Mac requires it to report. The Company shall use its best efforts to eliminate any such reported exceptions or errors as promptly as practicable.

          SECTION 3.15. REO PROPERTY. In the event that title to a Mortgaged
Property is acquired in foreclosure or by deed in lieu of foreclosure, the deed or certificate of sale to the REO Property shall be taken in the name of the relevant Owner of the related Mortgage Loan on the date (the "Acquisition Date")
on which such Mortgaged Property becomes an REO Property, or in the name of such other Person or Persons as requested by the Owners, provided, however, that title to the REO Property shall not be taken in the name of the Company unless the Company has obtained an Opinion of Counsel satisfactory to it from an attorney duly licensed to practice law in the State where the REO Property is located to the effect that the Company shall not suffer any adverse tax, financial, regulatory or licensing consequences as a result of obtaining record title to the REO property. The Person or Persons other than the Owners holding record title to an REO Property shall acknowledge in writing that such title is being held as nominee for such Owners.

          The Company by itself or through an affiliate shall manage or cause the Subservicer to manage the REO Property in accordance with the terms and provisions of the Program Guide and in a manner that is consistent with the manner in which it would manage its own property, and in a manner that is in the best interests of the Owners. Any proceeds collected by the Subservicer after the Acquisition Date with respect to the REO Property, including without limitation, insurance, liquidation or any proceeds realized with respect to the sale or rental of the REO Property (collectively, the "Cash Receipts") shall be promptly applied as follows: First, to pay the commission of the broker, if any, who introduced the purchaser of the REO Property to the Subservicer; and Second,
to reimburse the Subservicer and the Company for all unreimbursed Monthly
Advances and pre and post Acquisition Date cash outlays made by the Subservicer and the Company (or such affiliate) with respect to such REO Property in accordance with the Program Guide, including without limitation, taxes, assessments and hazard

                                       39

insurance premiums. All Cash Receipts remaining thereafter shall be distributed to the Owners on the first Remittance Date which occurs one calendar month after the sale of the REO Property.

          The Company and the Owners hereby agree that the Subservicer shall be relieved of its obligation, as set forth in the Program Guide, to advance to the
Company on the 18th day of the month following the Acquisition Date uncollected principal and net interest with respect to the Mortgage Loan relating to the REO
Property.

          SECTION 3.16. COMPENSATING INTEREST. Notwithstanding any other provisions contained herein, the amount of servicing compensation that the
Company shall be entitled to receive for its activities hereunder for the period ending on each Remittance Date shall be reduced (but not below zero) by an amount equal to Compensating Interest (if any) for such Remittance Date. Such reduction shall be applied during such period as follows: first, to any
Servicing Fee or Subservicing Fee to which the Company is entitled pursuant to
Section 3.07, and second, to any income or gain realized from any investment of funds held in the Custodial Account to which the Company is entitled pursuant to
Section 3.08. In making such reduction, the Company (i) will not withdraw from the Custodial Account any such amount representing all or a portion of the
Servicing Fee to which it is entitled pursuant to Section 3.07, and (ii) will not withdraw from the Custodial Account any such amount to which it is entitled pursuant to Section 3.08.

          SECTION 3.17. FILING REQUIREMENTS. In the event that the Mortgage
Loans in a Mortgage Pool are transferred by the Owner directly or indirectly to a securitization trust (a "Securitization Trust"), other than pursuant to
Section 3.18(a), then, upon request of the Owner or any other person as specified in the related pooling and servicing agreement or similar agreement
(and except as otherwise specified therein), the Company shall cause the servicing officer in charge of servicing of the Company to execute and deliver a certification (the "Backup Certification") in the form set forth as Exhibit A to the Regulation AB Compliance Addendum attached hereto as Exhibit H in connection with such Securitization Trust, not later than March 15 of each calendar year following the first fiscal year of the Securitization Trust; provided that such
Backup Certification shall no longer be required if periodic reports under the
Securities Exchange Act of 1934 are no longer required with respect to the
Securitization Trust.

          SECTION 3.18. RECONSTITUTION.

          (a) Upon 20 days' prior written notice of intent to the Company, the
Owner and the Company agree that the Owner may consummate a Whole-Loan Transfer or Securitization Transaction and assign its rights under this Agreement with respect to the Mortgage Loans subject to such Whole-Loan Transfer or
Securitization Transaction subject to the terms of this Agreement; provided, however, that the transferee will not be deemed to be the Owner hereunder unless such transferee shall agree in writing to be bound by the terms of this
Agreement and an original counterpart of the document evidencing such agreement shall have been executed by the Owner and the transferee and delivered to the
Company. Notwithstanding the foregoing, no transfer shall be effective if such transfer would result in there being more than three (3) transferees outstanding hereunder with respect to any Mortgage Loan Package.

                                       40

          (b) The Owner and the Company agree that in connection with the completion of a Securitization Transaction, the Company shall:

               (i) provide the Owner with an Officer's Certificate on behalf of the Company that restates as of the date of the Reconstitution all representations and warranties made by the Company pursuant to Section
     2.04(c) of this Agreement and to restate the representations and warranties made by the Company in Section 2.04(a) as of the Closing Date on which such
     Mortgage Loans were purchased by the Initial Owner pursuant to this
     Agreement, together with any additional reasonable representations and warranties which may be required by the rating agencies in connection with the Securitization Transaction, which shall be mutually agreed upon by the
     Company and the Owner and shall be standard representations and warranties for Securitization Transactions involving mortgage loans similar to the
     Mortgage Loans and shall not impose any additional material obligations or liabilities on the Company than are set forth in this Agreement;

               (ii) cooperate with the Owner with respect to reasonable requests which have been made by the Owner by prior notice and if the Company is required to be a party to any of the Reconstitution Agreements, execute any
     Reconstitution Agreement, subject to the provisions of this Section 3.18, and subject to the mutual agreement between the Owner and the Company as to the terms thereof within a reasonable period of time, but in no event shall any prior notice and request to execute a Reconstitution Agreement be made to the Company less than ten (10) days prior to the date such
     Reconstitution Agreement is to be executed;

               (iii) provide to any master servicer or trustee, as applicable, and/or the Owner, as of a recent date prior to the Securitization
     Transaction, any and all publicly available information and appropriate verification of information which may be reasonably available to the
     Company, whether through letters of its auditors and counsel or otherwise, as the Owner. trustee or a master servicer shall reasonably request as to the related Mortgage Loans and that is customary information for a
     Securitization Transaction;

               (iv) agree to service the Mortgage Loans in accordance with the requirements of the Securitization Transaction, including, without limitation, servicing the Mortgage Loans in accordance with the requirements of the applicable Agency if the Securitization Transaction is an Agency securitization, or servicing the Mortgage Loans in accordance with the requirements of the private label securitization if the
     Securitization Transaction is a private label securitization; provided that no such servicing requirements shall impose any additional obligations or liabilities on the Company than are set forth in this Agreement unless mutually agreed upon by the Company and the Owner;

               (v) deliver to the Owner an Opinion of Counsel with respect to the enforceability of the Reconstitution Agreement against the Company, it being understood that the cost of any Opinion of Counsel from outside counsel shall be the responsibility of the Owner, subject to Section
     3.18(b); and

                                       41

               (vi) provide all other assistance reasonably requested by the
     Owner in connection with effectuation and completion of the Securitization
     Transaction.

          With respect to any Securitization Transaction, the Owner shall be entitled to include in any disclosure document information provided by the
Company as required by the rating agencies (the "Company Information"), and the
Company acknowledges and agrees that the related investors will be permitted to rely on such information. The Company shall indemnify the Owner for any untrue statement or alleged untrue statement of any material fact contained in such
Company Information, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading. In addition, the
Owner shall indemnify the Company and its affiliates for any untrue statement of any material fact contained in information other than the Company Information contained in any disclosure document, or the omission to state therein a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances in which they were made, not misleading.

          (c) The Owner shall reimburse the Company for all reasonable out-of-pocket costs and expenses (including auditor and legal fees) incurred in connection with any Securitization Transaction; provided, however, that all amounts required to be paid by the Owner pursuant to this clause (c) shall be subject to the prior notice and approval of the Owner, such approval not to be unreasonably withheld; and provided, further, that, unless otherwise agreed by the Owner and the Company in a term sheet related to a Securitization
Transaction, such legal fees for the first such Securitization Transaction shall not exceed $20,000 and shall not exceed $10,000 for any additional
Securitization Transaction.

          (d) All Mortgage Loans not sold or transferred pursuant to Section
2.03 or a Securitization Transaction shall be subject to this Agreement and shall continue to be serviced in accordance with the terms of this Agreement and with respect thereto this Agreement shall remain in full force and effect.

          (e) If a REMIC election has been made with respect to the arrangement under which the Mortgage Loans and REO Property are held, the Company shall not take any action, cause the REMIC to take any action or fail to take (or fail to cause to be taken) any action that, under the REMIC Provisions, if taken or not taken, as the case may be, could (i) endanger the status of the REMIC as a REMIC or (ii) result in the imposition of a tax upon the REMIC (including but not limited to the tax on "prohibited transactions" as defined Section 860(a)(2) of the Code and the tax on "contributions" to a REMIC set forth in Section 860(d)
of the Code) unless the Company has received an Opinion of Counsel (at the expense of the party seeking to take such an action) to the effect that the contemplated action will not endanger such REMIC status or result in the imposition of any such tax.

          (f) (i) The Company hereby agrees to the inclusion in any
Reconstitution Agreement, where applicable, a section relating to special foreclosure rights in the form of Exhibit I attached hereto which provisions shall be applicable to the Company or any Subservicer with respect to the applicable Mortgage Loans. Notwithstanding the foregoing, prior to any
Reconstitution in respect of any Mortgage Loan, the provisions of Exhibit I attached hereto shall be applicable to the Company, any Subservicer, Luminent
Mortgage Capital, Inc.

                                       42

("Luminent"), the Initial Owners and the Owners; provided that, for purposes of such Exhibit I, during any such pre-Reconstitution period in respect of a
Mortgage Loan, any reference in Exhibit I to (A) "Master Servicer" (other than in clause (c) thereof) shall be deemed to be a reference to the relevant Initial
Owner in respect of such Mortgage Loan, (B) "Master Servicer" in clause (c)
thereof shall be deemed to be a reference to the Company, (C) to the "holder of the most junior of the Subordinate Certificates" shall be deemed to be a reference to the relevant Owner in respect of such Mortgage Loan, and (D) to the
"Servicer" shall be deemed a reference to the Company or any Subservicer, as applicable.

               (ii) In connection with any notice required to be delivered pursuant to clause (a) of Exhibit I (whether prior to or after a
     Reconstitution with respect to a Mortgage Loan), so long as Luminent or an affiliate thereof is the Owner of such Mortgage Loan or the holder of the most junior of the Subordinate Certificates in respect of a Securitization
     Transaction in respect of such Mortgage Loan, as applicable, Luminent shall provide evidence to the Company as to the Person that is the 100% holder of the most junior of the Subordinate Certificates (as defined in the relevant
     Reconstitution Agreement) or the Owner of the Mortgage Loan, as applicable, in the form of an officer's certificate of Luminent setting forth the 100%
     holder of the most junior of the Subordinate Certificates or Owner of the
     Mortgage Loan, as applicable, together with (A) if the Subordinate
     Certificate is registered in the name of the Depository Trust Company, an account statement through the applicable broker-dealer or such other evidence as the Company shall reasonably request or (B) if the Subordinate
     Certificate is held in physical form, the trade confirmation with respect to such Subordinate Certificate or such other evidence as the Company shall reasonably request.

               (iii) In the event that the provisions of Exhibit I are no longer applicable to the servicer with respect to any Mortgage Loan pursuant to the terms of the first paragraph of Exhibit I, then, if the Company is the servicer with respect to such Mortgage Loan, the Company shall be entitled to elect to whether to continue the applicability of this Section 3.18(f)
     with respect to such Mortgage Loan in its sole discretion.

               (iv) So long as Luminent or any affiliate thereof is the holder of the most junior of the Subordinate Certificates (under, and as defined in the relevant Reconstitution Agreement) or the Owner of a Mortgage Loan,
     as applicable, Luminent shall deliver to the Company written notice of any transfer of such Subordinate Certificate or Mortgage Loan, as applicable, promptly upon any transfer thereof, which notice shall set forth the name and address of the transferee and the date upon which such transfer was effected.

               (v) It is expressly understood and agreed by the parties hereto that the servicing procedures set forth in this Section 3.18 and Exhibit I hereto differ from the standard servicing practices of the Company and that the Company's compliance with such procedures may (i) increase the time to resolution of any foreclosure or in respect of any REO Property, and the
     Company shall not be responsible for any losses resulting from such delays and (ii) result in additional expenses that will be borne by the Owner or holder of the most junior of the Subordinate Certificates, as applicable.

                                       43

          (g) With respect to any Securitization Transaction, at the option of the Company, in the event that any payment due under any Mortgage Loan and not postponed is not paid when the same becomes due and payable, or in the event the related Mortgagor fails to perform any other covenant or obligation under such
Mortgage Loan and such failure continues beyond any applicable grace period, the
Company shall take such action, which action (notwithstanding anything contained herein or incorporated by reference to the contrary) may include but is not limited to effecting the sale of such Mortgage Loan on an as-is basis, as (1)
the Company would undertake under similar circumstances with respect to a similar mortgage loan held for its own account for investment, (2) shall be consistent with accepted servicing practices, and (3) the Company shall determine prudently to be in the best interest of the Company. The Company, on behalf of the Owner, may also, in its sole and exclusive discretion, as an alternative to foreclosure, sell defaulted Mortgage Loans at fair market value to third-parties, if the Company believes, in its sole and exclusive discretion, that such sale would maximize proceeds to the Owner (on a present value basis)
with respect to each such Mortgage Loan. Notwithstanding any other provision in this Agreement or otherwise, the Company shall have no liability to the Owner or any other party for the Company's determination hereunder.

          SECTION 3.19. RESERVED.

          SECTION 3.20. COMPLIANCE WITH REGULATION AB. In order to facilitate compliance with Regulation AB, the Company and each Owner agree to comply with the provisions of the Regulation AB Compliance Addendum attached hereto as
Exhibit H.

                                   ARTICLE IV

                             PAYMENTS TO THE OWNERS

          SECTION 4.01. DISTRIBUTIONS. On each Remittance Date the Company shall distribute to the Owners of record on the next preceding Record Date in immediately available funds (by wire transfer or otherwise) to the account of such Owner in accordance with the wire instructions set forth in, or provided to the Company in accordance with, Section 8.04 the Remittance Amount payable to such Owner.

          SECTION 4.02. STATEMENTS TO THE OWNERS. Concurrently with each distribution charged to the Custodial Account, the Company shall furnish to the
Owners in an electronic format agreed upon by the Company and the Owners a statement setting forth certain information in respect of the Mortgage Loans including:

               (i) the amount, if any, of such distribution allocable to
     principal and/or interest;

               (ii) the amount of related servicing compensation received by the
     Company and the Subservicer and such other customary information as the
     Company deems necessary or desirable to enable each Owner to prepare its tax returns;

               (iii) the number and aggregate Principal Balance of the Mortgage
     Loans at the close of business on such Remittance Date after giving effect to all distributions allocable to principal made on such Remittance Date, including, for this

                                       44

     purpose, the Principal Balances of all Mortgage Loans purchased pursuant to
     Section 2.02 or 2.04 the proceeds of which are being distributed on such
     Remittance Date;

               (iv) on the basis of the most recent reports furnished to it by the Subservicer, the number and aggregate principal balances of Mortgage
     Loans in each Mortgage Pool delinquent (a) one month, (b) two or more months, and (c) the number and aggregate balance of Mortgage Loans that are in foreclosure;

               (v) the number and aggregate balance of REO Properties;

               (vi) the Pass-Through Rate for such Remittance Date;

               (vii) loan-level data, including but not limited to "paid to date" information, Partial Prepayments and Mortgage Interest Rate
     Adjustments; and

               (viii) such other information as shall be reasonably requested by the Owner.

          Within a reasonable period of time after the end of each calendar year, the Company shall furnish to the Owners a statement containing the information set forth in clauses (i) and (iii) above aggregated for such calendar year. Such obligation of the Company shall be deemed to have been satisfied to the extent that substantially comparable information shall be provided by the Company pursuant to any requirements of the Code as from time to time in force.

          SECTION 4.03. DISTRIBUTION REPORTS; MONTHLY ADVANCES BY THE COMPANY.
Prior to the close of business on the Business Day next succeeding each
Determination Date, the Company shall furnish a statement to the Owners setting forth the amount to be distributed on the next succeeding Remittance Date on account of principal of and interest on the Mortgage Loans. Prior to such time as title to a Mortgaged Property is acquired in foreclosure or by deed in lieu of foreclosure, on or before each Remittance Date, the Company shall either (i)
deposit in the Custodial Account an amount equal to the Monthly Advance, if any, or (ii) cause to be made an appropriate entry in the records of the Custodial
Account that funds in such account that are being held for future distribution or withdrawal or which do not belong to the Owners have been used by the Company in discharge of any such Monthly Advance or (iii) make advances in the form of any combination of (i) and (ii) aggregating the amount of such Monthly Advance.
Any funds being held for future distribution to the Owners and so used shall be replaced by the Company by deposit in the Custodial Account on any future
Remittance Date to the extent that funds in the Custodial Account relating to the Mortgage Loans on such Remittance Date shall be less than payments to the
Owners required to be made on such date.

          SECTION 4.04. REPORTS AND RETURNS TO BE FILED BY THE COMPANY. The
Company shall file information reports with respect to the receipt of mortgage interest received in a trade or business, reports of foreclosures and abandonments of any Mortgaged Property and information returns relating to cancellation of indebtedness income with respect to any Mortgaged Property as required by Sections 6050H, 6050J and 6050P of the Code. Such reports shall be in form and substance sufficient to meet the reporting requirements imposed by such Sections 6050H, 6050J and 6050P of the Code.

                                       45

          SECTION 4.05. FORMAT OF REPORTS AND STATEMENTS. The reports and statements delivered by the Company to the Owners pursuant to this Article IV shall be substantially in the form attached hereto as Exhibit G.

          SECTION 4.06. RECORDS; AUDIT. The Company shall maintain complete and accurate records in accordance with standard accounting practices during the term of this Agreement and for a period of at least six (6) years following the termination of this Agreement (the "Retention Period"); provided, however, that in the event of any dispute arising under or with respect to this Agreement, the
Retention Period shall last until the resolution of such dispute becomes final and non-appealable and all obligations of the parties hereto have been satisfied in full. The Company shall as and when so requested by any Initial Owner or by a regulatory authority acting pursuant to law at all reasonable times and from time to time during the Retention Period (i) make such records available for inspection by such person or persons as such Initial Owner designates as its authorized representatives or such regulatory authority, who shall have the right to take copies of or extracts from any records kept pursuant to this
Agreement, (ii) permit such Initial Owner's authorized representatives or such regulatory authority to examine and make copies of that portion of any of the
Company's external audit opinions (including, but not limited to, the external auditor's management letter and reports prepared in accordance with Statement of
Auditing Standards No. 70 Type II or other reports) which relates to the Company provision of services under this Agreement, (iii) give such Initial Owner's authorized representatives or such regulatory authority complete access, during regular business hours to the Company's officers, employees and other representatives, including attorneys, accountants and others, in connection with such audit, and (iv) provide such computer access, office space and furniture and telephone, photocopying and electric service as may be necessary or advisable for such Initial Owner's authorized representatives or such regulatory authority to conduct such audit.

                                    ARTICLE V

                                   THE COMPANY

          SECTION 5.01. INDEMNIFICATION.

          (a) The Company shall indemnify and hold harmless the Owner and any director, officer, employee or agent of the Owner against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses that the Owner may sustain arising out of, resulting from, or caused by (i) any material breach of any of
Company's representations, warranties or covenants set forth in this Agreement;
provided, however, that if the Company breaches a representation or warranty set forth in clauses (xxi), (xli) or (xlii) of Section 2.04(a), then the Company shall pay to the relevant Owner, concurrently with and in addition to the repurchase or substitution obligations set forth in Section 2.04 an amount equal to any liability, penalty or expense that was actually incurred and paid out of or on behalf of such Owner (including any reasonable attorney's fees), and that directly resulted from such breach, or if incurred and paid by an Owner thereafter, concurrently with such payment, or (ii) the failure by the Company to perform its duties hereunder. The Owner shall notify the Company promptly if a claim is made by a third party with respect to this Agreement or the Mortgage
Loans, and the Company may assume the defense of any such claim and pay all

                                       46

expenses in connection therewith, including counsel fees, and promptly pay, discharge and satisfy any judgment or decree that may be entered against it or the Owner in respect of such claim. The Owner promptly shall reimburse the
Company for all amounts advanced by it pursuant to the preceding sentence unless the Company's indemnification obligation described in this paragraph is applicable.

          (b) The Owner shall indemnify and hold harmless the Company and any director, officer, employee or agent of the Company against any and all claims, losses, damages, penalties, fines, forfeitures, legal fees and related costs, judgments, and any other costs, fees and expenses incurred in connection with any audit, controversy or judicial proceeding relating to a governmental taxing authority or legal action relating to this Agreement, other than any such amounts incurred by reason of a material breach by the Company of any representation or warranty made by it herein or the failure by the Company to perform its duties hereunder.

          (c) The Company shall not be under any obligation to appear in, prosecute or defend any legal action that is not incidental to its duties under this Agreement and which in its opinion may involve it in any expense or liability; provided, however, that the Company may in its discretion undertake any such legal action relating to the servicing of the Mortgage Loans under this
Agreement that it may deem necessary or desirable in respect to this Agreement and the rights and duties of the parties hereto. In such event, the legal expenses and costs of such action and any liability resulting therefrom shall be expenses, costs and liabilities payable or reimbursable out of the Custodial
Account as provided by Section 3.07 unless the Company's indemnification obligation described in Section 5.01(a) above is applicable and, notwithstanding any other provision hereof, distributions pursuant to Section 4.01 shall be reduced accordingly.

          (d) For purposes of this Section 5.01, "Owner" shall mean the Person then acting as the Owner under this Agreement and any and all Persons who previously were "Owners" under this Agreement.

          SECTION 5.02. LIABILITY OF THE COMPANY AND OTHERS.

          (a) The Company shall be liable in accordance herewith only to the extent of the obligations specifically imposed upon and undertaken by the
Company herein.

          (b) Neither the Company, nor any of the directors, officers, employees or agents of the Company shall be under any liability to any Owner for any action taken or for refraining from the taking of any action in good faith pursuant to this Agreement, or for errors in judgment; provided, however, that this provision shall not protect the Company or any such person against any breach of warranties or representations made herein, failure to perform its duties hereunder or any liability that would otherwise be imposed by reason of willful misfeasance, bad faith or gross negligence in the performance of duties or by reason of reckless disregard of obligations and duties hereunder. The
Company and any director, officer, employee or agent of the Company may rely in good faith on any document of any kind prima facie properly executed and submitted by any Person respecting any matters arising hereunder.

          SECTION 5.03. MERGER OR CONSOLIDATION OF THE COMPANY. The Company will keep in full effect its existence, rights and franchises as a corporation under the laws of the State

                                       47

of Delaware, and will obtain and preserve its qualification to do business as a foreign corporation in each jurisdiction in which such qualification is or shall be necessary to protect the validity and enforceability of this Agreement or any of the Mortgage Loans and to perform its duties under this Agreement.

          Any Person into which the Company may be merged or consolidated, or any corporation resulting from any merger or consolidation to which the Company shall be a party, or any Person succeeding to the business of the Company, shall be the successor of the Company hereunder, without the execution or filing of any paper or any further act on the part of any of the parties hereto, anything herein to the contrary notwithstanding; provided, however, such successor shall be a Fannie Mae and Freddie Mac approved seller/servicer.

          SECTION 5.04. LIMITATION ON RESIGNATION AND ASSIGNMENT BY COMPANY. The
Company shall not assign this Agreement or the servicing hereunder or delegate its rights or duties hereunder or any portion hereof without the prior written consent of the Owner; provided, however, that no such prior written consent shall be required if such assignee is a Fannie Mae and Freddie Mac approved
Seller/Servicer with a net worth of at least $25 million.

          The Company shall not resign from the obligations and duties hereby imposed on it except by mutual consent of the Company and the Owner or upon the determination that its duties hereunder are no longer permissible under applicable law and such incapacity cannot be cured by the Company. Any such determination permitting the resignation of the Company shall be evidenced by an
Opinion of Counsel to such effect delivered to the Owner which Opinion of
Counsel shall be in form and substance acceptable to the Owner. No such resignation shall become effective until a successor acceptable to the Owner shall have assumed the Company's responsibilities and obligations hereunder.

          SECTION 5.05. RIGHT TO EXAMINE COMPANY RECORDS. The Owner, or its
designee, shall have the right to examine and audit any of the related books, records or other information of the Company, whether held by the Company or by another on its behalf, with respect to or concerning this Agreement or the
Mortgage Loans, during business hours or at such other times as may be reasonable under applicable circumstances, upon reasonable advance notice. The
Owner shall pay its own travel expenses and any other costs and expenses incurred by the Owner and the Company associated with such examination.

          The Company shall provide to the Owner and any supervisory agents or examiners which may relate to the Owner access to any documentation regarding the Mortgage Loans which may be required by any applicable regulations, including but not limited to any disaster recovery/business continuity plan and/or any measures taken by the Company to protect Consumer Information, provided, however, that the Company shall only be obligated to provide such documentation to the extent such documentation is maintained by the Company in the ordinary course of business. Such access shall be afforded without charge, upon reasonable request, upon ten Business Days prior written notice, during normal business hours and at the offices of the Company, all in accordance with applicable federal government regulations.

                                       48

                                   ARTICLE VI

                                     DEFAULT

          SECTION 6.01. EVENTS OF DEFAULT OF THE COMPANY. Event of Default,
wherever used herein, means any one of the following events:

               (i) the Company shall fail to remit to any Owner any payment required to be made under the terms of this Agreement and such failure shall continue unremedied for a period of 2 Business Days after the date upon which written notice or oral notice (promptly confirmed in writing) of such failure, requiring such failure to be remedied, shall have been given to the Company by such Owner; or

               (ii) the Company shall fail to observe or perform in any material respect any other of the covenants or agreements on the part of the Company contained in this Agreement and such failure shall continue unremedied for a period of 30 days after the date on which written notice of such failure, requiring the same to be remedied, shall have been given to the Company by an Owner; or

               (iii) a decree or order of a court or agency or supervisory authority having jurisdiction in an involuntary case under any present or future federal or state bankruptcy, insolvency or similar law or appointing a conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings, or for the winding-up or liquidation of its affairs, shall have been entered against the Company and such decree or order shall have remained in force undischarged or unstayed for a period of 60 days; or

               (iv) the Company shall consent to the appointment of a
     conservator or receiver or liquidator in any insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings of, or relating to, the Company or of, or relating to, all or substantially all of the property of the Company; or

               (v) the Company shall admit in writing its inability to pay its debts generally as they become due, file a petition to take advantage of, or commence a voluntary case under, any applicable insolvency or reorganization statute, make an assignment for the benefit of its creditors, or voluntarily suspend payment of its obligations; or

               (vi) any failure of the Company to be in compliance with
     applicable qualification or licensing laws of any jurisdiction where
     Mortgaged Property is located, provided that such failure has a material adverse effect on the ability of the Company to perform its obligations under this Agreement; or

               (vii) any representation or warranty made by the Company
     hereunder (other than the representations and warranties set forth in
     Section 2.04(a)) shall prove to be untrue or incomplete in any material respect and continues unremedied for a period of thirty (30) days after the discovery of same; or

                                       49

               (viii) the Company ceases to meet the qualifications of either
     FNMA or FHLMC; or

               (ix) the Company's servicer rating (if any) by any rating agency for a classification of loans sold under this Agreement falls below an
     "average" rating at any time after the effectiveness of this Agreement.

          If an Event of Default described in this Section shall occur, then, and in each and every such case, so long as such Event of Default shall not have been remedied, the Owners by notice in writing to the Company, may terminate all of the rights and obligations of the Company under this Agreement other than its right to receive servicing compensation for servicing the Mortgage Loans hereunder during any period prior to the date of such termination and may exercise any and all other remedies available at law or equity; provided, however, that any liability of the Company under this Agreement arising prior to such termination shall survive. On or after the receipt by the Company of such written notice, all authority and power of the Company under this Agreement shall, in accordance with Section 8.01, pass to and be vested in the Owners or the Successor Servicer appointed pursuant to Section 8.01. Upon written request from the Owner, the Company shall prepare, execute and deliver to a successor any and all documents and other instruments, place in such successor's possession all Mortgage Files and do or cause to be done all other acts or things necessary or appropriate to effect the purposes of such notice of termination, including, but not limited to, the transfer and endorsement or assignment of the Mortgage Loans and related documents to the successor at the
Company's sole expense. The Company agrees to cooperate with the Owner and such successor in effecting the termination of the Company's responsibilities and rights hereunder, including, without limitation, the transfer to such successor for administration by it of all amounts which shall at the time be credited by the Company to the Custodial Account or Escrow Account or thereafter received with respect to the Mortgage Loans. If the Company obtains knowledge of an Event of Default, the Company shall promptly notify the Owner thereof.

          SECTION 6.02. WAIVER OF DEFAULTS. The Owner may waive such default by the Company in the performance of its obligations hereunder and its consequences. Upon any such waiver of a past default, such default shall cease to exist, and any Event of Default, as defined in Section 6.01, arising therefrom shall be deemed to have been remedied for every purpose of this
Agreement. No such waiver shall extend to any subsequent or other default or impair any right consequent thereon except to the extent expressly so waived.

                                   ARTICLE VII

                                   TERMINATION

          SECTION 7.01. TERMINATION. The obligations and responsibilities of the
Company hereunder shall terminate upon the earlier of: (i) the later of the final payment or other liquidation (or any advance with respect thereto) of the last Mortgage Loan in the Mortgage Pool and the remittance of all funds due hereunder, or (ii) by mutual consent of the Company and each Initial Owner in writing, or (iii) the purchase by the Company of all Mortgage Loans in the
Mortgage Pool and all property acquired in respect of any such Mortgage Loan remaining subject to this Agreement at a price equal to the aggregate Principal
Balance of such Mortgage

                                       50

Loans (including, with respect to any such Mortgage Loan as to which title to the underlying Mortgaged Property has been acquired, the Principal Balance thereof as of the date of such acquisition), together with interest on such aggregate Principal Balance at the then applicable Pass-Through Rate to the first day of the month in which such repurchase price is distributed to the
Owners.

                                  ARTICLE VIII

                            MISCELLANEOUS PROVISIONS

          SECTION 8.01. SUCCESSOR TO THE COMPANY. Any successor servicer appointed as provided herein (the "Successor Servicer") shall have a net worth of not less than $25,000,000 and shall execute, acknowledge and deliver to the
Company and the Owners an instrument accepting such appointment, whereupon such
Successor Servicer shall succeed to the rights and obligations of the Company under the Subservicing Agreements and shall become fully vested with all the rights, powers, duties, responsibilities, obligations and liabilities of the
Company with like effect as if originally named as a party to this Agreement.
The Successor Servicer shall promptly deliver a copy of any such instrument to the Custodian. The resignation or removal of the Servicer hereunder shall not become effective until a successor shall be appointed pursuant to this Section
8.01. In connection with the termination or resignation of the Company as servicer hereunder, either (i) the Successor Servicer shall represent and warrant that it is a member of MERS in good standing and shall agree to comply in all material respects with the rules and procedures of MERS in connection with the servicing of the Mortgage Loans that are registered with MERS, or (ii)
the Company shall cooperate with the Successor Servicer in causing MERS to execute and deliver an Assignment of Mortgage in recordable form to transfer the
Mortgage from MERS to the Owners and to execute and deliver such other notices, documents and other instruments as may be necessary or desirable to effect a transfer of such Mortgage Loan or servicing of such Mortgage Loan on the MERS(R)
System to the Successor Servicer. The Company shall file or cause to be filed any such assignment in the appropriate recording office. The Successor Servicer shall cause such assignment to be delivered to the Custodian promptly upon receipt of the original with evidence of recording thereon or a copy certified by the public recording office in which such assignment was recorded.

          SECTION 8.02. ENTIRE AGREEMENT: AMENDMENT. This Agreement may be
amended from time to time by the Company and each Initial Owner by written agreement signed by the Company and each Initial Owner. This Agreement together with each Reference Agreement shall constitute the entire agreement between the parties.

          SECTION 8.03. GOVERNING LAW. THIS AGREEMENT SHALL BE CONSTRUED IN
ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK AND THE OBLIGATIONS, RIGHTS
AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH
SUCH LAWS.

          EACH OF THE COMPANY AND THE OWNER HEREBY KNOWINGLY, VOLUNTARILY AND
INTENTIONALLY WAIVES ANY AN ALL RIGHTS IT MAY HAVE TO A TRIAL BY JURY IN RESPECT
OF ANY LITIGATION BASED ON, OR ARISING OUT OF, UNDER, OR IN CONNECTION WITH,
THIS AGREEMENT, OR ANY OTHER

                                       51

DOCUMENTS AND INSTRUMENTS EXECUTED IN CONNECTION HEREWITH, OR ANY COURSE OF
CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER ORAL OR WRITTEN), OR ACTIONS OF
THE COMPANY OR THE OWNER. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE OWNER
TO ENTER INTO THIS AGREEMENT.

          SECTION 8.04. NOTICES. All demands and notices hereunder shall be in writing and shall be deemed to have been duly given if personally delivered at or mailed by registered mail, postage prepaid, or sent by overnight courier to
(a) in the case of the Company: (i) in the case of any notice delivered pursuant to Exhibit I, Residential Funding Corporation, 2255 N. Ontario Street, Suite
400, Burbank, California 91504, Attention: Servicing Manager and/or such other address as may hereafter be furnished to the Initial Owner in writing by the
Company and (ii) in the case of any other notice, Residential Funding
Corporation, 8400 Normandale Lake Boulevard, Suite 250, Minneapolis, Minnesota
55437, Attention: Office of the President, and Residential Funding Corporation,
2255 N. Ontario Street, Suite 400, Burbank, California 91504, Attention:
Servicing Manager and/or such other address as may hereafter be furnished to the
Initial Owner in writing by the Company; (b) in the case of the Initial Owners:
Luminent Mortgage Capital, Inc., One Commerce Square, 2005 Market Street, Suite
2100, Philadelphia, Pennsylvania 19103, Attention: Trez Moore, COO, Telephone:
(215) 564-5900, Fax: (215) 564-5990, with a copy to Luminent Mortgage Capital,
Inc., One Market Street, Spear Tower, 30th Floor, San Francisco, California
94105, Attention: Christopher Zyda, CFO, Telephone: (415) 978-3000, Fax: (415)
978-3014, or such other address or addresses as may hereafter be furnished to the Company in writing by an Initial Owner; (c) in the case of any Owner other than the Initial Owner, to such address as may be furnished to the Company in writing by such Owner; and (d) in the case of the Custodian, Wells Fargo Bank,
N.A., 1015 Tenth Avenue Southeast, Minneapolis, Minnesota 55414, Attention:
Mortgage Document Custody, or such other address or addresses as may hereafter be furnished to the Company in writing by the Custodian.

          Distributions that may be made by wire transfer pursuant to Section
4.01 shall be made in accordance with wire instructions provided in the applicable Reference Agreement or in accordance with such other instructions as may hereafter be furnished to the Company in writing by an Owner, provided that such instructions have been received by the Company prior to the Record Date.

          SECTION 8.05. SEVERABILITY OF PROVISIONS. If any provision of this
Agreement or a Reference Agreement shall be for any reason whatsoever held invalid, then such provision shall be deemed severable from the remaining provisions of this Agreement and such Reference Agreement and shall in no way affect the validity or enforceability of the other provisions of this Agreement or such Reference Agreements.

          SECTION 8.06. NO PARTNERSHIP. Nothing herein contained shall be deemed or construed to create a co-partnership or joint venture between the parties hereto and the services of the Company shall be rendered as an independent contractor and not as agent for the Owners.

          SECTION 8.07. EXHIBITS. The exhibits to this Agreement are hereby incorporated and made a part hereof and are an integral part of this Agreement.

                                       52

          SECTION 8.08. COUNTERPARTS; SUCCESSORS AND ASSIGNS. This Agreement may
be executed in one or more counterparts and by the different parties hereto on separate counterparts, each of which, when so executed, shall be deemed to be an original; such counterparts, together, shall constitute one and the same agreement. Subject to Section 5.04, this Agreement shall inure to the benefit of and be binding upon the Company and the Owners and their respective successors and assigns.

                            [Signature Page Follows]

                                       53

          IN WITNESS WHEREOF, the Company and each Initial Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        RESIDENTIAL FUNDING CORPORATION

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        LUMINENT MORTGAGE CAPITAL, INC.,

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        MERCURY MORTGAGE FINANCE STATUTORY TRUST

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        MAIA MORTGAGE FINANCE STATUTORY TRUST

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                    EXHIBIT A

                           FORM OF REFERENCE AGREEMENT

                                   ----------

                        RESIDENTIAL FUNDING CORPORATION,
                                  THE COMPANY,

                                       AND

                             _______________________
                                THE INITIAL OWNER

                               REFERENCE AGREEMENT

                        DATED AS OF [__________ __, 20__]

                         ADJUSTABLE RATE MORTGAGE LOANS

                                SERIES 20__-WH__

                                      A-1

                               REFERENCE AGREEMENT

          THIS REFERENCE AGREEMENT, dated as of [______ __, 20__] (this
"Reference Agreement"), is hereby executed by and between RESIDENTIAL FUNDING
CORPORATION, as seller and master servicer (the "Company") and
____________________________, as initial owner (the "Initial Owner") under this
Reference Agreement and the Standard Terms and Provisions of Sale and Servicing
Agreement, dated as of [______ __, 20__] (as further amended or restated from time to time, the "Standard Terms"), all the provisions of which are incorporated herein and shall be a part of this Reference Agreement as if set forth herein in full (this Reference Agreement together with the Standard Terms so incorporated, the "Agreement").

                              PRELIMINARY STATEMENT

          The Initial Owner has agreed to purchase from the Company and the
Company has agreed to sell to the Initial Owner, on a servicing retained basis and without recourse, a 100% undivided Ownership Interest in the Mortgage Loans, which an aggregate outstanding principal balance as of the Cut-off Date of
$[_______________] as described in the Mortgage Loan Schedule attached hereto as
Exhibit A.

          The Mortgage Loans are adjustable rate, [fully-amortizing] mortgage loans with terms to maturity from the date of origination or modification of not more than [15] [30] [40] years. The interest rate on each Mortgage Loan will adjust annually to equal the sum of (i) the Index plus (ii) the Gross Margin for such Mortgage Loan, rounded to the nearest multiple of 0.125%, subject to the
Periodic Cap, Minimum Mortgage Rate and Maximum Mortgage Rate applicable to such
Mortgage Loan. [With respect to [____]% of the Mortgage Loans, the related
Mortgage Notes require that interest only be paid for not more than ten years.]
[The interest rate on each Mortgage Loan will adjust annually after a fixed initial period of [_____] years, to equal the sum of (i) the Index, as most recently available as of the applicable Adjustment Date specified in the related
Mortgage Note, plus (ii) the Gross Margin for such Mortgage Loan, rounded to the nearest multiple of 0.125%, subject to the Periodic Cap, Minimum Mortgage Rate and Maximum Mortgage Rate applicable to such Mortgage Loan.]

          In consideration of the premises and the mutual agreements hereinafter set forth, and intending to be legally bound, the Initial Owner and the Company agree hereby as follows:

Standard Terms; Designation.

          The Company and the Initial Owner acknowledge that the Standard Terms prescribe certain obligations of the Company and the Initial Owner with respect to the Mortgage Loans. The Company and the Initial Owner each agree to observe and perform such prescribed duties, responsibilities and obligations, and acknowledge that the Standard Terms are and shall be a part of this Agreement to the same extent as if set forth herein in full.

          The Mortgage Loans are designated generally as the Adjustable Rate
Mortgage Loans, Series [20__-WH__].

                                      A-2

Defined Terms.

          In addition to the definitions set forth in Section 1.01 of the
Standard Terms, the following words and phrases, unless the context otherwise requires, shall have the meanings specified in this Article.

          Closing Date: [______ __, 20__].

          Cut-off Date: [______ __, 20__].

          First Remittance Date: [______ __, 20__].

          Index: With respect to any Mortgage Loan and as to any Adjustment Date therefor, a rate per annum equal to either (a) the average of interbank offered rates for one-year U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in The Wall Street Journal, (b) the average of interbank offered rates for six-month U.S. dollar-denominated deposits in the London market based on quotations of major banks as published in
The Wall Street Journal, (c) the weekly average yield on U.S. Treasury securities adjusted to a constant maturity of one year, as reported by the
Federal Reserve Board in Statistical Release No. H.15(519), as most recently available as of the applicable Adjustment Date specified in the related Mortgage
Note, or (d) in the event that the related index is no longer available, an index selected by the Company that is based on comparable information.

          Servicing Fee Rate: As to each Mortgage Loan, an amount equal to 0.05%
per annum plus, if such Mortgage Loan is not serviced by a Subservicer at the time of determination, an amount equal to the Subservicing Fee Rate for such
Mortgage Loan.

          Subservicing Fee Rate: As to each Mortgage Loan, the rate per annum set forth in the Mortgage Loan Schedule as the "SUBSERV FEE." The weighted average subservice fee is [______].

Conveyance of Mortgage Loans; Possession of Mortgage Files.

          The Company, simultaneously with the execution and delivery of this
Reference Agreement, does hereby sell, transfer and assign, without recourse, to the Initial Owner the Ownership Interest comprising all of the right, title and interest of the Company in and to the Mortgage Loans, including all documents maintained as part of the related Mortgage Files all Mortgaged Properties which secure an Mortgage Loan but are acquired by foreclosure, deed in lieu of foreclosure after the Cut-Off Date or otherwise, all interest at the applicable
Mortgage Loan Remittance Rate and principal received on or with respect to the
Mortgage Loans after the Cut-off Date (other than payments of principal and interest due on the Mortgage Loans on or before the Cut-off Date) on a servicing retained basis, all other unscheduled collections collected in respect of the
Mortgage Loans after the Cut-Off Date, and all proceeds of the foregoing (other than the servicing rights with respect thereto, and any late fees in respect thereof). Additionally, in connection with the Company's assignment to the
Initial Owner, and subject to Section 2.01 of the Standard Terms, the Company has delivered to, and deposited with, the Custodian, as the duly appointed agent of the Owners for such purpose, the documents or instruments or copies thereof set forth in Section 2.01(b) of the Standard Terms.

                                      A-3

Additional Representations and Warranties of the Company.

          The Company hereby restates each of the representations and warranties in the standard terms as of the date hereof and further represents and warrants to the Initial Owner that as of the Closing Date or such other date specifically provided for herein:

               (i) [With respect to the Mortgage Loans described in the Mortgage
     Loan Schedule attached hereto as Exhibit A, the Company has complied with its obligations under Section 2.01 of the Standard Terms;]

               (ii) The Mortgage Loans are adjustable rate, [fully-amortizing]
     mortgage loans having terms to maturity of not more than [15] [30] [40]
     years from the date of origination or modification with monthly payments due on the first day of each month, with interest payable in arrears;

               (iii) [Each Mortgage Loan with a Loan-to-Value Ratio at
     origination in excess of 80% is the subject of a primary insurance policy that insures at least 30% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 95.00% and 90.01%, at least 25% of the principal balance of the Mortgage Loan at origination if the Loan-to-Value Ratio is between 90.00% and 85.01%, and at least 12% of the principal balance of the Mortgage Loan at origination if the
     Loan-to-Value Ratio is between 85.00% and 80.01%;]

               (iv) [None of the Mortgage Loans are buydown mortgage loans;]

               (v) [None of the Mortgage Loans are balloon mortgage loans;]

               (vi) [All condominiums or units in a planned unit development
     (other than a de minimis planned unit development) on any Mortgaged
     Property meet the eligibility requirements set forth in the Program Guide;]

               (vii) [The Mortgage Loan is not a graduated payment loan nor does it have a shared appreciation feature, or other contingent interest feature];

               (viii) [The Mortgage Loans are secured by one- to four family dwelling units;]

               (ix) [None of the Mortgage Loans are secured by a leasehold estate or is a cooperative loan;] and

               (x) [INSERT OTHER APPLICABLE REPRESENTATIONS AND WARRANTIES TO
     COVER THE MORTGAGE LOANS PURCHASED WITH THE REFERENCE AGREEMENT].

Wire Instructions

          Distributions that may be made by wire transfer pursuant to Section
4.01 of the Standard Terms shall be made in accordance with the following wire instructions:

                                      A-4

          Bank: [__________]
          ABA Number: [__________]
          Account Name: [__________]
          Account Number: [__________]
          Reference: PORT [__]

or in accordance with such other instructions as may hereafter be furnished to the Company in writing by an Owner, provided that such instructions have been received by the Company prior to the Record Date.

Counterparts.

          This Reference Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute but one and the same instrument.

Governing Law.

          This Reference Agreement shall be governed by and construed in accordance with the laws of the State of New York and the obligations, rights and remedies of the parties hereunder shall be determined in accordance with such laws.

Amendment.

          This Reference Agreement may be amended from time to time by the
Company and the Initial Owner by written agreement signed by the Company and the
Initial Owner.

                            [Signature Page Follows]

                                      A-5

          IN WITNESS WHEREOF, the Company and the Initial Owner have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        RESIDENTIAL FUNDING CORPORATION

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                                        ----------------------------------------

                                        By:
                                            ------------------------------------
                                        Name:
                                        Title:

                             EXHIBIT [A] [A-1] [A-2]
                           TO THE REFERENCE AGREEMENT

                             MORTGAGE LOAN SCHEDULE

                                    EXHIBIT B

                                    RESERVED

                                       B-1

                                   EXHIBIT C

                         FORM OF SUBSERVICING AGREEMENT

                             SUBSERVICING AGREEMENT

          This Seller/Servicer Contract (as may be amended, supplemented or otherwise modified from time to time, this "Contract") is made this ____ day of
__________, 20__, by and between Residential Funding Corporation, its successors and assigns ("Residential Funding") and _____________ (the "Seller/Servicer,"
and, together with Residential Funding, the "parties" and each, individually, a
"party").

          WHEREAS, the Seller/Servicer desires to sell Loans to, and/or service
Loans for, Residential Funding, and Residential Funding desires to purchase
Loans from the Seller/Servicer and/or have the Seller/Servicer service various of its Loans, pursuant to the terms of this Contract and the Residential Funding
Seller and Servicer Guides incorporated herein by reference, as amended, supplemented or otherwise modified, from time to time (together, the "Guides").

          NOW, THEREFORE, in consideration of the premises, and the terms, conditions and agreements set forth below, the parties agree as follows:

                                    ARTICLE I
                      Incorporation of Guides by Reference.

          The Seller/Servicer acknowledges that it has received and read the
Guides. All provisions of the Guides are incorporated by reference into and made a part of this Contract, and shall be binding upon the parties; provided, however, that the Seller/Servicer shall be entitled to sell Loans to and/or service Loans for Residential Funding only if and for so long as it shall have been authorized to do so by Residential Funding in writing. Specific reference in this Contract to particular provisions of the Guides and not to other provisions does not mean that those provisions of the Guides not specifically cited in this Contract are not applicable. All terms used herein shall have the same meanings as such terms have in the Guides, unless the context clearly requires otherwise.

                                   ARTICLE II
                                   Amendments.

          This Contract may not be amended or modified orally, and no provision of this Contract may be waived or amended except in writing signed by the party against whom enforcement is sought. Such a written waiver or amendment must expressly reference this Contract. However, by their terms, the Guides may be amended or supplemented by Residential Funding from time to time. Any such amendment(s) to the Guides shall be binding upon the parties hereto.

                                       C-1

                                   ARTICLE III
                         Representations and Warranties.

A.   Reciprocal Representations and Warranties.

          The Seller/Servicer and Residential Funding each represents and warrants to the other that as of the date of this Contract:

          Each party is duly organized, validly existing, and in good standing under the laws of its jurisdiction of organization, is qualified, if necessary, to do business and in good standing in each jurisdiction in which it is required to be so qualified, and has the requisite power and authority to enter into this
Contract and all other agreements which are contemplated by this Contract and to carry out its obligations hereunder and under the Guides and under such other agreements.

          This Contract has been duly authorized, executed and delivered by each party and constitutes a valid and legally binding agreement of each party enforceable in accordance with its terms.

          There is no action, proceeding or investigation pending or threatened, and no basis therefor is known to either party, that could affect the validity or prospective validity of this Contract.

          Insofar as its capacity to carry out any obligation under this
Contract is concerned, neither party is in violation of any charter, articles of incorporation, bylaws, mortgage, indenture, indebtedness, agreement, instrument, judgment, decree, order, statute, rule or regulation and none of the foregoing adversely affects its capacity to fulfill any of its obligations under this
Contract. Its execution of, and performance pursuant to, this Contract will not result in a violation of any of the foregoing.

B.   Seller/Servicer's Representations, Warranties and Covenants.

          In addition to the representations, warranties and covenants made by the Seller/Servicer pursuant to subparagraph (a) of this paragraph 3, the
Seller/Servicer makes the representations, warranties and covenants set forth in the Guides and, upon request, agrees to deliver to Residential Funding the certified Resolution of Board of Directors which authorizes the execution and delivery of this Contract.

                                   ARTICLE IV
                        Remedies of Residential Funding.

          If an Event of Seller Default or an Event of Servicer Default shall occur, Residential Funding may, at its option, exercise one or more of those remedies set forth in the Guides.

                                       C-2

                                    ARTICLE V
               Seller/Servicer's Status as Independent Contractor.

          At no time shall the Seller/Servicer represent that it is acting as an agent of Residential Funding. The Seller/Servicer shall, at all times, act as an independent contractor.

                                   ARTICLE VI
                          Prior Agreements Superseded.

          This Contract restates, amends and supersedes any and all prior Seller
Contracts or Servicer Contracts between the parties except that any subservicing agreement executed by the Seller/Servicer in connection with any loan-security exchange transaction shall not be affected.

                                   ARTICLE VII
                                   Assignment.

          This Contract may not be assigned or transferred, in whole or in part, by the Seller/Servicer without the prior written consent of Residential Funding.
Residential Funding may sell, assign, convey, hypothecate, pledge or in any other way transfer, in whole or in part, without restriction, its rights under this Contract and the Guides with respect to any Commitment or Loan.

                                  Article VIII
                                    Notices.

          All notices, requests, demands or other communications that are to be given under this Contract shall be in writing, addressed to the appropriate parties and sent by facsimile or by overnight courier or by United States mail, postage prepaid, to the addresses and facsimile numbers specified below.
However, another name, address and/or facsimile number may be substituted by the
Seller/Servicer pursuant to the requirements of this paragraph 8, or Residential
Funding pursuant to an amendment to the Guides.

          If to Residential Funding, notices must be sent to the appropriate address or facsimile number specified in the Guides.

          If to the Seller/Servicer, notice must be sent to:

          Attention:

          Facsimile Number: (___) ___-___

                                   ARTICLE IX
                             Jurisdiction and Venue.

          Each of the parties irrevocably submits to the jurisdiction of any state or federal court located in Hennepin County, Minnesota, over any action, suit or proceeding to enforce or defend any right under this Contract or otherwise arising from any loan sale or servicing

                                       C-3

relationship existing in connection with this Contract, and each of the parties irrevocably agrees that all claims in respect of any such action or proceeding may be heard or determined in such state or federal court. Each of the parties irrevocably waives the defense of an inconvenient forum to the maintenance of any such action or proceeding and any other substantive or procedural rights or remedies it may have with respect to the maintenance of any such action or proceeding in any such forum. Each of the parties agrees that a final judgment in any such action or proceeding shall be conclusive and may be enforced in any other jurisdiction by suit on the judgment or in any other manner provided by law. Each of the parties further agrees not to institute any legal actions or proceedings against the other party or any director, officer, employee, attorney, agent or property of the other party, arising out of or relating to this Contract in any court other than as hereinabove specified in this paragraph
9.

                                    ARTICLE X
                                 Miscellaneous.

          This Contract, including all documents incorporated by reference herein, constitutes the entire understanding between the parties hereto and supersedes all other agreements, covenants, representations, warranties, understandings and communications between the parties, whether written or oral, with respect to the transactions contemplated by this Contract. All paragraph headings contained herein are for convenience only and shall not be construed as part of this Contract. Any provision of this Contract that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining portions hereof or affecting the validity or enforceability of such provision in any other jurisdiction, and, to this end, the provisions hereof are severable. This Contract shall be governed by, and construed and enforced in accordance with, applicable federal laws and the laws of the State of Minnesota.

                            [Signature Page Follows]

                                       C-4

          IN WITNESS WHEREOF, the duly authorized officers of the
Seller/Servicer and Residential Funding have executed this Seller/Servicer
Contract as of the date first above written.

ATTEST:                                    SELLER/SERVICER

[Corporate Seal]
(If none, so state.)

                                           --------------------------------
                                                (Name of Seller/Servicer)

                                           By:
                                               ---------------------------------
                                           (Signature)

                                           By:
----------------------------------------       ---------------------------------
        (Typed Name)                             (Typed Name)

Title:                                     Title:
      ----------------------------------          ------------------------------

ATTEST:                                    RESIDENTIAL FUNDING CORPORATION

                                           By:
                                               ---------------------------------
                                           (Signature)

                                           By:
----------------------------------------       ---------------------------------
        (Typed Name)                             (Typed Name)

Title:                                     Title:
      ----------------------------------          ------------------------------

                                    EXHIBIT D

                   FORM OF ASSIGNMENT AND ASSUMPTION AGREEMENT

                       ASSIGNMENT AND ASSUMPTION AGREEMENT

          THIS ASSIGNMENT AND ASSUMPTION AGREEMENT is dated [__________ __,
20__], between ____________ ("Assignor"), and ____________ ("Assignee").

          For and in consideration of the sum of TEN DOLLARS ($10.00) and other valuable consideration the receipt and sufficiency of which hereby are acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:

          The Assignor hereby grants, transfers and assigns to Assignee all of the right, title and interest of the Assignor, as Owner in, to and under that certain Reference Agreement, Adjustable Rate Mortgage Loans, Series 20__-WH__
(the "Servicing Agreement"), dated as of [__________ __, 20__], by and between
Residential Funding Corporation (the "Company") and ___________________________
the Mortgage Loans delivered thereunder by the Company to the Assignor; [AND
THAT CERTAIN CUSTODIAL AGREEMENT, SERIES 20__-WH__ (THE "CUSTODIAL AGREEMENT"),
DATED [__________ __, 20__], BY AND AMONG ____________________________ AND WELLS
FARGO BANK, N.A., AS CUSTODIAN].

          The Assignor warrants and represents to, and covenants with, the
Assignee that:

          (a) The Assignor is the lawful owner of the Mortgage Loans with the full right to transfer such Mortgage Loans, which transfer is made subject to the terms and provisions of the Servicing Agreement but free from any other claims and encumbrances;

          (b) The Assignor has not received notice of, and has no knowledge of, any offsets, counterclaims or other defenses available to the Company with respect to the Servicing Agreement or the Mortgage Loans;

          (c) Unless noted below, the Assignor has not waived or agreed to any waiver under, or agreed to any amendment or other modification of, the Servicing
Agreement, the Custodial Agreement or the Mortgage Loans, including without limitation the transfer of the servicing obligations under the Servicing
Agreement. The Assignor has no knowledge of, and has not received notice of, any waivers under or amendments or other modifications of, or assignments of rights or obligations under, the Servicing Agreement, the Custodial Agreement or the
Mortgage Loans; and

          (d) Neither the Assignor nor anyone acting on its behalf has offered, transferred, pledged sold or otherwise disposed of the Mortgage Loans or any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage Loans or any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner, or taken any other action which would constitute a distribution of the Mortgage

                                       D-1

Loans under the Securities Act of 1933 (the "Securities Act") or which would render the disposition of the Mortgage Loans a violation of Section 5 of the
Securities Act or require registration pursuant thereto.

          The Assignee represents and warrants to, and covenants with, the
Assignor and the Company pursuant to Section 2.03 of the Servicing Agreement that:

          (a) The Assignee agrees to be bound, as Owner by all of the terms, covenants and conditions of the Servicing Agreement, the Mortgage Loans and the
Custodial Agreement and from and after the date hereof, the Assignee assumes for the benefit of each of the Company and the Assignor all of the Assignor's obligations as Owner thereunder;

          (b) Assignee understands that the Mortgage Loans have not been registered under the Securities Act or the securities laws of any state.
Assignee is acquiring the Mortgage Loans for investment for its own account only and not with a view to or for sale or other transfer in connection with any distribution of the Mortgage Loans in any manner that would violate the
Securities Act or any applicable state securities law. Assignee considers itself a substantial, sophisticated institutional investor having such knowledge and experience in financial and business matters that it is capable of evaluating the merits and risks of investment in the Mortgage Loans. Assignee has been furnished with all information regarding the Mortgage Loans that it has requested from Assignor or the Company. Neither the Assignee nor anyone acting on its behalf has offered, transferred, pledged, sold or otherwise disposed of the Mortgage Loans, any interest in the Mortgage Loans to, or solicited any offer to buy or accept a transfer, pledge or other disposition of the Mortgage
Loans, any interest in the Mortgage Loans from, or otherwise approached or negotiated with respect to the Mortgage Loans, any interest in the Mortgage
Loans with, any Person in any manner, or made any general solicitation by means of general advertising or in any other manner or taken any other action, which would constitute a distribution of the Mortgage Loans under the Securities Act or which would render the disposition of the Mortgage Loans a violation of
Section 5 of the Securities Act or require registration pursuant thereto, nor will it act, nor has it authorized or will it authorize any person to act, in such manner with respect to the Mortgage Loans;

          (c) The Assignee is either (i) not an employee benefit plan that is subject to the Employee Retirement Income Security Act of 1974, as amended
("ERISA") or Section 4975 of the Internal Revenue Code of 1986 (the "Code")(a
"Plan") and not a Person acting, directly or indirectly, on behalf of or investing with "plan assets" of any such Plan or (ii) an employee benefit plan that is subject to ERISA and the assignment contemplated herein does not constitute and will not result in a non-exempt prohibited transaction under
Section 406 of ERISA or Section 4975 of the Code; and

          (d) The Assignee shall indemnify the Company and hold it harmless against any loss, liability or expense incurred in connection with any claim, demand, defense or assertion based on or grounded upon or resulting from, a breach of the Assignee's representations, warranties and covenants set forth in this Assignment and Assumption Agreement.

          (h) The Assignee's address for purposes of all notices and correspondence related to the Mortgage Loans and the Servicing Agreement is:

                                       D-2

          [Assignee's address]
          Attention:
          Telephone:
          Fax:
          Email:

          The Assignee's wire transfer instructions for purposes of all remittances and payments related to the Mortgage Loans and the Servicing
Agreement is:

          For the account of

          ABA#:
          A/C#:
          A/C Name:
          Taxpayer ID#:

          From and after the date hereof, the Company shall note the transfer of the Mortgage Loans to the Assignee in its books and records and the Company shall recognize the Assignee as the owner of the Mortgage Loans. The Company hereby agrees that it shall continue to provide information pursuant to Section
4.02(vii) of the Standard Terms (as defined in the Servicing Agreement) to the
Assignor following the date hereof. The Company acknowledges that the Mortgage
Loans may become part of a REMIC and the Company shall service the Mortgage
Loans in accordance with the Servicing Agreement, the terms of which are incorporated herein by reference, but in no event in a manner that would (i)
cause any REMIC to fail to qualify as a REMIC or (ii) result in the imposition of a tax upon any REMIC (including but not limited to the tax on prohibited transactions as defined in Section 860F(a)(2) of the Code and the tax on contributions to a REMIC set forth in Section 860G(d) of the Code). It is the intention of the Assignor, the Company and the Assignee that the Servicing
Agreement shall be binding upon and inure to the benefit of the Company and the
Assignee and their respective successors and assigns.

                            [Signature Page Follows]

                                       D-3

          Capitalized words and phrases used but not otherwise defined in this
Assignment and Assumption Agreement shall have the respective meanings assigned to them in the Servicing Agreement.

          IN WITNESS WHEREOF, the parties have caused this Assignment and
Assumption Agreement to be executed by their duly authorized officers as of the date first above written.

--------------------------------------    --------------------------------------
Assignor                                  Assignee

By:                                       By:
    ----------------------------------        ----------------------------------
Name:                                     Name:
      --------------------------------          --------------------------------
Title:                                    Title:
       -------------------------------           -------------------------------

                                          Taxpayer
                                          Identification No.____________________

                                    EXHIBIT E

                              FORM OF CERTIFICATION

                                                          ____________ ___, ____

Residential Funding Corporation
8400 Normandale Lake Drive, Suite 600
Minneapolis, Minnesota 55437

     Re:  Adjustable Rate Mortgage Loans,
          Series [20__-WH__] - Assignment of Mortgage Loan

Ladies and Gentlemen:

          This letter is delivered to you in connection with the assignment by
(the "Owner") to ____________ (the "Lender") of ____________ (the "Mortgage
Loan") pursuant to Section 3.11(d) of the Sale and Servicing Agreement (the
"Sale and Servicing Agreement"), dated as of [__________ __, 20__], among
Residential Funding Corporation, as company (the "Company") and
____________________________, as Initial Owner. All terms used herein and not otherwise defined shall have the meanings set forth in the Sale and Servicing
Agreement. The Lender hereby certifies, represents and warrants to, and covenants with, the Company and the Custodian that:

          (i) the Mortgage Loan is secured by Mortgaged Property located in a jurisdiction in which an assignment in lieu of satisfaction is required to preserve lien priority, minimize or avoid mortgage recording taxes or otherwise comply with, or facilitate a refinancing under, the laws of such jurisdiction;

          (ii) the substance of the assignment is, and is intended to be, a refinancing of such Mortgage Loan and the form of the transaction is solely to comply with, or facilitate the transaction under, such local laws;

          (iii) the Mortgage Loan following the proposed assignment will be modified to have a rate of interest at least 0.25 percent below or above the rate of interest on such Mortgage Loan prior to such proposed assignment; and

          (iv) such assignment is at the request of the borrower under the related Mortgage Loan.

                                          Very truly yours,

                                          LENDER

                                          By:
                                              ----------------------------------
                                          Name:
                                                --------------------------------
                                          Title:
                                                 -------------------------------

                                       E-1

                                    EXHIBIT F

                           FORM OF REQUEST FOR RELEASE

DATE:

TO:

RE: REQUEST FOR RELEASE OF DOCUMENTS

In connection with the administration of the pool of Mortgage Loans held by you for the referenced pool, we request the release of the Mortgage File described below.

Sale and Servicing Agreement Dated:
Series#:
Account#:
Pool#:
Loan#:
Min#:
Borrower Name(s):
Reason for Document Request: (circle one)   Mortgage Loan Prepaid in Full
                                            Mortgage Loan Repurchased
                                            Mortgage Loan in Foreclosure

"We hereby certify that all amounts received or to be received in connection with such payments which are required to be deposited have been or will be so deposited as provided in the Sale and Servicing Agreement."

--------------------------------------
Residential Funding Corporation
Authorized Signature

TO CUSTODIAN: Please acknowledge this request, and check off documents being enclosed with a copy of this form. You should retain this form for your files in accordance with the terms of the Sale and Servicing Agreement.

Enclosed Documents:               [_] Promissory Note
                                  [_] Primary Insurance Policy
                                  [_] Mortgage or Deed of Trust
                                  [_] Assignment(s) of Mortgage or Deed of Trust
                                  [_] Title Insurance Policy
                                  [_] Other:________________

By:
    ----------------------------------
Name:
      --------------------------------
Title:
       -------------------------------
Date:
      --------------------------------

                                       F-1

                                    EXHIBIT G

                        FORMAT FOR REPORTS AND STATEMENTS

                                [See Attachment]

                                       G-1

                                    EXHIBIT H

                        REGULATION AB COMPLIANCE ADDENDUM

                                  SEE ATTACHED

                                       H-1

                                    ARTICLE I
                                  DEFINED TERMS

         Capitalized terms used but not defined herein shall have the meanings assigned to such terms in the Agreement. The following terms shall have the meanings set forth below, unless the context clearly indicates otherwise:

         Commission: The United States Securities and Exchange Commission.

         Company Information: As defined in Section 2.07(a).

         Depositor: The depositor, as such term is defined in Regulation AB, with respect to any Securitization Transaction.

         Exchange Act: The Securities Exchange Act of 1934, as amended.

         Master Servicer: With respect to any Securitization Transaction, the
"master servicer," if any, identified in the related transaction documents.

         Qualified Correspondent: Any Person from which the Company purchased
Mortgage Loans, provided that the following conditions are satisfied: (i) such
Mortgage Loans were originated pursuant to an agreement between the Company and such Person that contemplated that such Person would underwrite mortgage loans from time to time, for sale to the Company, in accordance with underwriting guidelines designated by the Company ("Designated Guidelines") or guidelines that do not vary materially from such Designated Guidelines; (ii) such Mortgage
Loans were in fact underwritten as described in clause (i) above and were acquired by the Company within 180 days after origination; (iii) either (x) the
Designated Guidelines were, at the time such Mortgage Loans were originated, used by the Company in origination of mortgage loans of the same type as the
Mortgage Loans for the Company's own account or (y) the Designated Guidelines were, at the time such Mortgage Loans were underwritten, designated by the
Company on a consistent basis for use by lenders in originating mortgage loans to be purchased by the Company; and (iv) the Company employed, at the time such
Mortgage Loans were acquired by the Company, pre-purchase or post-purchase quality assurance procedures (which may involve, among other things, review of a sample of mortgage loans purchased during a particular time period or through particular channels) designed to ensure that Persons from which it purchased mortgage loans properly applied the underwriting criteria designated by the
Company.

         Reconstitution: Any Securitization Transaction or Whole Loan Transfer.

         Reconstitution Agreement: An agreement entered into by the Company and the Purchaser and/or certain third parties in connection with a Reconstitution with respect to any or all of the Mortgage Loans serviced under this Agreement.

         Regulation AB: Subpart 229.1100 - Asset Backed Securities (Regulation
AB), 17 C.F.R. ss.ss.229.1100-229.1123, as such may be amended from time to time, and subject to such clarification and interpretation as have been provided by the Commission in the adopting release (Asset-Backed Securities, Securities
Act Release No. 33-8518, 70 Fed. Reg. 1,506, 1,531 (Jan. 7, 2005)) or by the
staff of the Commission, or as may be provided by the Commission or its staff from time to time.

         Securities Act: The Securities Act of 1933, as amended.

         Securitization Transaction: Any transaction involving either (1) a sale or other transfer of some or all of the Mortgage Loans directly or indirectly to an issuing entity in connection with an issuance of publicly offered or privately placed, rated or unrated mortgage-backed securities or (2) an issuance of publicly offered or privately placed, rated or unrated securities, the payments on which are determined primarily by reference to one or more portfolios of residential mortgage loans consisting, in whole or in part, of some or all of the Mortgage Loans.

         Servicer: As defined in Section 2.03(c).

         Servicing Criteria: The "servicing criteria" set forth in Item 1122(d)
of Regulation AB, as such may be amended from time to time.

         Static Pool Information: Static pool information as described in Item
1l05(a)(l)-(3) and 1105(c) of Regulation AB.

         Subcontractor: Any vendor, subcontractor or other Person that is not responsible for the overall servicing (as "servicing" is commonly understood by participants in the mortgage-backed securities market) of Mortgage Loans but performs one or more discrete functions identified in Item l122( d) of
Regulation AB with respect to Mortgage Loans under the direction or authority of the Company or a Subservicer.

         Subservicer: Any Person that services Mortgage Loans on behalf of the
Company or any Subservicer and is responsible for the performance (whether directly or through Subservicers or Subcontractors) of a substantial portion of the material servicing functions required to be performed by the Company under this Agreement or any Reconstitution Agreement that are identified in Item
1122(d) of Regulation AB.

         Whole Loan Transfer: Any sale or transfer of some or all of the
Mortgage Loans, other than a Securitization Transaction.

                                   ARTICLE II
                          COMPLIANCE WITH REGULATION AB

         Section 2.01. Intent of the Parties; Reasonableness.

         The Purchaser and the Company acknowledge and agree that the purpose of
Article II of this Reg AB Addendum is to facilitate compliance by the Purchaser and any Depositor with the provisions of Regulation AB and related rules and regulations of the Commission and that the provisions of this Reg AB Addendum shall be applicable to all Mortgage Loans included in a Securitization
Transaction closing on or after January 1, 2006, regardless whether the Mortgage
Loans were purchased by the Purchaser from the Company prior to the date hereof.
Although Regulation AB is applicable by its terms only to offerings of asset-backed securities that are registered under the Securities Act, the
Company acknowledges that investors in privately offered securities may require that the Purchaser or any Depositor provide comparable disclosure in unregistered offerings. References in this Agreement to compliance with
Regulation AB include provision of comparable disclosure in private offerings.

         Neither the Purchaser nor any Depositor shall exercise its right to request delivery of information or other performance under these provisions other than in good faith, or for purposes other than compliance with the
Securities Act, the Exchange Act and the rules and regulations of the Commission thereunder (or the provision in a private offering of disclosure comparable to that required under the Securities Act). The Company acknowledges that interpretations of the requirements of Regulation AB may change over time, whether due to interpretive guidance provided by the Commission or its staff, consensus among participants in the asset-backed securities markets, advice of counsel, or otherwise, and agrees to comply with requests made by the Purchaser, any Master Servicer or any Depositor in good faith for delivery of information under these provisions on the basis of evolving interpretations of Regulation
AB. In connection with any Securitization Transaction, the Company shall cooperate fully with the Purchaser and any Master Servicer to deliver to the
Purchaser (including any of its assignees or designees), any Master Servicer and any Depositor, any and all statements, reports, certifications, records and any other information necessary in the good faith determination of the Purchaser, the Master Servicer or any Depositor to permit the Purchaser, such Master
Servicer or such Depositor to comply with the provisions of Regulation AB, together with such disclosures relating to the Company, any Subservicer and the
Mortgage Loans, or the servicing of the Mortgage Loans, reasonably believed by the Purchaser or any Depositor to be necessary in order to effect such compliance.

         The Purchaser (including any of its assignees or designees) shall cooperate with the Company by providing timely notice of requests for information under these provisions and by reasonably limiting such requests to information required to comply with Regulation AB.

         Section 2.02. Additional Representations and Warranties of the Company.

         (a) The Company hereby represents to the Purchaser, to any Master
Servicer and to any Depositor, as of the date on which information is first provided to the Purchaser or any Depositor under Section 2.03 that, except as disclosed in writing to the Purchaser or such Depositor prior to such date: (i)
the Company is not aware and has not received notice that any default, early amortization or other performance triggering event has occurred as to any other
Securitization Transaction due to any default by the Company as a Servicer; (ii)
the Company has not been terminated as servicer in a residential mortgage loan securitization due to a servicing default; (iii) no material noncompliance with the applicable Servicing Criteria with respect to other securitizations of residential mortgage loans involving the Company as servicer has been disclosed or reported by the Company; (iv) no material changes to the Company's policies or procedures with respect to the servicing function it will perform under this
Agreement and any Reconstitution Agreement for mortgage loans of a type similar to the Mortgage Loans have occurred during the three-year period immediately preceding the related Securitization Transaction; (v) there are no changes to the Company's financial condition that could have a material adverse effect on the performance by the Company of its servicing obligations under this
Agreement; (vi) there are no legal or governmental proceedings pending (or governmental proceedings known to be contemplated) against the Company or any
Subservicer that are material to investors in the related Securitization
Transaction; (vii) there are no affiliations, relationships or transactions relating to the Company or any Subservicer with respect to any Securitization
Transaction and any party thereto identified by the related Depositor of a type described in Item 1119 of Regulation AB; and (viii) each Mortgage Loan was originated by a Qualified Correspondent.

         (b) If so requested by the Purchaser, any Master Servicer or any
Depositor on any date following the date on which information is first provided to the Purchaser, any Master Servicer or any Depositor under Section 2.03, the
Company shall, within five Business Days following such request, confirm in writing the accuracy of the representations and warranties set forth in paragraph (a) of this Section or, if any such representation and warranty is not accurate as of the date of such request, provide reasonably adequate disclosure of the pertinent facts, in writing, to the requesting party.

         Section 2.03. Information to Be Provided by the Company.

         In connection with any Securitization Transaction, the Company shall
(i) within five Business Days following a request by the Purchaser or any
Depositor, provide to the Purchaser and such Depositor (or, as applicable, cause each Subservicer to provide), in writing and in form and substance reasonably satisfactory to the Purchaser and such Depositor, the information and materials specified in paragraphs (a), (b), (c), (f) and (g) of this Section, provided, that the Company shall not be required to provide such information and materials with respect to a Subservicer if Regulation AB does not require disclosure of such information and materials and (ii) as promptly as practicable following notice to or discovery by the Company, provide to the Purchaser and any
Depositor (in writing and in form and substance reasonably satisfactory to the
Purchaser and such Depositor) the information specified in paragraph (d) of this
Section.

         (a) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding (i) the Company, as originator of the
Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified
Correspondent) and (ii) as applicable, each Subservicer, as is requested for the purpose of compliance with Items 1103(a)(l), 1105, 1110, 1117 and 1119 of
Regulation AB. Such information shall include, at a minimum:

             (A) the originator's form of organization;

             (B) a description of the originator's origination program and how long the originator has been engaged in originating residential mortgage loans, which description shall include a discussion of the originator's experience in originating mortgage loans of a similar type as the Mortgage Loans; information regarding the size and composition of the originator's origination portfolio; and information that may be material to an analysis of the performance of the Mortgage Loans, including the originators' credit-granting or underwriting criteria for mortgage loans of similar type(s) as the Mortgage Loans and such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item 1110(b)(2) of Regulation AB;

             (C) a description of any legal or governmental proceedings pending
         (or governmental proceedings known to be contemplated) against the
         Company and each Subservicer that would be material to investors in the related Securitization Transaction; and

             (D) a description of any affiliation or relationship, as described in Item 1119 of Regulation AB, between the Company, each Subservicer and any of the following parties to a Securitization Transaction, as such parties are identified to the Company by the Purchaser or any
         Depositor in writing in advance of such Securitization Transaction:

                (1) the sponsor;
                (2) the depositor;
                (3) the issuing entity;
                (4) any servicer;
                (5) any trustee;
                (6) any originator;
                (7) any significant obligor;
                (8) any enhancement or support provider; and
                (9) any other material transaction party.

         (b) If so requested by the Purchaser or any Depositor, the Company shall provide Static Pool Information with respect to the mortgage loans (of a similar type as the Mortgage Loans) originated by the Company, if the Company is an originator of Mortgage Loans (including as an acquirer of Mortgage Loans from a Qualified Correspondent). Such Static Pool Information shall be prepared by the Company on the basis of its reasonable, good faith interpretation of the requirements of Item 1105(a)(1)-(3) of Regulation AB. The content of such Static
Pool Information may be in the form customarily provided by the Company, and need not be customized for the Purchaser or any Depositor. Such Static Pool
Information for each vintage origination year or prior securitized pool, as applicable, shall be presented in increments no less frequently than quarterly over the life of the mortgage loans included in the vintage origination year or prior securitized pool. The most recent periodic increment must be as of a date no later than 135 days prior to the date of the prospectus or other offering document in which the Static Pool Information is to be included or incorporated by reference. The Static Pool Information shall be provided in an electronic format that provides a permanent record of the information provided, such as a portable document format (pdf) file, or other such electronic format reasonably required by the Purchaser or the Depositor, as applicable.

         Promptly following notice or discovery of a material error in Static
Pool Information provided pursuant to the immediately preceding paragraph
(including an omission to include therein information required to be provided pursuant to such paragraph), the Company shall provide corrected Static Pool
Information to the Purchaser or any Depositor, as applicable, in the same format in which Static Pool Information was previously provided to such party by the
Company.

         If so requested by the Purchaser or any Depositor, the Company shall provide at the expense of the requesting party (to the extent of any additional incremental expense associated with delivery pursuant to this Agreement), such statements and agreed-upon procedures letters of certified public accountants reasonably acceptable to the Purchaser or Depositor, as applicable, pertaining to Static Pool Information relating to prior securitized pools for securitizations closed on or after January 1, 2006 or, in the case of Static
Pool Information with respect to the Company's originations or purchases, to calendar months commencing January 1, 2006, as the Purchaser or such Depositor shall reasonably request. Such statements and letters shall be addressed to and be for the benefit of such parties as the Purchaser or such Depositor shall designate, which may include, by way of example, any Sponsor, any Depositor and any broker dealer acting as underwriter, placement agent or initial purchaser with respect to a Securitization Transaction. Any such statement or letter may take the form of a standard, generally applicable document accompanied by a reliance letter authorizing reliance by the addressees designated by the
Purchaser or such Depositor.

         (c) If so requested by the Purchaser or any Depositor, the Company shall provide such information regarding the Company, as servicer of the
Mortgage Loans, and each Subservicer (each of the Company and each Subservicer, for purposes of this paragraph, a "Servicer"), as is requested for the purpose of compliance with Items 1108, 1117 and 1119 of Regulation AB. Such information shall include, at a minimum:

             (A) the Servicer's form of organization;

             (B) a description of how long the Servicer has been servicing residential mortgage loans; a general discussion of the Servicer's experience in servicing assets of any type as well as a more detailed discussion of the Servicer's experience in, and procedures for, the servicing function it will perform under the Agreement and any
         Reconstitution Agreements; information regarding the size, composition and growth of the Servicer's portfolio of residential mortgage loans of a type similar to the Mortgage Loans and information on factors related to the Servicer that may be material to any analysis of the servicing of the Mortgage Loans or the related asset-backed securities, as applicable, including, without limitation:

                 (1) whether any prior securitizations of mortgage loans of a type similar to the Mortgage Loans involving the Servicer have defaulted because of servicing during the three-year period immediately preceding the related Securitization Transaction;

                 (2) the extent of outsourcing the Servicer utilizes;

                 (3) whether there has been previous disclosure of material noncompliance with the applicable servicing criteria with respect to other securitizations of residential mortgage loans involving the Servicer as a servicer during the three-year period immediately preceding the related Securitization Transaction;

                 (4) whether the Servicer has been terminated as servicer in a residential mortgage loan securitization due to a servicing default; and

                 (5) such other information as the Purchaser or any Depositor may reasonably request for the purpose of compliance with Item
             1108(b)(2) of Regulation AB;

             (C) a description of any material changes during the three-year period immediately preceding the related Securitization Transaction to the Servicer's policies or procedures with respect to the servicing function it will perform under the Agreement and any Reconstitution
         Agreements for mortgage loans of a type similar to the Mortgage Loans;

             (D) information regarding the Servicer's financial condition, to the extent that there is a material risk that an adverse financial event or circumstance involving the Servicer could have a material adverse effect on the performance by the Company of its servicing obligations under the Agreement or any Reconstitution Agreement;

             (E) a statement by an authorized officer of the Servicer to the effect that the Servicer has made all advances required to be made on residential mortgage loans serviced by it during the three-year period immediately preceding the related Securitization Transaction, or, if such statement would not be accurate, information regarding the percentage and type of advances not made as required, and the reasons for such failure to advance;

             (F) a description of the Servicer's processes and procedures designed to address any special or unique factors involved in servicing loans of a similar type as the Mortgage Loans;

             (G) a description of the Servicer's processes for handling delinquencies, losses, bankruptcies and recoveries, such as through liquidation of mortgaged properties, sale of defaulted mortgage loans or workouts; and

             (H) information as to how the Servicer defines or determines delinquencies and charge-offs, including the effect of any grace period, re-aging, restructuring, partial payments considered current or other practices with respect to delinquency and loss experience.

         (d) For the purpose of satisfying the reporting obligation under the
Exchange Act with respect to any class of asset-backed securities, for so long as the Depositor is required to file reports under the Exchange Act with respect to a Securitization Transaction, the Company shall (or shall cause each
Subservicer to) (i) provide prompt notice to the Purchaser, any Master Servicer and any Depositor in writing of (A) any litigation or governmental proceedings involving the Company or any Subservicer that would be material to investors in the related Securitization Transaction, (B) any affiliations or relationships of the type described in Item 1119 of Regulation AB that develop following the closing date of a Securitization Transaction between the Company or any
Subservicer and any of the parties specified in clause (D) of paragraph (a) of this Section (and any other parties identified in writing by the requesting party) with respect to such Securitization Transaction, (C) any Event of Default under the terms of this Agreement or any Reconstitution Agreement, (D) any merger, consolidation or sale of substantially all of the assets of the Company, and (E) the Company's entry into a material agreement after the applicable closing date with a Subservicer to perform or assist in the performance of any of the Company's obligations under this Agreement or any Reconstitution
Agreement and (ii) provide to the Purchaser and any Depositor a description of such proceedings, affiliations or relationships.

         (e) As a condition to the succession to the Company or any Subservicer as a servicer or subservicer of at least 10% of the pool assets in a
Securitization Transaction or sub-pool thereof under the Agreement or any
Reconstitution Agreement by any Person (i) into which the Company or such
Subservicer may be merged or consolidated, or (ii) which may be appointed as a successor to the Company or any Subservicer, the Company shall provide to the
Purchaser, any Master Servicer, and any Depositor, at least 15 calendar days prior to the effective date of such succession or appointment, (x) written notice to the Purchaser and any Depositor of such succession or appointment and
(y) in writing and in form and substance reasonably satisfactory to the
Purchaser and such Depositor, all information reasonably requested by the
Purchaser or any Depositor in order to comply with its reporting obligation under Item 6.02 of Form 8-K with respect to any class of asset-backed securities.

         (f) In addition to such information as the Company, as servicer, is obligated to provide pursuant to other provisions of the Agreement, not later than ten days prior to the deadline for the filing of any distribution report on
Form 10-D in respect of any Securitization Transaction that includes any of the
Mortgage Loans serviced by the Company or any Subservicer, the Company or such
Subservicer, as applicable, shall, to the extent the Company or such Subservicer has knowledge, provide to the party responsible for filing such report
(including, if applicable, the Master Servicer) notice of the occurrence of any of the following events along with all information, data, and materials related thereto as may be required to be included in the related distribution report on
Form 10-D (as specified in the provisions of Regulation AB referenced below):

             (i) any material modifications, extensions or waivers of pool asset terms, fees, penalties or payments during the distribution period or that have cumulatively become material over time (Item 1121(a)(11) of
         Regulation AB);

             (ii) material breaches of pool asset representations or warranties or transaction covenants (Item 1121(a)(12) of Regulation AB); and

             (iii) information regarding any material pool asset changes (such as additions, substitutions or repurchases) (Item 1121(a)(14) of
         Regulation AB).

         (g) The Company shall provide to the Purchaser, any Master Servicer and any Depositor, upon request evidence of the authorization of the person signing any certification or statement, copies or other evidence of Fidelity Bond
Insurance and Errors and Omissions Insurance policy, publicly available financial information and reports, and such other information reasonably related to the Company's or such Subservicer's performance hereunder.

         (h) In the event that (i) the Company does not reasonably believe that certain information requested under Section 2.03 is required to be disclosed pursuant to Regulation AB and (ii) the Company has not provided such information for any of its own securitizations, the Purchaser shall pay all reasonable documented costs incurred by the Company in connection with the preparation and delivery of such information, and the Company shall promptly deliver such information after expiration of a reasonable period of time for establishing the necessary systems and procedures to produce such information. Further, notwithstanding anything to the contrary herein, when determining if information is required under Regulation AB, all threshold and other requirements shall be determined solely by looking at the Company's mortgage loans and those of its third-party originators. The Company shall have no obligation with respect to disclosure or reporting under Regulation AB in the event that the aggregation of its third-party originated Mortgage Loans with those of the Purchaser's other sellers require additional disclosure; provided, however, the Company shall otherwise cooperate with the Purchaser to provide disclosure or reporting under
Regulation AB in the event that such disclosure or reporting is required under
Regulation AB and not otherwise available to the Purchaser.

         Section 2.04. Servicer Compliance Statement.

         On or before March 15 of each calendar year, commencing in 2007, the
Company shall deliver to the Purchaser, any Master Servicer and any Depositor a
statement of compliance addressed to the Purchaser, such Master Servicer and such Depositor and signed by an authorized officer of the Company, to the effect that (i) a review of the Company's activities during the immediately preceding calendar year (or applicable portion thereof) and of its performance under the
Agreement and any applicable Reconstitution Agreement during such period has been made under such officer's supervision, and (ii) to the best of such officers' knowledge, based on such review, the Company has fulfilled all of its obligations under the Agreement and any applicable Reconstitution Agreement in all material respects throughout such calendar year (or applicable portion thereof) or, if there has been a failure to fulfill any such obligation in any material respect, specifically identifying each such failure known to such officer and the nature and the status thereof.

         Section 2.05. Report on Assessment of Compliance and Attestation.

         (a) On or before March 15 of each calendar year when the Depositor is required to file reports under the Exchange Act with respect to the related
Securitization Transaction commencing in 2007, the Company shall:

             (i) deliver to the Purchaser, any Master Servicer and any Depositor
         a report (in form and substance reasonably satisfactory to the
         Purchaser, such Master Servicer and such Depositor) regarding the
         Company's assessment of compliance with the Servicing Criteria during the immediately preceding calendar year, as required under Rules 13a-18 and 15d-18 of the Exchange Act and Item 1122 of Regulation AB. Such
         report shall be signed by an authorized officer of the Company, and shall address each of the "Applicable Servicing Criteria" specified on
         Exhibit B hereto;

             (ii) deliver to the Purchaser, any Master Servicer and any
         Depositor a report of a registered public accounting firm reasonably acceptable to the Purchaser, such Master Servicer and such Depositor that attests to, and reports on, the assessment of compliance made by the Company and delivered pursuant to the preceding paragraph. Such attestation shall be in accordance with Rules 1-02(a)(3) and 2-02(g) of
         Regulation S-X under the Securities Act and the Exchange Act;

             (iii) cause each Subservicer and each Subcontractor determined by the Company pursuant to Section 2.06(b) to be "participating in the servicing function" within the meaning of Item 1122 of Regulation AB to deliver to the Purchaser, any Master Servicer and any Depositor an
         assessment of compliance and accountants' attestation as and when provided in paragraphs (a) and (b) of this Section; and

             (iv) deliver, and cause each Subservicer and Subcontractor described in clause (iii) to provide, to the Purchaser, any Depositor, any Master Servicer and any other Person that will be responsible for signing the certification (a "Sarbanes Certification") required by
         Rules 13a-14(d) and 15d-14(d) under the Exchange Act (pursuant to
         Section 302 of the Sarbanes-Oxley Act of 2002) on behalf of an asset-backed issuer with respect to a Securitization Transaction a certification, signed by the appropriate officer of the Company, in the form attached hereto as Exhibit A.

The Company acknowledges that the parties identified in clause (a)(iv) above may rely on the certification provided by the Company pursuant to such clause in signing a Sarbanes Certification and filing such with the Commission. Neither the Purchaser nor any Depositor will request delivery of a certification under clause (a)(iv) above unless a Depositor is required under the Exchange Act to file an annual report on Form 10-K with respect to an issuing entity whose asset pool includes Mortgage Loans.

         (b) Each assessment of compliance provided by a Subservicer pursuant to
Section 2.05(a)(iii) shall address each of the Servicing Criteria specified on a certification substantially in the form of Exhibit B hereto delivered to the
Purchaser concurrently with the execution of this Reg AB Addendum or, in the case of a Subservicer subsequently appointed as such, on or prior to the date of such appointment. An assessment of compliance provided by a Subcontractor pursuant to Section 2.05(a)(iii) need not address any elements of the Servicing
Criteria other than those specified by the Company pursuant to Section 2.06.

         Section 2.06. Use of Subservicers and Subcontractors.

         The Company shall not hire or otherwise utilize the services of any
Subservicer "participating in the Servicing function" within the meaning of Item
1122 of Regulation AB, to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (a) of this Section. The Company shall not hire or otherwise utilize the services of any Subcontractor "participating in the Servicing function" within the meaning of Item 1122 of Regulation AB, and shall not permit any Subservicer to hire or otherwise utilize the services of any such Subcontractor to fulfill any of the obligations of the Company as servicer under the Agreement or any Reconstitution Agreement unless the Company complies with the provisions of paragraph (b) of this Section.

         (a) It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any
Subservicer. The Company shall cause any Subservicer used by the Company (or by any Subservicer) for the benefit of the Purchaser and any Depositor to comply with the provisions of this Section and with Sections 2.02, 2.03( c), (e), (f)
and (g), 2.04, 2.05 and 2.07 of this Reg AB Addendum to the same extent as if such Subservicer were the Company, to the extent required under Regulation AB, and to provide the information required with respect to such Subservicer under
Section 2.03(d) of this Reg AB Addendum. The Company shall be responsible for obtaining from each Subservicer and delivering to the Purchaser and any
Depositor any servicer compliance statement required to be delivered by such
Subservicer under Section 2.04 and Regulation AB, any assessment of compliance and attestation required to be delivered by such Subservicer under Section 2.05 and Regulation AB and any certification required to be delivered to the Person that will be responsible for signing the Sarbanes Certification under Section
2.05 as and when required to be delivered under Regulation AB.

         (b) It shall not be necessary for the Company to seek the consent of the Purchaser, any Master Servicer or any Depositor to the utilization of any
Subcontractor. If required under Regulation AB, the Company shall promptly upon request provide to the Purchaser, any Master Servicer and any Depositor (or any
designee of the Depositor, such as an administrator) a written description (in form and substance reasonably satisfactory to the Purchaser, such Depositor and such Master Servicer) of the role and function of each Subcontractor utilized by the Company or any Subservicer, specifying (i) the identity of each such
Subcontractor, (ii) which (if any) of such Subcontractors are "participating in the servicing function" within the meaning of Item 1122 of Regulation AB, and
(iii) which elements of the Servicing Criteria will be addressed in assessments of compliance provided by each Subcontractor identified pursuant to clause (ii)
of this paragraph.

         As a condition to the utilization of any Subcontractor determined to be
"participating in the servicing function" within the meaning of Item 1122 of
Regulation AB, the Company shall cause any such Subcontractor used by the
Company (or by any Subservicer) for the benefit of the Purchaser and any
Depositor to comply with the applicable provisions of Sections 2.05 and 2.07 of this Reg AB Addendum. The Company shall be responsible for obtaining from each
Subcontractor and delivering to the Purchaser and any Depositor any assessment of compliance and attestation and the other certifications required to be delivered by such Subservicer and such Subcontractor under Section 2.05, in each case as and when required to be delivered under Regulation AB.

         Section 2.07. Indemnification; Remedies.

         (a) The Company shall indemnify the Purchaser, each affiliate of the
Purchaser, and each of the following parties participating in a Securitization
Transaction: each sponsor and issuing entity; each Person (including, but not limited to, any Master Servicer if applicable) responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction; each broker dealer acting as underwriter, placement agent or initial purchaser, each Person who controls any of such parties or the Depositor (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act); and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing and of the Depositor (each, a "Purchaser Indemnified Party"), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon:

             (i) (A) any untrue statement of a material fact contained or alleged to be contained in any information, report, certification, data or other material provided under this Article II by or on behalf of the
         Company, or provided under this Article II by or on behalf of any
         Subservicer or Subcontractor (collectively, the "Company Information"), or (B) the omission or alleged omission to state in the Company
         Information a material fact required to be stated in the Company
         Information or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, by way of clarification, that clause (B) of this paragraph shall be construed solely by reference to the Company
         Information and not to any other information communicated in connection with a sale or purchase of securities, without regard to whether the
         Company Information or any portion thereof is presented together with or separately from such other information;

             (ii) any breach by the Company of its obligations under this
         Article II, including particularly any failure by the Company, any
         Subservicer or any Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this Article II, including any failure by the Company to identify pursuant to Section 2.06(b) any Subcontractor "participating in the servicing function" within the meaning of Item 1122 of
         Regulation AB;

             (iii) any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section
         2.02(b) and made as of a date prior to the closing date of the related
         Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to Section 2.02(b) to the extent made as of a date subsequent to such closing date; or

             (iv) the gross negligence, bad faith or willful misfeasance in the performance of the Company's duties, or by reason of reckless disregard of obligations and duties, under this Article II;

provided, however, that in no event, other than with respect to any indemnification obligations of the Company relating to any Company Information provided by the Company for inclusion in the any prospectus, prospectus supplement, or any private placement memorandum, or in any amendment or supplement thereto, in a Securitization Transaction, will the Company be liable for any consequential or punitive damages pursuant to this Section 2.07, even if advised of the possibility of such damages.

         The Purchaser shall indemnify the Company, each Person who controls the
Company (within the meaning of Section 15 of the Securities Act and Section 20 of the Exchange Act), and the respective present and former directors, officers, employees, agents and affiliates of each of the foregoing (each, a "Company
Indemnified Party;" together with the Purchaser Indemnified Parties, the
"Indemnified Parties"), and shall hold each of them harmless from and against any losses, damages, penalties, fines, forfeitures, reasonable legal fees and expenses and related costs, judgments, and any other costs, fees and expenses that any of them may sustain arising out of or based upon any untrue statement contained or alleged to be contained in any filing with the Commission or the omission or alleged omission to state in any filing with the Commission a material fact required to be stated or necessary to be stated in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, in each case to the extent, but only to the extent, that such untrue statement, alleged untrue statement, omission, or alleged omission arose out of or was based upon any information or statement, other than the
Company Information, in a filing with the Commission.

         If the indemnification provided for herein is unavailable or insufficient to hold harmless an Indemnified Party, then the Company agrees that it shall contribute to the amount paid or payable by such Indemnified Party as a result of any claims, losses, damages or liabilities incurred by such
Indemnified Party in such proportion as is appropriate to reflect the relative fault of such Indemnified Party on the one hand and the Company on the other.

         In the case of any failure of performance described in clause (a)(ii)
of this Section, the Company shall promptly reimburse the Purchaser, any
Depositor, as applicable, and each Person responsible for the preparation, execution or filing of any report required to be filed with the Commission with respect to such Securitization Transaction, or for execution of a certification pursuant to Rule 13a-14(d) or Rule 15d-14(d) under the Exchange Act with respect to such Securitization Transaction, for all costs reasonably incurred by each such party in order to obtain the information, report, certification, accountants' letter or other material not delivered as required under Regulation
AB by the Company, any Subservicer or any Subcontractor.

         This indemnification shall survive the termination of this Agreement or the termination of any party to this Agreement.

         (b) (i) Any failure by the Company, any Subservicer or any
         Subcontractor to deliver any information, report, certification, accountants' letter or other material when and as required under this
         Article II, or any breach by the Company of a representation or warranty set forth in Section 2.02(a) or in a writing furnished pursuant to Section 2.02(b) and made as of a date prior to the closing date of the related Securitization Transaction, to the extent that such breach is not cured by such closing date, or any breach by the Company of a representation or warranty in a writing furnished pursuant to
         Section 2.02(b) to the extent made as of a date subsequent to such closing date, shall immediately and automatically, without notice or grace period, constitute an Event of Default with respect to the
         Company under the Agreement and any applicable Reconstitution
         Agreement, and shall entitle the Purchaser or any Depositor, as applicable, in its sole discretion to terminate the rights and obligations of the Company as servicer under the Agreement and/or any applicable Reconstitution Agreement without payment (notwithstanding anything in this Agreement or any applicable Reconstitution Agreement to the contrary) of any compensation to the Company (and if the Company is servicing any of the Mortgage Loans in a Securitization Transaction,
         appoint a successor servicer reasonably acceptable to any Master
         Servicer for such Securitization Transaction); provided that to the extent that any provision of the Agreement and/or any applicable
         Reconstitution Agreement expressly provides for the survival of certain rights or obligations following termination of the Company as servicer, such provision shall be given effect. Neither the Purchaser, any Master
         Servicer nor any Depositor shall be entitled to terminate the rights and obligations of the Company pursuant to this subparagraph (b)(i) if a failure of the Company to identify a Subcontractor "participating in the servicing function" within the meaning of Item 1122 of Regulation
         AB was attributable solely to the role or functions of such
         Subcontractor with respect to mortgage loans other than the Mortgage
         Loans.

             (ii) The Company shall promptly reimburse the Purchaser (or any designee of the Purchaser, such as a master servicer) and any
         Depositor, as applicable, for all reasonable expenses incurred by the
         Purchaser (or such designee) or such Depositor, as such are incurred, in connection with the termination of the Company as servicer and the transfer of servicing of the Mortgage Loans to a successor servicer.
         The provisions of this paragraph shall not limit whatever rights the
         Purchaser or any Depositor may have under other provisions of the
         Agreement and/or any applicable Reconstitution Agreement or otherwise, whether in equity or at law, such as an action for damages, specific performance or injunctive relief.

         Section 2.08. Third-Party Beneficiary.

         For purposes of this Article II and any related provisions thereto, each Master Servicer shall be considered a third-party beneficiary of this Reg
AB Addendum, entitled to all the rights and benefits hereof as if it were a direct party to Article II of this Agreement.

                                    EXHIBIT A

                          FORM OF ANNUAL CERTIFICATION

         Re:     The [        ] agreement dated as of [       ], 200[ ]
                 (the "Agreement"), among [IDENTIFY PARTIES]

         I, ________________________________, the _____________________ of [NAME
OF COMPANY] (the "Company"), certify to [the Purchaser], [the Depositor], and the [Master Servicer] [Securities Administrator] [Trustee], and their officers, with the knowledge and intent that they will rely upon this certification, that:

                  (1) I have reviewed the servicer compliance statement of the
         Company provided in accordance with Item 1123 of Regulation AB (the
         "Compliance Statement"), the report on assessment of the Company's compliance with the servicing criteria set forth in Item 1122(d) of
         Regulation AB and identified as the responsibility of the Company on
         Exhibit B to the Regulation AB Compliance Addendum to the Agreement
         (the "Servicing Criteria"), provided in accordance with Rules 13a-18 and 15d-18 under Securities Exchange Act of 1934, as amended (the
         "Exchange Act") and Item 1122 of Regulation AB (the "Servicing
         Assessment"), the registered public accounting firm's attestation report provided in accordance with Rules 13a-18 and 15d-18 under the
         Exchange Act and Section 1122(b) of Regulation AB (the "Attestation
         Report"), and all servicing reports, officer's certificates and other information relating to the servicing of the Mortgage Loans by the
         Company during 200[ ] that were delivered by the Company to the
         [Depositor] [Master Servicer] [Securities Administrator] [Trustee]
         pursuant to the Agreement (collectively, the "Company Servicing
         Information");

                  (2) Based on my knowledge, the Company Servicing Information, taken as a whole, does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in the light of the circumstances under which such statements were made, not misleading with respect to the period of time covered by the Company Servicing Information;

                  (3) Based on my knowledge, all of the Company Servicing
         Information required to be provided by the Company under the Agreement has been provided to the [Depositor] [Master Servicer] [Securities
         Administrator] [Trustee];

                  (4) I am responsible for reviewing the activities performed by the Company as servicer under the Agreement, and based on my knowledge and the compliance review conducted in preparing the Compliance
         Statement and except as disclosed in the Compliance Statement, the
         Servicing Assessment or the Attestation Report, the Company has
         fulfilled its obligations under the Agreement in all material respects;
         and

                  (5) The Compliance Statement required to be delivered by the
         Company pursuant to this Agreement, and the Servicing Assessment and
         Attestation Report required to be provided by the Company and by any
         Subservicer and Subcontractor pursuant to the Agreement, have been provided to the [Depositor] [Master Servicer]. Any material instances of noncompliance described in such reports have been disclosed to the
         [Depositor] [Master Servicer]. Any material instance of noncompliance with the Servicing Criteria has been disclosed in such reports.

                                   Date:
                                            ------------------------------------

                                   By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                   By:
                                            ------------------------------------
                                            Name:
                                            Title:

                                       2

                                    EXHIBIT B

         SERVICING CRITERIA TO BE ADDRESSED IN ASSESSMENT OF COMPLIANCE

         The assessment of compliance to be delivered by the Servicer shall address, at a minimum, the criteria identified as below as "Applicable Servicing
Criteria":

-----------------------------------------------------------------------------------------------------------------
                                                                                           APPLICABLE SERVICING
                                   SERVICING CRITERIA                                            CRITERIA
-----------------------------------------------------------------------------------------------------------------
     REFERENCE                                     CRITERIA
-----------------------------------------------------------------------------------------------------------------
                                       GENERAL SERVICING CONSIDERATIONS
-----------------------------------------------------------------------------------------------------------------

1122(d)(1)(i)        Policies and procedures are instituted to monitor any performance              |X|
                     or other triggers and events of default in accordance with the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(ii)       If any material servicing activities are outsourced to third                   |X|
                     parties, policies and procedures are instituted to monitor the third party's performance and compliance with such servicing activities.
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(iii)      Any requirements in the transaction agreements to maintain a back-up servicer for the pool assets are maintained.
-----------------------------------------------------------------------------------------------------------------
1122(d)(1)(iv)       A fidelity bond and errors and omissions policy is in effect on the            |X|
                     party participating in the servicing function throughout the reporting period in the amount of coverage required by and otherwise in accordance with the terms of the transaction
                     agreements.
-----------------------------------------------------------------------------------------------------------------
                                      CASH COLLECTION AND ADMINISTRATION
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(i)        Payments on pool assets are deposited into the appropriate                     |X|
                     custodial bank accounts and related bank clearing accounts no more than two business days following receipt, or such other number of days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(ii)       Disbursements made via wire transfer on behalf of an obligor or to             |X|
                     an investor are made only by authorized personnel.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(iii)      Advances of funds or guarantees regarding collections, cash flows              |X|
                     or distributions, and any interest or other fees charged for such advances, are made, reviewed and approved as specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(iv)       The related accounts for the transaction, such as cash                         |X|
                     reserve accounts or accounts established as a form of
                     overcollateralization, are separately maintained (e.g.,
                     with respect to commingling of cash) as set forth in
                     the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(v)        Each custodial account is maintained at a federally insured                    |X|
                     depository institution as set forth in the transaction agreements.
                     For purposes of this criterion, "federally insured depository institution" with respect to a foreign financial institution means a foreign financial institution that meets the requirements of Rule
                     13k-1(b)(1) of the Securities Exchange Act.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(vi)       Unissued checks are safeguarded so as to prevent unauthorized                  |X|
                     access.
-----------------------------------------------------------------------------------------------------------------
1122(d)(2)(vii)      Reconciliations are prepared on a monthly basis for all                        |X|
                     asset-backed securities related bank accounts, including custodial accounts and related bank clearing accounts. These reconciliations are (A) mathematically accurate; (B) prepared within 30 calendar days after the bank statement cutoff date, or such other number of days specified in the transaction agreements; (C) reviewed and approved by someone other than the person who prepared the reconciliation; and (D) contain explanations for reconciling items.
                     These reconciling items are resolved within 90 calendar days of their original identification, or such other number of days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                           APPLICABLE SERVICING
                                   SERVICING CRITERIA                                            CRITERIA
-----------------------------------------------------------------------------------------------------------------
     REFERENCE                                     CRITERIA
-----------------------------------------------------------------------------------------------------------------
                                      INVESTOR REMITTANCES AND REPORTING
-----------------------------------------------------------------------------------------------------------------

1122(d)(3)(i)        Reports to investors, including those to be filed with the                     |X|
                     Commission, are maintained in accordance with the transaction agreements and applicable Commission requirements. Specifically, such reports (A) are prepared in accordance with timeframes and other terms set forth in the transaction agreements; (B) provide information calculated in accordance with the terms specified in the transaction agreements; (C) are filed with the Commission as required by its rules and regulations; and (D) agree with
                     investors' or the trustee's records as to the total unpaid principal balance and number of pool assets serviced by the servicer.
-----------------------------------------------------------------------------------------------------------------
1122(d)(3)(ii)       Amounts due to investors are allocated and remitted in accordance              |X|
                     with timeframes, distribution priority and other terms set forth in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(3)(iii)      Disbursements made to an investor are posted within two business               |X|
                     days to the servicer's investor records, or such other number of days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(3)(iv)       Amounts remitted to investors per the investor reports                         |X|
                     agree with cancelled checks, or other form of payment, or
                     custodial bank statements.
-----------------------------------------------------------------------------------------------------------------
                                          POOL ASSET ADMINISTRATION
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(i)        Collateral or security on pool assets is maintained as                         |X|
                     required by the transaction agreements or related asset
                     pool documents.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(ii)       Pool assets and related documents are safeguarded as required by               |X|
                     the transaction agreements
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(iii)      Any additions, removals or substitutions to the asset pool are                 |X|
                     made, reviewed and approved in accordance with any conditions or requirements in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(iv)       Payments on pool assets, including any payoffs, made in accordance             |X|
                     with the related pool asset documents are posted to the servicer's obligor records maintained no more than two business days after receipt, or such other number of days specified in the transaction agreements, and allocated to principal, interest or other items
                     (e.g., escrow) in accordance with the related pool asset documents.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(v)        The servicer's records regarding the pool assets agree with the                |X|
                     servicer's records with respect to an obligor's unpaid principal balance.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(vi)       Changes with respect to the terms or status of an obligor's pool               |X|
                     asset  (e.g., loan modifications or re-agings) are made, reviewed and approved by authorized personnel in accordance with the transaction agreements and related pool asset documents.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(vii)      Loss mitigation or recovery actions (e.g., forbearance plans,                  |X|
                     modifications and deeds in lieu of foreclosure, foreclosures and repossessions, as applicable) are initiated, conducted and concluded in accordance with the timeframes or other requirements established by the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(viii)     Records documenting collection efforts are maintained during the               |X|
                     period a pool asset is delinquent in accordance with the
                     transaction agreements. Such records are maintained on at least a monthly basis, or such other period specified in the transaction agreements, and describe the entity's activities in monitoring delinquent pool assets including, for example, phone calls, letters and payment rescheduling plans in cases where delinquency is deemed temporary (e.g., illness or unemployment).
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(ix)       Adjustments to interest rates or rates of return for pool assets               |X|
                     with variable rates are computed based on the related pool asset documents.
-----------------------------------------------------------------------------------------------------------------

-----------------------------------------------------------------------------------------------------------------
                                                                                           APPLICABLE SERVICING
                                   SERVICING CRITERIA                                            CRITERIA
-----------------------------------------------------------------------------------------------------------------
     REFERENCE                                     CRITERIA
-----------------------------------------------------------------------------------------------------------------

1122(d)(4)(x)        Regarding any funds held in trust for an obligor (such as escrow               |X|
                     accounts): (A) such funds are analyzed, in accordance with the obligor's pool asset documents, on at least an annual basis, or such other period specified in the transaction agreements; (B)
                     interest on such funds is paid, or credited, to obligors in accordance with applicable pool asset documents and state laws; and
                     (C) such funds are returned to the obligor within 30 calendar days of full repayment of the related pool asset, or such other number of days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xi)       Payments made on behalf of an obligor (such as tax or insurance                |X|
                     payments) are made on or before the related penalty or expiration dates, as indicated on the appropriate bills or notices for such payments, provided that such support has been received by the servicer at least 30 calendar days prior to these dates, or such other number of days specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xii)      Any late payment penalties in connection with any payment to be                |X|
                     made on behalf of an obligor are paid from the servicer's funds and not charged to the obligor, unless the late payment was due to the obligor's error or omission.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiii)     Disbursements made on behalf of an obligor are posted                          |X|
                     within two business days to the obligor's records
                     maintained by the servicer, or such other number of days
                     specified in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xiv)      Delinquencies, charge-offs and uncollectible accounts are                      |X|
                     recognized and recorded in accordance with the transaction agreements.
-----------------------------------------------------------------------------------------------------------------
1122(d)(4)(xv)       Any external enhancement or other support, identified in
                     Item 1114(a)(1) through (3) or Item 1115 of Regulation AB, is maintained as set forth in the transaction agreements.
-----------------------------------------------------------------------------------------------------------------

                                    EXHIBIT I

                   FORM OF SPECIAL FORECLOSURE RIGHTS SECTION

          Notwithstanding anything in this Agreement to the contrary, for so long as the Master Servicer has not notified the Servicer that a real estate investment trust or one of its subsidiaries and is no longer the holder of the entire interest in the most junior of the Subordinate Certificates is no longer entitled to the rights described in this Section [__]:

     (a) The Servicer shall not commence foreclosure proceedings with respect to a Mortgage Loan unless (i) no later than five Business Days prior to its commencement of such foreclosure proceedings, it notifies the Master Servicer of its intention to do so, and (ii) the holder of the entire interest in the most junior of the Subordinate Certificates, either directly or through the Master
Servicer, does not, within such five-Business-Day period, affirmatively object to such action.

     (b) In the event that the Servicer determines not to proceed with foreclosure proceedings with respect to a Mortgage Loan that becomes 60 days' or more delinquent and the Servicer has determined that it is unable to collect payments due under such Mortgage Loan in accordance with Accepted Servicing
Practices, the Servicer shall, prior to taking any action with respect to such
Mortgage Loan, promptly provide the Master Servicer with notice of such determination and a description of such other action as it intends to take with respect to such Mortgage Loan; provided, that the Servicer shall not be permitted to proceed with any such action unless the holder of the entire interest in the most junior of the Subordinate Certificates, either directly or through the Master Servicer, does not, within five Business Days following such notice, affirmatively object to the Servicer taking such action.

     (c) If the holder of the entire interest in the most junior of the
Subordinate Certificates timely and affirmatively objects to an action or contemplated action of the Servicer pursuant to either (a) or (b) above, then such holder shall instruct the Master Servicer to hire, at such holder's sole cost and expense, three appraisal firms, selected by the Master Servicer in its reasonable discretion, to compute the fair value of the Mortgaged Property relating to the related Mortgage Loan utilizing the Fannie Mae Form 2055
Exterior-Only Inspection Residential Appraisal Report (each such appraisal-firm computation, a "Fair Value Price"), in each case (other than as set forth in (d)
below) no later than 30 days from the date of such holder's objection. If the
Master Servicer shall have received three Fair Value Prices by the end of such
30-day period, then the holder of the entire interest in the most junior of the
Subordinate Certificates shall, no later than 5 days after the expiration of such 30-day period, purchase such Mortgage Loan and the related Mortgaged
Property at an amount equal to the sum of (i) accrued and unpaid interest on such Mortgage Loan as of such purchase date ("Accrued Interest") and (ii) the highest of such three Fair Value Prices respectively determined by such appraisal firms, and shall promptly delivery such amount to the Servicer for deposit into the Custodial Account. All costs relating to the computation of the related Fair Value Prices shall be (x) set forth in an invoice delivered by the
Master Servicer, (y) for the account of the holder of the entire interest in the most junior of the Subordinate Certificates and (z) paid to the Master Servicer in immediately available funds by the holder of the entire interest in the most junior of the Subordinate

                                       I-1

Certificates at the time of such Mortgage Loan and the related Mortgaged
Property are purchased by such holder.

     (d) If the Master Servicer shall not have received three Fair Value Prices at the end of the 30-day period set forth in (c) above, then:

     (i) The Master Servicer shall obtain such three Fair Value Prices no later than 15 days after the end of such 30-day period.

     (ii) If the Master Servicer shall have only received two Fair Value Prices at the end of such 15-day extension period, then the Master Servicer will determine, in its sole and absolute discretion, the fair value of the
     Mortgaged Property relating to such Mortgage Loan, related Insurance
     Proceeds and the current delinquency status of such Mortgage Loan (such fair value, the "Master Servicer Fair Value Price"), and the holder of the entire interest in the most junior of the Subordinate Certificates shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for) such Mortgage
     Loan and the related Mortgaged Property at an amount equal to the sum of
     (A) Accrued Interest thereon and (B) the higher of (1) the highest of such two Fair Value Prices determined by such appraisal firms and (2) the Master
     Servicer Fair Value Price.

     (iii) If the Master Servicer shall have received only one Fair Value Price at the end of such 15-day extension period, then the Master Servicer will determine, in its sole and absolute discretion, the Master Servicer Fair
     Value Price of the Mortgaged Property related to such Mortgage Loan, and:

     (A)  if such Master Servicer Fair Value Price is equal to or greater than the unpaid principal balance of the related Mortgage Loan as of such date (the "Unpaid Principal Balance"), then the holder of the entire interest in the most junior of the Subordinate Certificates shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for)
          such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) such Master
          Servicer Fair Value Price; and

     (B)  if such Master Servicer Fair Value Price is less than the related
          Unpaid Principal Balance, then the holder of the entire interest in the most junior of the Subordinate Certificates shall, no later than 5 days after the expiration of such 15-day extension period, purchase
          (and deliver to the Servicer the purchase price for) such Mortgage
          Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) the related Unpaid Principal
          Balance (such sum, the "Preliminary Purchase Price"); provided, that the provisions of clause (d)(iv) shall thereafter apply.

     (iv) Following the payment by the holder of the entire interest in the most junior of the Subordinate Certificates of the Preliminary Purchase Price,
     the Master Servicer shall continue to hire appraisal firms at the holder of the entire interest in the most junior of the

     Subordinate Certificates' sole cost and expense (which shall be payable by the holder of the entire interest in the most junior of the Subordinate
     Certificates to the Master Servicer in immediately available funds promptly upon the delivery to it by the Master Servicer of an invoice with respect thereto) to compute the Fair Value Price of the Mortgaged Property related to such Mortgage Loan, and at such time as two such Fair Value Prices shall have been obtained:

     (A)  if such Master Servicer Fair Value Price is equal to or greater than the unpaid principal balance of the related Mortgage Loan as of such date (the "Unpaid Principal Balance"), then the holder of the entire interest in the most junior of the Subordinate Certificates shall, no later than 5 days after the expiration of such 15-day extension period, purchase (and deliver to the Servicer the purchase price for)
          such Mortgage Loan and the related Mortgaged Property at an amount equal to the sum of (1) Accrued Interest thereon and (2) such Master
          Servicer Fair Value Price; and

     (B)  if the sum of (1) Accrued Interest on the related Mortgage Loan and
          (2) the higher of (x) the highest of such two Fair Value Prices determined by such appraisal firms and (y) the Master Servicer's Fair
          Value Price of the Mortgaged Property related to such Mortgage Loan
          (such sum, the "Revised Fair Value Price") is greater than such
          Preliminary Purchase Price, then the Master Servicer shall promptly notify the holder of the entire interest in the most junior of the
          Subordinate Certificates and the Servicer of such calculation, and such holder shall, no later than 5 days after such notice, remit to the Servicer, for deposit into the Custodial Account, the difference between such Revised Fair Value Price and such Preliminary Purchase
          Price; and

     (C)  if such Preliminary Purchase Price is greater than such Revised Fair
          Value Price, then the Master Servicer shall promptly notify the holder of the entire interest in the most junior of the Subordinate
          Certificates and the Servicer of such calculation, and the Servicer shall, no later than 5 days after such notice, remit to such holder, from funds then on deposit in the Custodial Account, the difference between such Preliminary Purchase Price and such Revised Fair Value
          Price.

     (e) Notwithstanding anything herein to the contrary, the holder of the entire interest in the most junior of the Subordinate Certificates shall not be entitled to any of its rights set forth herein with respect to a Mortgage Loan following its failure to purchase such Mortgage Loan and the related Mortgaged
Property, at the related purchase price set forth in this Section [__] within the timeframe set forth in this Section [__] following such holder's objection to an action of the Servicer, and the Servicer shall provide the Master Servicer written notice of such failure. Moreover, the holder of the entire interest in the most junior of the Subordinate Certificates shall not be entitled to the foregoing rights if any of the Subordinate Certificates are held by entities that are unaffiliated with such holder.

     (f) Any notice, confirmation, instruction or objection pursuant to paragraphs (a), (b), (c) and (d) above may be delivered via facsimile or other written or electronic communication as

the parties hereto and the holder of the entire interest in the most junior of the Subordinate Certificates may agree to from time to time.

     (g) For the avoidance of doubt, the holder of the entire interest in the most junior of the Subordinate Certificates' rights set forth in this Section
[__] are intended to provide such holder, for so long as it has not forfeited its right under this Section [__] as set forth in clause (e) above, with the unilateral right to control foreclosure decisions in respect of delinquent and defaulted Mortgage Loans, and certain exclusive purchase rights so as to maximize the recovery value on delinquent and defaulted Mortgage Loans.

     (h) The holder of the entire interest in the most junior of the Subordinate
Certificates as of the Closing Date is [_________]. Any notice delivered by such holder (or any other holder of the entire interest in the most junior of the
Subordinate Certificates), either directly or through the Master Servicer, shall be accompanied by an officer's certificate of such holder certifying to the
Servicer that it is the holder of the entire interest in the most junior of the
Subordinate Certificates and shall attach thereto (A) if the Subordinate
Certificate is registered in the name of a nominee of the Depository Trust
Company, an account statement through the applicable broker-dealer or such other evidence as the Servicer shall reasonably request or (B) if the Subordinate
Certificate is held in physical form, the trade confirmation with respect to such Subordinate Certificate or such other evidence as the Servicer shall reasonably request. For purposes of this Section [__], the Servicer shall be entitled to rely on any notice delivered by [_______________] until a notice
(together with an officer's certificate and the supporting evidence of ownership set forth in the immediately preceding sentence) is delivered to the Servicer by any subsequent holder of the entire interest in the most junior of the
Subordinate Certificates.

     (i) To the extent that the holder of the entire interest in the most junior of the Subordinate Certificates purchases any Mortgage Loan pursuant to this
Section [__], the Servicer will continue to service such Mortgage Loan in accordance with this Agreement. The parties acknowledge that, in such event, the
Master Servicer will have no duty or responsibility to master service any such
Mortgage Loan.

EXHIBIT C

Exhibit J

Standard File Layout - Master Servicing

Column Name	Description	Decimal	Format Comment	Max Size
SER_INVESTOR_NBR	A value assigned by the Servicer to define a group of loans.		Text up to 10 digits	20
LOAN_NBR	A unique identifier assigned to each loan by the investor.		Text up to 10 digits	10
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR.		Text up to 10 digits	10
BORROWER_NAME	The borrower name as received in the file. It is not separated by first and last name.		Maximum length of 30 (Last, First)	30
SCHED_PAY_AMT	Scheduled monthly principal and scheduled interest payment that a borrower is expected to pay, P&I constant.	2	No commas(,) or dollar signs ($)	11
NOTE_INT_RATE	The loan interest rate as reported by the Servicer.	4	Max length of 6	6
NET_INT_RATE	The loan gross interest rate less the service fee rate as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_RATE	The servicer's fee rate for a loan as reported by the Servicer.	4	Max length of 6	6
SERV_FEE_AMT	The servicer's fee amount for a loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_PAY_AMT	The new loan payment amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
NEW_LOAN_RATE	The new loan rate as reported by the Servicer.	4	Max length of 6	6
ARM_INDEX_RATE	The index the Servicer is using to calculate a forecasted rate.	4	Max length of 6	6
ACTL_BEG_PRIN_BAL	The borrower's actual principal balance at the beginning of the processing cycle.	2	No commas(,) or dollar signs ($)	11
ACTL_END_PRIN_BAL	The borrower's actual principal balance at the end of the processing cycle.	2	No commas(,) or dollar signs ($)	11

BORR_NEXT_PAY_DUE_DATE	The date at the end of processing cycle that the borrower's next payment is due to the Servicer, as reported by Servicer.		MM/DD/YYYY	10
SERV_CURT_AMT_1	The first curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_1	The curtailment date associated with the first curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_1	The curtailment interest on the first curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_2	The second curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_2	The curtailment date associated with the second curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_ AMT_2	The curtailment interest on the second curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_AMT_3	The third curtailment amount to be applied.	2	No commas(,) or dollar signs ($)	11
SERV_CURT_DATE_3	The curtailment date associated with the third curtailment amount.		MM/DD/YYYY	10
CURT_ADJ_AMT_3	The curtailment interest on the third curtailment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
PIF_AMT	The loan "paid in full" amount as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PIF_DATE	The paid in full date as reported by the Servicer.		MM/DD/YYYY	10
ACTION_CODE	The standard FNMA numeric code used to indicate the default/delinquent status of a particular loan.		Action Code Key: 15=Bankruptcy, 30=Foreclosure, , 60=PIF, 63=Substitution, 65=Repurchase, 70=REO
INT_ADJ_AMT	The amount of the interest adjustment as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
SOLDIER_SAILOR_ADJ_AMT	The Soldier and Sailor Adjustment amount, if applicable.	2	No commas(,) or dollar signs ($)	11
NON_ADV_LOAN_AMT	The Non Recoverable Loan Amount, if applicable.	2	No commas(,) or dollar signs ($)	11
LOAN_LOSS_AMT	The amount the Servicer is passing as a loss, if applicable.	2	No commas(,) or dollar signs ($)	11
SCHED_BEG_PRIN_BAL	The scheduled outstanding principal amount due at the beginning of the cycle date to be passed through to investors.	2	No commas(,) or dollar signs ($)	11

SCHED_END_PRIN_BAL	The scheduled principal balance due to investors at the end of a processing cycle.	2	No commas(,) or dollar signs ($)	11
SCHED_PRIN_AMT	The scheduled principal amount as reported by the Servicer for the current cycle -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
SCHED_NET_INT	The scheduled gross interest amount less the service fee amount for the current cycle as reported by the Servicer -- only applicable for Scheduled/Scheduled Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_PRIN_AMT	The actual principal amount collected by the Servicer for the current reporting cycle -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
ACTL_NET_INT	The actual gross interest amount less the service fee amount for the current reporting cycle as reported by the Servicer -- only applicable for Actual/Actual Loans.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ AMT	The penalty amount received when a borrower prepays on his loan as reported by the Servicer.	2	No commas(,) or dollar signs ($)	11
PREPAY_PENALTY_ WAIVED	The prepayment penalty amount for the loan waived by the servicer.	2	No commas(,) or dollar signs ($)	11

MOD_DATE	The Effective Payment Date of the Modification for the loan.		MM/DD/YYYY	10
MOD_TYPE	The Modification Type.		Varchar - value can be alpha or numeric	30
DELINQ_P&I_ADVANCE_AMT	The current outstanding principal and interest advances made by Servicer.	2	No commas(,) or dollar signs ($)	11

Exhibit : Standard File Layout - Delinquency Reporting

Column/Header Name	Description	Decimal	Format Comment
SERVICER_LOAN_NBR	A unique number assigned to a loan by the Servicer. This may be different than the LOAN_NBR
LOAN_NBR	A unique identifier assigned to each loan by the originator.
CLIENT_NBR	Servicer Client Number
SERV_INVESTOR_NBR	Contains a unique number as assigned by an external servicer to identify a group of loans in their system.
BORROWER_FIRST_NAME	First Name of the Borrower.
BORROWER_LAST_NAME	Last name of the borrower.
PROP_ADDRESS	Street Name and Number of Property
PROP_STATE	The state where the property located.
PROP_ZIP	Zip code where the property is located.
BORR_NEXT_PAY_DUE_DATE	The date that the borrower's next payment is due to the servicer at the end of processing cycle, as reported by Servicer.		MM/DD/YYYY
LOAN_TYPE	Loan Type (i.e. FHA, VA, Conv)
BANKRUPTCY_FILED_DATE	The date a particular bankruptcy claim was filed.		MM/DD/YYYY
BANKRUPTCY_CHAPTER_CODE	The chapter under which the bankruptcy was filed.
BANKRUPTCY_CASE_NBR	The case number assigned by the court to the bankruptcy filing.
POST_PETITION_DUE_DATE	The payment due date once the bankruptcy has been approved by the courts		MM/DD/YYYY
BANKRUPTCY_DCHRG_DISM_DATE	The Date The Loan Is Removed From Bankruptcy. Either by Dismissal, Discharged and/or a Motion For Relief Was Granted.		MM/DD/YYYY
LOSS_MIT_APPR_DATE	The Date The Loss Mitigation Was Approved By The Servicer		MM/DD/YYYY
LOSS_MIT_TYPE	The Type Of Loss Mitigation Approved For A Loan Such As;
LOSS_MIT_EST_COMP_DATE	The Date The Loss Mitigation /Plan Is Scheduled To End/Close		MM/DD/YYYY
LOSS_MIT_ACT_COMP_DATE	The Date The Loss Mitigation Is Actually Completed		MM/DD/YYYY
FRCLSR_APPROVED_DATE	The date DA Admin sends a letter to the servicer with instructions to begin foreclosure proceedings.		MM/DD/YYYY
ATTORNEY_REFERRAL_DATE	Date File Was Referred To Attorney to Pursue Foreclosure		MM/DD/YYYY
FIRST_LEGAL_DATE	Notice of 1st legal filed by an Attorney in a Foreclosure Action		MM/DD/YYYY

FRCLSR_SALE_EXPECTED_DATE	The date by which a foreclosure sale is expected to occur.		MM/DD/YYYY
FRCLSR_SALE_DATE	The actual date of the foreclosure sale.		MM/DD/YYYY
FRCLSR_SALE_AMT	The amount a property sold for at the foreclosure sale.	2	No commas(,) or dollar signs ($)
EVICTION_START_DATE	The date the servicer initiates eviction of the borrower.		MM/DD/YYYY
EVICTION_COMPLETED_DATE	The date the court revokes legal possession of the property from the borrower.		MM/DD/YYYY
LIST_PRICE	The price at which an REO property is marketed.	2	No commas(,) or dollar signs ($)
LIST_DATE	The date an REO property is listed at a particular price.		MM/DD/YYYY
OFFER_AMT	The dollar value of an offer for an REO property.	2	No commas(,) or dollar signs ($)
OFFER_DATE_TIME	The date an offer is received by DA Admin or by the Servicer.		MM/DD/YYYY
REO_CLOSING_DATE	The date the REO sale of the property is scheduled to close.		MM/DD/YYYY
REO_ACTUAL_CLOSING_DATE	Actual Date Of REO Sale		MM/DD/YYYY
OCCUPANT_CODE	Classification of how the property is occupied.
PROP_CONDITION_CODE	A code that indicates the condition of the property.
PROP_INSPECTION_DATE	The date a property inspection is performed.		MM/DD/YYYY
APPRAISAL_DATE	The date the appraisal was done.		MM/DD/YYYY
CURR_PROP_VAL	The current "as is" value of the property based on brokers price opinion or appraisal.	2
REPAIRED_PROP_VAL	The amount the property would be worth if repairs are completed pursuant to a broker's price opinion or appraisal.	2
If applicable:
DELINQ_STATUS_CODE	FNMA Code Describing Status of Loan
DELINQ_REASON_CODE	The circumstances which caused a borrower to stop paying on a loan. Code indicates the reason why the loan is in default for this cycle.
MI_CLAIM_FILED_DATE	Date Mortgage Insurance Claim Was Filed With Mortgage Insurance Company.		MM/DD/YYYY
MI_CLAIM_AMT	Amount of Mortgage Insurance Claim Filed		No commas(,) or dollar signs ($)
MI_CLAIM_PAID_DATE	Date Mortgage Insurance Company Disbursed Claim Payment		MM/DD/YYYY

MI_CLAIM_AMT_PAID	Amount Mortgage Insurance Company Paid On Claim	2	No commas(,) or dollar signs ($)
POOL_CLAIM_FILED_DATE	Date Claim Was Filed With Pool Insurance Company		MM/DD/YYYY
POOL_CLAIM_AMT	Amount of Claim Filed With Pool Insurance Company	2	No commas(,) or dollar signs ($)
POOL_CLAIM_PAID_DATE	Date Claim Was Settled and The Check Was Issued By The Pool Insurer		MM/DD/YYYY
POOL_CLAIM_AMT_PAID	Amount Paid On Claim By Pool Insurance Company	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_FILED_DATE	Date FHA Part A Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_A_CLAIM_AMT	Amount of FHA Part A Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_A_CLAIM_PAID_DATE	Date HUD Disbursed Part A Claim Payment		MM/DD/YYYY
FHA_PART_A_CLAIM_PAID_AMT	Amount HUD Paid on Part A Claim	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_FILED_DATE	Date FHA Part B Claim Was Filed With HUD		MM/DD/YYYY
FHA_PART_B_CLAIM_AMT	Amount of FHA Part B Claim Filed	2	No commas(,) or dollar signs ($)
FHA_PART_B_CLAIM_PAID_DATE	Date HUD Disbursed Part B Claim Payment		MM/DD/YYYY
FHA_PART_B_CLAIM_PAID_AMT	Amount HUD Paid on Part B Claim	2	No commas(,) or dollar signs ($)
VA_CLAIM_FILED_DATE	Date VA Claim Was Filed With the Veterans Admin		MM/DD/YYYY
VA_CLAIM_PAID_DATE	Date Veterans Admin. Disbursed VA Claim Payment		MM/DD/YYYY
VA_CLAIM_PAID_AMT	Amount Veterans Admin. Paid on VA Claim	2	No commas(,) or dollar signs ($)

Exhibit 2: Standard File Codes - Delinquency Reporting

The Loss Mit Type field should show the approved Loss Mitigation Code as follows:

•	ASUM-Approved Assumption

•	BAP-Borrower Assistance Program

•	CO- Charge Off

•	DIL- Deed-in-Lieu

•	FFA- Formal Forbearance Agreement

•	MOD- Loan Modification

•	PRE- Pre-Sale

•	SS- Short Sale

•	MISC-Anything else approved by the PMI or Pool Insurer

NOTE: Wells Fargo Bank will accept alternative Loss Mitigation Types to those above, provided that they are consistent with industry standards. If Loss Mitigation Types other than those above are used, the Servicer must supply Wells Fargo Bank with a description of each of the Loss Mitigation Types prior to sending the file.

The Occupant Code field should show the current status of the property code as follows:

•	Mortgagor

•	Tenant

•	Unknown

•	Vacant

The Property Condition field should show the last reported condition of the property as follows:

•	Damaged

•	Excellent

•	Fair

•	Gone

•	Good

•	Poor

•	Special Hazard

•	Unknown

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Reason Code field should show the Reason for Delinquency as follows:
Delinquency Code	Delinquency Description
001	FNMA-Death of principal mortgagor
002	FNMA-Illness of principal mortgagor
003	FNMA-Illness of mortgagor’s family member
004	FNMA-Death of mortgagor’s family member
005	FNMA-Marital difficulties
006	FNMA-Curtailment of income
007	FNMA-Excessive Obligation
008	FNMA-Abandonment of property
009	FNMA-Distant employee transfer
011	FNMA-Property problem
012	FNMA-Inability to sell property
013	FNMA-Inability to rent property
014	FNMA-Military Service
015	FNMA-Other
016	FNMA-Unemployment
017	FNMA-Business failure
019	FNMA-Casualty loss
022	FNMA-Energy environment costs
023	FNMA-Servicing problems
026	FNMA-Payment adjustment
027	FNMA-Payment dispute
029	FNMA-Transfer of ownership pending
030	FNMA-Fraud
031	FNMA-Unable to contact borrower
INC	FNMA-Incarceration

Exhibit 2: Standard File Codes - Delinquency Reporting, Continued

The FNMA Delinquent Status Code field should show the Status of Default as follows:

Status Code	Status Description
09	Forbearance
17	Pre-foreclosure Sale Closing Plan Accepted
24	Government Seizure
26	Refinance
27	Assumption
28	Modification
29	Charge-Off
30	Third Party Sale
31	Probate
32	Military Indulgence
43	Foreclosure Started
44	Deed-in-Lieu Started
49	Assignment Completed
61	Second Lien Considerations
62	Veteran’s Affairs-No Bid
63	Veteran’s Affairs-Refund
64	Veteran’s Affairs-Buydown
65	Chapter 7 Bankruptcy
66	Chapter 11 Bankruptcy
67	Chapter 13 Bankruptcy

Exhibit : Calculation of Realized Loss/Gain Form 332- Instruction Sheet

NOTE: Do not net or combine items. Show all expenses individually and all credits as separate line items. Claim packages are due on the remittance report date.

1.  The numbers on the 332 form correspond with the numbers listed below.

Liquidation and Acquisition Expenses:

1.
The Actual Unpaid Principal Balance of the Mortgage Loan. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

2.
The Total Interest Due less the aggregate amount of servicing fee that would have been earned if all delinquent payments had been made as agreed. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

3.
Accrued Servicing Fees based upon the Scheduled Principal Balance of the Mortgage Loan as calculated on a monthly basis. For documentation, an Amortization Schedule from date of default through liquidation breaking out the net interest and servicing fees advanced is required.

4-12. Complete as applicable. Required documentation:

* For taxes and insurance advances - see page 2 of 332 form - breakdown required showing period of coverage, base tax, interest, penalty. Advances prior to default require evidence of servicer efforts to recover advances.

* For escrow advances - complete payment history

(to calculate advances from last positive escrow balance forward)

* Other expenses -  copies of corporate advance history showing all payments

* REO repairs > $1500 require explanation

* REO repairs >$3000 require evidence of at least 2 bids.

* Short Sale or Charge Off require P&L supporting the decision and WFB’s approved Officer Certificate

* Unusual or extraordinary items may require further documentation.

13.  The total of lines 1 through 12.

2.  Credits:

14-21. Complete as applicable. Required documentation:

* Copy of the HUD 1 from the REO sale. If a 3rd Party Sale, bid instructions and Escrow Agent / Attorney

Letter of Proceeds Breakdown.

* Copy of EOB for any MI or gov't guarantee

* All other credits need to be clearly defined on the 332 form

22.	The total of lines 14 through 21.

Please Note: For HUD/VA loans, use line (18a) for Part A/Initial proceeds and line (18b) for Part B/Supplemental proceeds.

Total Realized Loss (or Amount of Any Gain)

23.	The total derived from subtracting line 22 from 13. If the amount represents a realized gain, show the amount in parenthesis ( ).

Exhibit 3A: Calculation of Realized Loss/Gain Form 332

Prepared by: __________	Date: ______________
Phone: ________________	Email Address: ____________________

Servicer Loan No.	Servicer Name	Servicer Address

WELLS FARGO BANK, N.A. Loan No._____________________________

Borrower's Name: _________________________________________________________

Property Address: _________________________________________________________

Liquidation Type: REO Sale   3rd Party Sale  Short Sale Charge Off

Was this loan granted a Bankruptcy deficiency or cramdown  Yes  No

If “Yes”, provide deficiency or cramdown amount _______________________________
Liquidation and Acquisition Expenses:
(1) Actual Unpaid Principal Balance of Mortgage Loan	$(1)
(2) Interest accrued at Net Rate	(2)
(3) Accrued Servicing Fees	(3)
(4) Attorney's Fees	(4)
(5) Taxes (see page 2)	(5)
(6) Property Maintenance	(6)
(7) MI/Hazard Insurance Premiums (see page 2)	(7)
(8) Utility Expenses	(8)
(9) Appraisal/BPO	(9)
(10) Property Inspections	(10)
(11) FC Costs/Other Legal Expenses	(11)
(12) Other (itemize)	(12)
Cash for Keys ___________________	(12)
HOA/Condo Fees _________________	(12)
(12)

Total Expenses	$(13)
Credits:
(14) Escrow Balance	$(14)
(15) HIP Refund	(15)
(16) Rental Receipts	(16)
(17) Hazard Loss Proceeds	(17)
(18) Primary Mortgage Insurance / Gov’t Insurance	(18a)
HUD Part A

(18b)
HUD Part B
(19) Pool Insurance Proceeds	(19)
(20) Proceeds from Sale of Acquired Property	(20)
(21) Other (itemize)	(21)
(21)

Total Credits	$(22)
Total Realized Loss (or Amount of Gain)	$(23)

Escrow Disbursement Detail

Type (Tax /Ins.)	Date Paid	Period of Coverage	Total Paid	Base Amount	Penalties	Interest